                                  EXHIBIT 4.1

                          LONG BEACH SECURITIES CORP.,
                                    Depositor

                          LONG BEACH MORTGAGE COMPANY,
                                 Master Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2004

                         ------------------------------

                      Long Beach Mortgage Loan Trust 2004-3

                    Asset-Backed Certificates, Series 2004-3

                                TABLE OF CONTENTS

   Section 2.03      Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies
                     for Breaches by Depositor or Master Servicer; Remedies for Breaches

   Section 2.08      Conveyance of REMIC Regular Interests and Acceptance of REMICs by the

   Section 3.05      No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the

   Section 3.14      Maintenance of Hazard Insurance and Errors and Omissions and Fidelity

                                       i

   Section 3.24      Obligations of the Master Servicer in Respect of Prepayment Interest
                     Shortfalls.................................................................................115
   Section 3.25      Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly

   Section 6.05      Rights of the Depositor, the NIMS Insurer and the Trustee in Respect of the

                                       ii

                                       iii

                                    Exhibits

Exhibit A-1           Form of Class A-1 Certificates
Exhibit A-2           Form of Class A-2 Certificates
Exhibit A-3           Form of Class A-3 Certificates
Exhibit A-4           Form of Class A-4 Certificates
Exhibit A-5           Form of Class S-1 Certificates
Exhibit A-6           Form of Class S-2 Certificates
Exhibit A-7           Form of Class M-1 Certificates
Exhibit A-8           Form of Class M-2 Certificates
Exhibit A-9           Form of Class M-3 Certificates
Exhibit A-10          Form of Class M-4 Certificates
Exhibit A-11          Form of Class M-5 Certificates
Exhibit A-12          Form of Class M-6 Certificates
Exhibit A-13          Form of Class M-7 Certificates
Exhibit A-14          Form of Class M-8 Certificates
Exhibit A-15          Form of Class M-9 Certificates
Exhibit A-16          Form of Class C Certificates
Exhibit A-17          Form of Class R Certificates
Exhibit A-18          Form of Class R-CX Certificates
Exhibit B-1           Form of Class A-1 Cap Agreement
Exhibit B-2           Form of Class A-2/3/4 Cap Agreement
Exhibit B-3           Form of Subordinate Cap Agreement
Exhibit B-4           Form of Cap Agreement Assignment
Exhibit C             Form of Mortgage Loan Purchase Agreement
Exhibit D             Mortgage Loan Schedule
Exhibit E-1           Request for Release (for Trustee/Custodian)
Exhibit E-2           Request for Release (Certificate - Mortgage Loan Paid in Full)
Exhibit E-3           Form of Mortgage Loan Assignment Agreement
Exhibit F-1           Form of Trustee's Initial Certification
Exhibit F-2           Form of Trustee's Final Certification
Exhibit G             Reserved
Exhibit H             Form of Lost Note Affidavit
Exhibit I             Form of ERISA Representation
Exhibit J             Form of Investment Letter
Exhibit K             Form of Class R Certificate and Class R-CX Certificate Transfer Affidavit
Exhibit L             Form of Transferor Certificate

                                    Schedules

Schedule I            Prepayment Charge Schedule
Schedule II           Cap Premium Schedule
Schedule III          Reserved
Schedule IV           PMI Mortgage Loan Schedule (Not applicable)

                                       iv

This POOLING AND SERVICING AGREEMENT is dated as of June 1, 2004 (the
"Agreement"), among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"),
LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer") and
DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the
"Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust
Fund created hereunder. The Certificates will consist of eighteen classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2
Certificates, (iii) the Class A-3 Certificates, (iv) the Class A-4 Certificates,
(v) the Class S-1 Certificates, (vi) the Class S-2 Certificates, (vii) the Class
M-1 Certificates, (viii) the Class M-2 Certificates, (ix) the Class M-3
Certificates, (x) the Class M-4 Certificates, (xi) the Class M-5 Certificates,
(xii) the Class M-6 Certificates, (xiii) the Class M-7 Certificates, (xiv) the
Class M-8 Certificates, (xv) the Class M-9 Certificates, (xvi) the Class C
Certificates, (xvii) the Class R Certificates and (xviii) the Class R-CX
Certificates.

                                     REMIC 1

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund and the Master Servicer
Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class
R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the
Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal
Balance, and solely for purposes of satisfying Treasury regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1
Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

                                               Uncertificated
                     Initial Uncertificated       REMIC 1            Assumed Final
    Designation        Principal Balance     Pass-Through Rate     Maturity Date (1)
   --------------    ----------------------  ------------------    -------------------
       LT1-1          $1,033,325,845.39         Variable (2)           July 2034
     LT1-S1-A            $24,562,000.00         Variable (2)           July 2034
     LT1-S1-B            $24,562,000.00         Variable (2)           July 2034
     LT1-S1-C            $36,842,000.00         Variable (2)           July 2034
     LT1-S1-D            $12,281,000.00         Variable (2)           July 2034
     LT1-S1-E             $7,369,000.00         Variable (2)           July 2034
     LT1-S1-F            $49,124,000.00         Variable (2)           July 2034
     LT1-S1-G            $17,193,000.00         Variable (2)           July 2034
     LT1-S1-H            $24,562,000.00         Variable (2)           July 2034
     LT1-S1-I            $24,562,000.00         Variable (2)           July 2034
     LT1-S1-J            $98,247,000.00         Variable (2)           July 2034
      LT1-1Z             $63,622,889.73         Variable (2)           July 2034
       LT1-2            $416,050,440.25         Variable (2)           July 2034
     LT1-S2-A            $10,113,000.00         Variable (2)           July 2034
     LT1-S2-B            $10,113,000.00         Variable (2)           July 2034
     LT1-S2-C            $15,170,000.00         Variable (2)           July 2034
     LT1-S2-D             $5,057,000.00         Variable (2)           July 2034
     LT1-S2-E             $3,034,000.00         Variable (2)           July 2034
     LT1-S2-F            $20,226,000.00         Variable (2)           July 2034
     LT1-S2-G             $7,079,000.00         Variable (2)           July 2034
     LT1-S2-H            $10,113,000.00         Variable (2)           July 2034
     LT1-S2-I            $10,113,000.00         Variable (2)           July 2034
     LT1-S2-J            $40,453,000.00         Variable (2)           July 2034
      LT1-2Z             $35,609,235.28         Variable (2)           July 2034
------------------------
1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular
Interest.

2 Calculated in accordance with the definition of "Uncertificated REMIC 1
Pass-Through Rate" herein.

                                     REMIC 2

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest will represent the sole class of
"residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC
2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the
"latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

                                               Uncertificated
                                                  REMIC 1
                     Initial Uncertificated     Pass-Through          Assumed Final
    Designation        Principal Balance            Rate             Maturity Date(1)
   --------------    ----------------------  ------------------    -------------------
      LT2-AA              $979,697,871.22       Variable(2)             July 2034
      LT2-A1                $6,001,425.00       Variable(2)             July 2034
      LT2-A2                $1,085,000.00       Variable(2)             July 2034
      LT2-A3                $1,115,000.00       Variable(2)             July 2034
      LT2-A4                  $271,040.00       Variable(2)             July 2034
      LT2-M1                  $274,900.00       Variable(2)             July 2034
      LT2-M2                  $299,900.00       Variable(2)             July 2034
      LT2-M3                  $149,950.00       Variable(2)             July 2034
      LT2-M4                  $149,950.00       Variable(2)             July 2034
      LT2-M5                  $149,950.00       Variable(2)             July 2034
      LT2-M6                  $124,950.00       Variable(2)             July 2034
      LT2-M7                  $124,950.00       Variable(2)             July 2034
      LT2-M8                  $124,950.00       Variable(2)             July 2034
      LT2-M9                  $124,950.00       Variable(2)             July 2034
      LT2-ZZ                $9,996,919.11       Variable(2)             July 2034
     LT2-S1-A              $24,562,000.00(3)    Variable(2)             July 2034
     LT2-S1-B              $24,562,000.00(3)    Variable(2)             July 2034
     LT2-S1-C              $36,842,000.00(3)    Variable(2)             July 2034
     LT2-S1-D              $12,281,000.00(3)    Variable(2)             July 2034
     LT2-S1-E               $7,369,000.00(3)    Variable(2)             July 2034
     LT2-S1-F              $49,124,000.00(3)    Variable(2)             July 2034
     LT2-S1-G              $17,193,000.00(3)    Variable(2)             July 2034
     LT2-S1-H              $24,562,000.00(3)    Variable(2)             July 2034
     LT2-S1-I              $24,562,000.00(3)    Variable(2)             July 2034
     LT2-S1-J              $98,247,000.00(3)    Variable(2)             July 2034
     LT2-S2-A              $10,113,000.00(3)    Variable(2)             July 2034
     LT2-S2-B              $10,113,000.00(3)    Variable(2)             July 2034
     LT2-S2-C              $15,170,000.00(3)    Variable(2)             July 2034
     LT2-S2-D               $5,057,000.00(3)    Variable(2)             July 2034
     LT2-S2-E               $3,034,000.00(3)    Variable(2)             July 2034
     LT2-S2-F              $20,226,000.00(3)    Variable(2)             July 2034
     LT2-S2-G               $7,079,000.00(3)    Variable(2)             July 2034
     LT2-S2-H              $10,113,000.00(3)    Variable(2)             July 2034
     LT2-S2-I              $10,113,000.00(3)    Variable(2)             July 2034
     LT2-S2-J              $40,453,000.00(3)    Variable(2)             July 2034
     LT2-1SUB                  $21,596.77       Variable(2)             July 2034
     LT2-1GRP                 $141,625.27       Variable(2)             July 2034
     LT2-2SUB                   $8,892.27       Variable(2)             July 2034
     LT2-2GRP                  $58,313.07       Variable(2)             July 2034
      LT2-XX              $999,461,277.94       Variable(2)             July 2034

1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular
Interest.

2 Calculated  in  accordance  with the  definition  of  "Uncertificated  REMIC 2
Pass-Through Rate" herein.

3 REMIC 2 Regular Interests LT2-S1-A through LT2-S2-J will not have an
Uncertificated Principal Balance, but will accrue interest on each such REMIC 2
Regular Interests' Uncertificated Notional Amount, as defined herein.

                                     REMIC 3

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of
"residual interests" in REMIC 3 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation,
Pass-Through Rate and Original Class Certificate Principal Balance for each
Class of Certificates that represents one or more of the "regular interests" in
REMIC 3 and each class of uncertificated "regular interests" in REMIC 3:

                                       Original Class
                                    Certificate Principal           Pass-Through             Assumed Final
      Class Designation                    Balance                      Rate                 Maturity Date (1)
      -----------------             ---------------------           --------------          -------------------
             A-1                      $1,200,285,000.00              Variable(2)                 July 2034
             A-2                        $217,000,000.00              Variable(2)                 July 2034
             A-3                        $223,000,000.00              Variable(2)                 July 2034
             A-4                         $54,208,000.00              Variable(2)                 July 2034
             M-1                         $54,980,000.00              Variable(2)                 July 2034
             M-2                         $59,980,000.00              Variable(2)                 July 2034
             M-3                         $29,990,000.00              Variable(2)                 July 2034
             M-4                         $29,990,000.00              Variable(2)                 July 2034
             M-5                         $29,990,000.00              Variable(2)                 July 2034
             M-6                         $24,990,000.00              Variable(2)                 July 2034
             M-7                         $24,990,000.00              Variable(2)                 July 2034
             M-8                         $24,990,000.00              Variable(2)                 July 2034
             M-9                         $24,990,000.00              Variable(2)                 July 2034
             S-1                                   -                   N/A(3)                    July 2034
             S-2                                   -                   N/A(4)                    July 2034
       Class C Interest                         $410.65 ((5))        Variable(2)                 July 2034
-------------------
1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates or uncertificated interests that represents one or more of the "regular interests" in REMIC 3.

2 Calculated in accordance with the definition of "Pass-Through Rate" herein.

3 The Class S-1 Certificates will receive all amounts distributed on REMIC 2
Regular Interests LT2-S1-A through LT2-S1-J.

4 The Class S-2 Certificates will receive all amounts distributed on REMIC 2
Regular Interests LT2-S2-A through LT2-S2-J.

5 The Class C Interest will accrue interest at its variable Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular
Interests (other than REMIC 2 Regular Interests LT2-S1-A through LT2-S2-J). The
Class C Interest will not accrue interest on its Uncertificated Principal
Balance.

                                    REMIC CX

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
CX." The Class R-CX Interest will represent the sole class of "residual interests" in REMIC CX for purposes of the REMIC Provisions (as defined herein)
under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, Original Class Certificate Principal
Balance, and solely for purposes of satisfying Treasury regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC
CX Regular Interests.

                                  Uncertificated REMIC CX      Initial Uncertificated            Assumed Final
         Designation                 Pass-Through Rate            Principal Balance            Maturity Date(1)
         -------------            ------------------------     -----------------------        ------------------
           Class C                         Variable(2))                $410.65                   July 2034
-------------------------
1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC CX Regular
Interest.

2 The Class C Certificates will not accrue interest on their Certificate
Principal Balance. Instead, the monthly interest due on the Class C Certificates will be 100% of the interest paid on the Class C Interest.

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01      Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Mezzanine
Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

"1933 Act":  The Securities Act of 1933, as amended.

"Account":  Either of the Collection Account and Distribution Account.

"Accrual Period": With respect to the Class S Certificates, the Class C
Certificates, the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and
the Class C Interest, and each Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to the Class A Certificates and the Mezzanine Certificates, and each Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

"Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

"Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan
(if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee
Rate, if applicable, and (iii) the Trustee Fee Rate.

"Adjusted Net Minimum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Minimum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan
(if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either such case as of the Cut-off Date, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI
Insurer Fee Rate, if applicable, and (iii) the Trustee Fee Rate.

"Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related
REO Property), as of any Distribution Date, a per annum rate of interest equal to the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i)

the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and (iii)
the Trustee Fee Rate.

"Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan
Schedule.

"Advance": As to any Mortgage Loan or REO Property, any advance made by the
Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

"Advancing Person":  As defined in Section 3.27 hereof.

"Adverse REMIC Event":  As defined in Section 10.01(f) hereof.

"Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a
Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

"Agreement":  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

"Allocated Realized Loss Amount": With respect to any Distribution Date and any
Class of the Mezzanine Certificates, an amount equal to (a) the sum of (i) any
Realized Losses allocated to such Class of Certificates on such Distribution
Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of
Certificates remaining unpaid from the previous Distribution Date less (b) any
Allocated Realized Loss Amounts that have been reinstated with respect to such
Class of Certificates on prior Distribution Dates due to Subsequent Recoveries.

"Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

"Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the
Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds,
Principal Prepayments, Prepayment Charges, Master Servicer Prepayment Charge
Payment Amounts, Gross Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related
Prepayment Period, (c) the aggregate of any amounts received in respect of an
REO Property acquired in respect of a Mortgage Loan withdrawn from any REO
Account and deposited in the Collection Account for such Distribution Date, (d)
the aggregate of any amounts deposited in the Collection Account by the Master
Servicer in respect of related Prepayment Interest Shortfalls on the Mortgage

Loans for such Distribution Date, (e) the aggregate of any Advances made by the
Master Servicer or the Trustee for such Distribution Date with respect to the
Mortgage Loans, (f) the aggregate of any related advances made by or on behalf of the Trustee for such Distribution Date with respect to the Mortgage Loans pursuant to Section 7.02(b) and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Mortgage Loans occurring during the related Prepayment Period over (ii) the sum, without duplication, of (a)
amounts reimbursable or payable to the Depositor, the Master Servicer, the
Trustee, the Seller, the NIMS Insurer or any Sub-Servicer pursuant to Section
3.11 or Section 3.12 in respect of the Mortgage Loans or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts deposited in the
Collection Account or the Distribution Account pursuant to clauses (i)(a)
through (g) above, as the case may be, in error, (c) Stayed Funds, (d) any
Trustee Fee pursuant to Section 8.05 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 and (e) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b)
which advance the Trustee has determined to be nonrecoverable from the Stayed
Funds in respect of which it was made.

"Bankruptcy  Code":  The  Bankruptcy  Reform Act of 1978 (Title 11 of the United
States Code), as amended.

"Bankruptcy  Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

"Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the
Depository and as described in Section 5.02 hereof). On the Closing Date, the
Class A Certificates, the Class S Certificates and the Mezzanine Certificates
shall be Book-Entry Certificates.

"Book-Entry Custodian": The custodian appointed pursuant to Section 5.01(b).

"Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of
Delaware, the State of New York, the State of Washington, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

"Cap Agreements":  The Class A-1 Cap Agreement,  the Class A-2/3/4 Cap Agreement
and the Subordinate Cap Agreement.

"Cap Assignment":  The Fixed Income Cap Assignment  Agreement dated June 7, 2004 among the Cap Provider, the Seller, the Depositor and the Trustee.

"Cap Provider":  Bear Stearns Financial Products Inc.

"Certificate":  Any Regular Certificate or Residual Certificate.

                                       10

"Certificate Margin": With respect to the Class A-1 Certificates on each
Distribution Date (A) on or prior to the Optional Termination Date, 0.25% per annum and (B) after the Optional Termination Date, 0.50% per annum. With respect to the Class A-2 Certificates on each Distribution Date (A) on or prior to the
Optional Termination Date, 0.12% per annum and (B) after the Optional
Termination Date, 0.24% per annum. With respect to the Class A-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.26%
per annum and (B) after the Optional Termination Date, 0.52% per annum. With respect to the Class A-4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.50% per annum and (B) after the Optional
Termination Date, 1.00% per annum. With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.57%
per annum and (B) after the Optional Termination Date, 0.855% per annum. With respect to the Class M-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.60% per annum and (B) after the Optional
Termination Date, 0.90% per annum. With respect to the Class M-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.65%
per annum and (B) after the Optional Termination Date, 0.975% per annum. With respect to the Class M-4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.075% per annum and (B) after the Optional
Termination Date, 1.6125% per annum. With respect to the Class M-5 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date,
1.15% per annum and (B) after the Optional Termination Date, 1.725% per annum.
With respect to the Class M-6 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.425% per annum and (B) after the
Optional Termination Date, 2.1375% per annum. With respect to the Class M-7
Certificates on each Distribution Date (A) on or prior to the Optional
Termination Date, 1.95% per annum and (B) after the Optional Termination Date,
2.925% per annum. With respect to the Class M-8 Certificates on each
Distribution Date (A) on or prior to the Optional Termination Date, 2.15% per annum and (B) after the Optional Termination Date, 3.225% per annum. With respect to the Class M-9 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 3.00% per annum and (B) after the Optional
Termination Date, 4.50% per annum.

"Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

"Certificate Principal Balance": With respect to any Class A Certificates or
Mezzanine Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates and, in the case of a Mezzanine Certificate, increased by the Allocated Realized Loss Amounts reinstated thereto on all prior
Distribution Dates due to Subsequent Recoveries. With respect to any Class C
Certificates as of any date of determination, an amount equal to the
Uncertificated Principal Balance of the Class C Interest. The Class S
Certificates and the Residual Certificates will not have a Certificate Principal
Balance.

"Certificate Register": The register established and maintained pursuant to
Section 5.02 hereof.

"Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization

                                       10

or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent, direction or taking any other action pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate
thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, direction or other action has been obtained, except as otherwise provided in Section 11.01.
The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the
Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders"
shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS
Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate
Register.

"Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

"Class A  Certificates":  The Class  A-1,  Certificates  and the Group II Senior
Certificates.  "Class A  Principal  Distribution  Amount":  With  respect to any
Distribution Date, the sum of the Group I Senior Principal  Distribution  Amount
and the Group II Senior Principal Distribution Amount.

"Class A-1 Cap Agreement": The interest rate cap agreement consisting of the confirmation incorporating by reference the ISDA Master Agreement, dated May 28,
2004 between the Seller and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

"Class A-1 Certificate": Any one of the Class A-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class A-2/3/4 Cap Agreement": The interest rate cap agreement consisting of the confirmation incorporating by reference the ISDA Master Agreement, dated May 28,
2004 between the Seller and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

"Class A-2 Certificate": Any one of the Class A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                                       11

"Class A-3 Certificate": Any one of the Class A-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class A-4 Certificate": Any one of the Class A-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-16, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC CX.

"Class C Interest" An uncertificated interest in the Trust Fund held by the
Trustee on behalf of the Holders of the Class C Certificates, evidencing a
Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

"Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-1 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date) and (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

                                       12

"Class A-3 Certificate": Any one of the Class A-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class A-4 Certificate": Any one of the Class A-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-16, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC CX.

"Class C Interest" An uncertificated interest in the Trust Fund held by the
Trustee on behalf of the Holders of the Class C Certificates, evidencing a
Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

"Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-1 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date) and (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-2 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the

                                       12

amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date) and (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.00% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-9, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-3 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date) and (iv) the aggregate
Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.00% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-4 Certificate": Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-10, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-4 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of

                                       13

the Class M-4 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the aggregate
Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
Distribution Date), and (v) the aggregate Certificate Principal Balance of the
Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.00% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-5 Certificate": Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-11, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-5 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the aggregate
Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
Distribution Date), (v) the aggregate Certificate Principal Balance of the Class
M-4 Certificates (after taking into account the payment of the Class M-4
Principal Distribution Amount on such Distribution Date) and (vi) the aggregate
Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.00% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                                       14

"Class M-6 Certificate": Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-12, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-6 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the aggregate
Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
Distribution Date), (v) the aggregate Certificate Principal Balance of the Class
M-4 Certificates (after taking into account the payment of the Class M-4
Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
Distribution Date) and (vii) the aggregate Certificate Principal Balance of the
Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.50% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-7 Certificate": Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-7 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the aggregate

                                       15

Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
Distribution Date), (v) the aggregate Certificate Principal Balance of the Class
M-4 Certificates (after taking into account the payment of the Class M-4
Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
Distribution Date), (vii) the aggregate Certificate Principal Balance of the
Class M-6 Certificates (after taking into account the payment of the Class M-6
Principal Distribution Amount on such Distribution Date) and (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.00% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the
Overcollateralization Floor.

"Class M-8 Certificate": Any one of the Class M-8 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-14 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-8 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the aggregate
Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
Distribution Date), (v) the aggregate Certificate Principal Balance of the Class
M-4 Certificates (after taking into account the payment of the Class M-4
Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
Distribution Date), (vii) the aggregate Certificate Principal Balance of the
Class M-6 Certificates (after taking into account the payment of the Class M-6
Principal Distribution Amount on such Distribution Date), (viii) the aggregate
Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such
Distribution Date) and (ix) the aggregate Certificate Principal Balance of the
Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.50% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during

                                       16

the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class M-9 Certificate": Any one of the Class M-9 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-15 executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class M-9 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (II)
the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A
Principal Distribution Amount on such Distribution Date), (ii) the aggregate
Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
Distribution Date), (iii) the aggregate Certificate Principal Balance of the
Class M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the aggregate
Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such
Distribution Date), (v) the aggregate Certificate Principal Balance of the Class
M-4 Certificates (after taking into account the payment of the Class M-4
Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
Distribution Date), (vii) the aggregate Certificate Principal Balance of the
Class M-6 Certificates (after taking into account the payment of the Class M-6
Principal Distribution Amount on such Distribution Date), (viii) the aggregate
Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such
Distribution Date), (ix) the aggregate Certificate Principal Balance of the
Class M-8 Certificates (after taking into account the payment of the Class M-8
Principal Distribution Amount on such Distribution Date) and (x) the aggregate
Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.00% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

"Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-17, executed, authenticated and delivered by the Trustee, evidencing the ownership of the
Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

                                       17

"Class R-1 Interest":  The Residual Interest in REMIC 1.

"Class R-2 Interest":  The Residual Interest in REMIC 2.

"Class R-3 Interest":  The Residual Interest in REMIC 3.

"Class R-CX Certificate": Any one of the Class R-CX Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-18, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-CX Interest.

"Class R-CX Interest":  The Residual Interest in REMIC CX.

"Class S Certificates":  The Class S-1 Certificates and the Class S-2 Certificates.

"Class S-1 Certificate": Any one of the Class S-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Class S-2 Certificate": Any one of the Class S-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

"Close of Business": As used herein, with respect to any Business Day, 5:00 p.m.
(New York time).

"Closing Date":  June 7, 2004.

"Closing Date Mortgage  Loans":  The Group I Closing Date Mortgage Loans and the
Group II Closing Date Mortgage Loans.

"Code":  The Internal Revenue Code of 1986, as amended.

"Collection Account": The account or accounts created and maintained by the
Master Servicer pursuant to Section 3.10(a), which shall be entitled "Deutsche
Bank National Trust Company, as Trustee, in trust for registered Holders of Long
Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates, Series 2004-3" and
which must be an Eligible Account.

"Commission":  The Securities and Exchange Commission.

"Compensating Interest":  As defined in Section 3.24.

"Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana,
California 92705, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master
Servicer.

"Corresponding Certificates": With respect to (i) REMIC 2 Regular Interest
LT2-A1, (ii) REMIC 2 Regular Interest LT2-A2, (iii) REMIC 2 Regular Interest

                                       18

LT2-A3, (iv) REMIC 2 Regular Interest LT2-A4, (v) REMIC 2 Regular Interest
LT2-M1, (vi) REMIC 2 Regular Interest LT2-M2, (vii) REMIC 2 Regular Interest
LT2-M3, (viii) REMIC 2 Regular Interest LT2-M4, (ix) REMIC 2 Regular Interest
LT2-M5, (x) REMIC 2 Regular Interest LT2-M6, (xi) REMIC 2 Regular Interest
LT2-M7, (xii) REMIC 2 Regular Interest LT2-M8, (xiii) REMIC 2 Regular Interest
LT2-M9, (xiv) REMIC 2 Regular Interests, LT2-S1-A, LT2-S1-B, LT2-S1-C, LT2-S1-D,
LT2-S1-E, LT2-S1-F, LT2-S1-G, LT2-S1-H, LT2-S1-I and LT2-S1-J, (xv) REMIC 2
Regular Interests, LT2-S2-A, LT2-S2-B, LT2-S2-C, LT2-S2-D, LT2-S2-E, LT2-S2-F,
LT2-S2-G, LT2-S2-H, LT2-S2-I and LT2-S2-J and (xvi) the Class C Interest, (i)
the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3
Certificates, (iv) the Class A-4 Certificates, (v) the Class M-1 Certificates,
(vi) the Class M-2 Certificates, (vii) the Class M-3 Certificates, (viii) the
Class M-4 Certificates, (ix) the Class M-5 Certificates, (x) the Class M-6
Certificates, (xi) the Class M-7 Certificates, (xii) the Class M-8 Certificates,
(xiii) the Class M-9 Certificates, (xiv) the Class S-1 Certificates, (xv) the
Class S-2 Certificates and (xvi) the Class C Certificates, respectively.

"Credit Enhancement Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and
the Uncertificated Principal Balance of the Class C Interest, calculated prior to distribution of the Group I Principal Distribution Amount and the Group II
Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage
Loans due on the related Due Date or received during the related Prepayment
Period.

"Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries allocated to the Certificate Principal Balance of any Certificate) from the Cut-off Date to the last day of the calendar month preceding such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage
Loans as of the Cut-off Date.

"Cumulative Loss Trigger Event": A Cumulative Loss Trigger Event has occurred with respect to any Distribution Date in or after July 2007, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred (less any Subsequent Recoveries) with respect to the Mortgage Loans from the Cut-off
Date through the last day of the related Due Period by (y) the aggregate Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

Distribution Date Occurring in                      Cumulative Loss Percentage
-------------------------------                     -----------------------------------
July 2007 through June 2008                         2.75% for the first month, plus an
                                                    additional 1/12th of 1.75% for each
                                                    month thereafter.

July 2008 through June 2009                         4.50% for the first month, plus an
                                                    additional 1/12th of 1.00% for each
                                                    month thereafter.

July 2009 through June 2010                         5.50% for the first month, plus an
                                                    additional 1/12th of 0.25% for each
                                                    month thereafter.

July 2010 and thereafter                            5.75% for each month

"Custodial Agreement": Any agreement that may be entered into by the Trustee and any Custodian or any agreement assigned to the Trustee providing for holding and safekeeping of Mortgage Files on behalf of the Trust.

"Custodian": A custodian appointed as provided in Section 8.11 hereof pursuant to a Custodial Agreement.

"Cut-off Date": With respect to each Closing Date Mortgage Loan, June 1, 2004;
and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

"Cut-off Date Aggregate  Principal  Balance":  The aggregate of the Cut-off Date
Principal Balances of the Mortgage Loans.

"Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (with respect to a Closing Date
Mortgage Loan); or as of the applicable date of substitution (with respect to a
Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

"Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

"Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

"Definitive Certificates":  As defined in Section 5.01(b) hereof.

"Deleted  Mortgage  Loan":  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

"Delinquency Percentage": With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage
Loans Delinquent 60 days or more, (ii) REO Properties related to the Mortgage
Loans and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any

                                       20

such Mortgage Loans which are less than 60 days Delinquent under the bankruptcy plan) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the
Mortgage Loans due on the related Due Date or received during the related
Prepayment Period.

"Delinquency Trigger Event": A Delinquency Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 42.00% of the Credit Enhancement Percentage.

"Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the
Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not
made by the Close of Business on the second scheduled Due Date after such Due
Date.

"Depositor":  Long  Beach  Securities  Corp.,  a  Delaware  corporation,  or any successor in interest.

"Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as
amended. The Depository shall initially be the registered Holder of the
Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of
the State of New York.

"Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

"Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

"Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such
REO Property in a trade or business conducted by the REMIC other than through an
Independent Contractor; provided, however, that the Trustee (or the Master
Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

"Disqualified Organization": Any: (A) "disqualified organization" under Section
860E of the Code, which as of the Closing Date is any of (i) the United States,
any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the
Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code;
(B) "electing large partnership" within the meaning of Section 775 of the Code;
or (C) other Person so designated by the Trustee based upon an Opinion of
Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of
Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit. The terms "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

"Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution
Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Long Beach Mortgage Loan Trust 2004-3,
Asset-Backed Certificates, Series 2004-3" and which must be an Eligible Account.

"Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2004.

"Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

"Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

"Effective Date":  As defined in Section 3.13 hereof.

"Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated no lower than P-1 by Moody's, F-1 by Fitch and A-1 by S&P (or comparable ratings if
Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein; provided that so long as Washington Mutual Bank, FA is the Sub-Servicer, any account maintained with Washington Mutual Bank, FA shall be an Eligible Account if the long-term unsecured debt obligations of Washington
Mutual Bank, FA are rated no lower than "A2" by Moody's, or "A" by Fitch and
"A-" by S&P and the short-term unsecured debt obligations of Washington Mutual
Bank, FA are rated no lower than A-2 by S&P, provided that if the long-term unsecured debt obligations of Washington Mutual Bank, FA are downgraded by S&P

                                       22

to a rating lower than "A-" or the short-term unsecured debt obligations of
Washington Mutual Bank, FA are downgraded by S&P to a rating lower than A-2,
Washington Mutual Bank, FA shall transfer the deposits in any account maintained by Washington Mutual Bank, FA (unless any such account is otherwise qualified as an Eligible Account pursuant to (ii), (iii) or (iv) of the definition of
Eligible Account) to an Eligible Account within ten (10) Business Days of notification of such downgrade, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each
Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the
NIMS Insurer and each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each
Rating Agency to the Trustee. Eligible Accounts may bear interest.

"ERISA":  The Employee Retirement Income Security Act of 1974, as amended.

"Escrow Payments":  As defined in Section 3.09 hereof.

"Excess Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date
(assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target
Amount for such Distribution Date.

"Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and
(y) the Overcollateralization Deficiency Amount for such Distribution Date.

"Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the
Distribution Account in respect of any REMIC pursuant to Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee for the recording of the assignments of mortgage pursuant to Section 2.01.

"Fannie Mae":  Federal National Mortgage Association, or any successor thereto.

"FDIC":  Federal Deposit Insurance Corporation, or any successor thereto.

"Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the
Seller or the Master Servicer pursuant to or as contemplated by Section 2.03,
3.16(c) or 9.01), a determination made by the Master Servicer that all Insurance
Proceeds, Liquidation Proceeds and other payments or recoveries which the Master
Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery
Determination made thereby.

                                       23

"Fitch":  Fitch Ratings, Inc., or its successor in interest.

"Fixed Rate Mortgage  Loan": A Mortgage Loan which provides for a fixed Mortgage
Rate payable with respect thereto.

"Formula Rate": For any Distribution Date and the Class A Certificates and the
Mezzanine Certificates, the lesser of (i) LIBOR plus the related Certificate
Margin and (ii) the related Maximum Cap Rate.

"Freddie Mac":  The Federal Home Loan Mortgage Corporation, or any successor thereto.

"Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

"Gross Subsequent Recoveries": Any unexpected recoveries related to a Liquidated
Mortgage Loan received by the Master Servicer which were allocated as a Realized
Loss in reducing a Certificate Principal Balance of a Class of the Mezzanine
Certificates on a Distribution Date prior to the Prepayment Period in which such funds were received. Gross Subsequent Recoveries may include but are not limited to unanticipated insurance settlements, tax refunds, or mortgage bankruptcy distributions.

"Group I Closing Date Mortgage Loans": Any of the Group I Mortgage Loans
included in the Trust Fund on the Closing Date. The aggregate Cut-off Date
Principal Balance of the Group I Closing Date Mortgage Loans is equal to
$1,416,252,735.12.

"Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or to
Compensating Interest paid by the Master Servicer with respect to the Group I
Mortgage Loans.

"Group I Mortgage Loans": Those Mortgage Loans identified as Group I Mortgage
Loans on the Mortgage Loan Schedule.

"Group I Principal Allocation Percentage": For any Distribution Date, the
percentage equivalent of a fraction, the numerator of which is (x) the Group I
Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                                       24

"Group I Principal Distribution Amount": The sum of (i) (x) the Group I
Principal Remittance Amount minus (y) the amount of any Overcollateralization
Release Amount multiplied by the Group I Principal Allocation Percentage for
such Distribution Date, and (ii) the Extra Principal Distribution Amount
multiplied by the Group I Principal Allocation Percentage for such Distribution
Date.

"Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the
Group I Mortgage Loans by the Master Servicer that were due during the related
Due Period, (ii) all partial and full principal prepayments of the Group I
Mortgage Loans applied by the Master Servicer during the related Prepayment
Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance
Proceeds and Gross Subsequent Recoveries received during the related Prepayment
Period with respect to the Group I Mortgage Loans, (iv) that portion of the
Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v)
the principal portion of any Substitution Adjustments deposited in the
Collection Account during the related Prepayment Period with respect to the
Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the
Termination Price representing principal with respect to the Group I Mortgage
Loans.

"Group I Senior Principal Distribution Amount": With respect to any Distribution
Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class A-1 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the aggregate Certificate Principal
Balance of the Class A-1 Certificates immediately prior to such Distribution
Date over (y) the lesser of (A) the product of (i) 62.50% and (ii) the aggregate
Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $7,081,263,68.

"Group II Closing Date Mortgage Loans": Any of the Group II Mortgage Loans
included in the Trust Fund on the Closing Date. The aggregate Cut-off Date
Principal Balance of the Group II Closing Date Mortgage Loans is equal to
$583,130,675.53.

"Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or to
Compensating Interest paid by the Master Servicer with respect to the Group II
Mortgage Loans.

"Group II Mortgage Loans": Those Mortgage Loans identified as Group II Mortgage
Loans on the Mortgage Loan Schedule.

"Group II Principal Allocation Percentage": For any Distribution Date, the
percentage equivalent of a fraction, the numerator of which is (x) the Group II
Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                                       25

"Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group II Principal
Allocation Percentage for such Distribution Date, and (ii) the Extra Principal
Distribution Amount multiplied by the Group II Principal Allocation Percentage for such Distribution Date.

"Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the
Group II Mortgage Loans by the Master Servicer that were due during the related
Due Period, (ii) all partial and full principal prepayments of the Group II
Mortgage Loans applied by the Master Servicer during the related Prepayment
Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance
Proceeds and Gross Subsequent Recoveries received during the related Prepayment
Period with respect to the Group II Mortgage Loans, (iv) that portion of the
Purchase Price, representing principal of any repurchased Group II Mortgage
Loan, deposited to the Collection Account during the related Prepayment Period,
(v) the principal portion of any Substitution Adjustments deposited in the
Collection Account during the related Prepayment Period with respect to the
Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the
Termination Price representing principal with respect to the Group II Mortgage
Loans.

"Group II Senior Certificates": The Class A-2 Certificates, the Class A-3
Certificates and the Class A-4 Certificates.

"Group II Senior Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Group II Senior Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the aggregate Certificate Principal
Balance of the Group II Senior Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 62.50% and (ii)
the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the
last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,915,653,38.

"Indenture": The indenture or a document of similar import, if any, entered into following the Closing Date, by one or more Affiliates of the Depositor or one or more entities sponsored by an Affiliate of the Depositor relating to the NIM
Notes to be issued thereunder.

"Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master
Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof

                                       27

merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate
thereof, as the case may be.

"Independent Contractor": Either (i) any Person (other than the Master Servicer)
that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such
REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

"Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage
Note.

"Initial Certificate Principal Balance": With respect to any Regular Certificate
(other than any Class S Certificate), the amount designated "Initial Certificate
Principal Balance" on the face thereof.

"Initial Notional Amount": With respect to any Class S Certificate or Class C
Certificate, the amount designated "Initial Notional Amount" on the face thereof.

"Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property
(including any related PMI Policy), to the extent such proceeds are not (i) to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage or (ii) Gross
Subsequent Recoveries with respect to such Mortgage Loan.

"Insured NIM Notes": Net interest margin securities, if any, issued by one or more Affiliates of the Depositor or by one or more entities sponsored by an
Affiliate of the Depositor which are backed, in whole or in part, by the cashflow on certain or all of the Class C Certificates and insured by the NIMS
Insurer.

"Interest Determination Date": With respect to the Class A Certificates and the
Mezzanine Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                                       27

"Interest  Remittance  Amount":  The Group I Interest  Remittance Amount and the
Group II Interest Remittance Amount.

"Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due
Period, whether as late payments of Monthly Payments or as Insurance Proceeds,
Liquidation Proceeds, Gross Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

"LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the "Interest
Settlement Rate" for United States dollar deposits of one-month maturity set forth by the British Bankers' Association (the "BBA"), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest
Determination Date. With respect to any Interest Determination Date, if the
BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00
a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Trustee will obtain such rate from Reuters Monitor Money Rates
Service page "LIBOR01" or Bloomberg L.P. page "BBAM." Alternatively, the Trustee may request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

(ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination
Date and (ii) the Reserve Interest Rate.

The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

"LIBOR Business Day": Any day on which banks in The City of London, England and
New York City are open for conducting transactions in foreign currency and exchange.

"Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in
respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment
Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO
Property have been recovered.

"Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery

                                       28

Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01.
With respect to any REO Property, either of the following events: (i) a Final
Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 9.01.

"Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master
Servicer in connection with (i) the taking of all or a part of a Mortgaged
Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a
Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.16(c), Section 3.23 or Section 9.01.

"Loan Group":  Either Loan Group I or Loan Group II.

"Loan Group I":  All of the Group I Mortgage Loans collectively.

"Loan Group II":  All of the Group II Mortgage Loans collectively.

"Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal Balance of the Mortgage Loan (if such Mortgage Loan is secured by a first lien on the related Mortgaged Property) or the sum of the Principal Balance of the Mortgage
Loan and any other mortgage loan secured by a senior lien on the related
Mortgaged Property (if such Mortgage Loan is secured by a junior lien on the related Mortgaged Property) and the denominator of which is (y) the Value of the related Mortgaged Property.

"Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage
Note has been lost or destroyed (together with a copy of the related Mortgage
Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

"Marker Rate:" With respect to the Class C Interest and any Distribution Date other than the first Distribution Date, a per annum rate equal to two (2)
multiplied by the weighted average of the Pass-Through Rates for REMIC 2 Regular
Interests LT2-A1, LT2-A2, LT2-A3, LT2-A4, LT2-M1, LT2-M2, LT2-M3, LT2-M4,
LT2-M5, LT2-M6, LT2-M7, LT2-M8, LT2-M9 and LT2-ZZ, with the rates on each such
REMIC 2 Regular Interest (other the REMIC 2 Regular Interest LT2-ZZ) subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the
Corresponding Certificate for such REMIC 2 Regular Interest, and (ii) the Net
WAC Rate for the Corresponding Certificates, and the rate on REMIC 2 Regular
Interest LT2-ZZ subject to a cap of zero for purposes of this calculation and with the rates on all of the REMIC 2 Regular Interests multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual
Period for each such REMIC 2 Regular Interest and the denominator of which is
30. With respect to the Class C Interest and the first Distribution Date, a per

                                       29

annum rate equal to the weighted average of the Uncertificated Pass-Through
Rates for REMIC 2 Regular Interests LT2-AA, LT2-A1, LT2-A2, LT2-A3, LT2-A4,
LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8, LT2-M9, and
LT2-ZZ, weighted on the basis of the initial Uncertificated Principal Balances of each such interest.

"Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master
Servicer hereunder.

"Master Servicer Event of Default": One or more of the events described in
Section 7.01.

"Master Servicer Prepayment Charge Payment Amount": The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in Section 2.04(a)(viii) or (ii)
collected from the Master Servicer in its capacity as Seller in respect of a remedy for the breach of the representation and warranty made by the Master
Servicer in its capacity as Seller set forth in Section 2.04(a)(vii).

"Master Servicer Remittance Date": With respect to any Distribution Date, 3:00
p.m. New York time on the Business Day preceding the Distribution Date.

"Master Servicer Termination Test": With respect to any Distribution Date, the
Master Servicer Termination Test will be failed with respect to the Master
Servicer if the Cumulative Loss Percentage exceeds 6.125%.

"Maximum Cap Rate":

For any Distribution Date and the Class A-1 Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net
Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the product of (I) the Pass-Through Rate for the Class S-1 Certificates for such Distribution Date and (II) the Notional
Amount with respect to the Class S-1 Certificates immediately prior to such
Distribution Date and (2) the denominator of which is the aggregate Stated
Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                                       30

For any Distribution Date and the Group II Senior Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net
Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the product of (I) the Pass-Through Rate for the Class S-2 Certificates for such Distribution Date and (II) the Notional
Amount with respect to the Class S-2 Certificates immediately prior to such
Distribution Date and (2) the denominator of which is the aggregate Stated
Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

For any Distribution Date and the Mezzanine Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each Loan
Group, the sum of the current Certificate Principal Balances of the related
Classes of the Class A Certificates) of (1) the weighted average of the Adjusted
Net Maximum Mortgage Rates of the Group I Mortgage Loans and (2) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage
Loans, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (I) the product of (A) the Pass-Through Rate for the Class
S-1 Certificates for such Distribution Date and (B) the Notional Amount with respect to the Class S-1 Certificates immediately prior to such Distribution
Date and (II) the product of (A) the Pass-Through Rate for the Class S-2
Certificates for such Distribution Date and (B) the Notional Amount with respect to the Class S-2 Certificates immediately prior to such Distribution Date and
(2) the denominator of which is the aggregate Stated Principal Balance of the
Mortgage Loans as of the Due Date in the month preceding the month of such
Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related
Accrual Period.

"Maximum LT2-ZZ Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC 2 Regular
Interest LT2-ZZ and an Uncertificated Principal Balance equal to the excess of
(x) the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-ZZ over
(y) the REMIC 2 Overcollateralized Amount, in each case for such Distribution
Date, over (ii) Uncertificated Accrued Interest on REMIC 2 Regular Interests
LT2-A1, LT2-A2, LT2-A3, LT2-A4, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6,
LT2-M7, LT2-M8 and LT2-M9, with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin for the Corresponding Certificate for such REMIC 2 Regular Interest, and (ii)
the Net WAC Rate for the Corresponding Certificates; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and
the related caps with respect to all of the REMIC 2 Regular Interests shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

"Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

"Mezzanine Certificates": The Class M-1 Certificates, the Class M-2
Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class
M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the
Class M-8 Certificates and the Class M-9 Certificates.

"Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

"Monthly Interest Distributable Amount": With respect to any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through
Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date. With respect to the Class S Certificates and the Class C
Interest and any Distribution Date, the amount of interest accrued during the

                                       31

related Accrual Period at the related Pass-Through Rate on the Notional Amount of such Class immediately prior to such Distribution Date. With respect to the
Class C Certificates and any Distribution Date, the Monthly Interest
Distributable Amount shall equal the Monthly Interest Distributable Amount for the Class C Interest.

In all cases, the Monthly Interest Distributable Amount for any Class of
Certificates and the Class C Interest shall be reduced by any Net Prepayment
Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class under Section 1.03.

"Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service
Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief
Act; (b) without giving effect to any extension granted or agreed to by the
Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

"Moody's":  Moody's Investors Service, Inc. or its successor in interest.

"Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest in or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

"Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

"Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee or another Custodian pursuant to Section 2.01 or
Section 2.03(d) as from time to time held as a part of the Trust Fund, the
Mortgage Loans so held being identified in the Mortgage Loan Schedule.

"Mortgage Loan Purchase Agreement": The agreement between the Master Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the
Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

"Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in
REMIC 1 on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

(i) the Mortgagor's name and the originator's Mortgage Loan identifying number;

(ii) the street address of the Mortgaged Property including the state and zip code;

                                       32

(iii) a code indicating whether the Mortgaged Property is owner-occupied;

(iv) the type of Residential Dwelling constituting the Mortgaged Property;

(v) the original months to maturity;

(vi) the Loan-to-Value Ratio and the combined Loan-to-Value Ratio at origination;

(vii) the Mortgage Rate in effect immediately following the Cut-off Date;

(viii) the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix) the stated maturity date;

(x) the amount of the Monthly Payment due on the first Due Date after the
Cut-off Date;

(xi) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xii) the original principal amount of the Mortgage Loan;

(xiii) the Stated Principal Balance of the Mortgage Loan as of the Close of
Business on the Cut-off Date;

(xiv) whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable
Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan: (a)
the Gross Margin, (b) the Maximum Mortgage Rate, (c) the Minimum Mortgage Rate,
(d) the Periodic Rate Cap for the first Adjustment Date and each subsequent
Adjustment Date and (e) the next Adjustment Date immediately following the
Cut-off Date;

(xv) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvi) the Mortgage Rate at origination;

(xvii) a code indicating the documentation program;

(xviii) the Seller's risk grade and the FICO score;

(xix) the Value of the Mortgaged Property;

(xx) the sale price of the Mortgaged Property, if applicable;

                                       33

(xxi) whether such Mortgage Loan is secured by a first lien or a second lien on the related Mortgaged Property;

(xxii) the date of origination;

(xxiii) the stated remaining months to maturity as of the Cut-off Date;

(xxiv) the current principal and interest payment of the Mortgage Loan as of the
Cut-off Date;

(xxv) the interest "paid to date" of the Mortgage Loan as of the Cut-off Date;

(xxvi) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan;

(xxvii) a code indicating the Index that is associated with such Mortgage Loan
(if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

(xxviii) the rate adjustment frequency (if such Mortgage Loan is an Adjustable
Rate Mortgage Loan);

(xxix) the number of years the prepayment penalty is in effect; and

(xxx) a code indicating that such Mortgage Loan is covered under the PMI Policy.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the Mortgage
Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage
Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage
Loan, determined in accordance with the definition of Cut-off Date herein. The
Mortgage Loan Schedule shall clearly identify the Mortgage Loans that are included in Group I Mortgage Loans and those that are included in Group II
Mortgage Loans.

"Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

"Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

"Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in

                                       34

accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the
Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the
Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest
0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each
Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

"Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of real property improved by a Residential Dwelling.

"Mortgagor":  The obligor on a Mortgage Note.

"Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees
and any other servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

"Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and
(b) the positive excess of (x) Available Funds for such Distribution Date over
(y) the sum for such Distribution Date of (A) the Monthly Interest Distributable
Amounts for the Class A Certificates, the Class S Certificates and the Mezzanine
Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A
Certificates and the Class S Certificates and (C) the Principal Remittance
Amount.

"Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO
Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing
Fee Rate.

"Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

"Net WAC Rate":

For any Distribution Date and the Class A-1 Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net
Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the
Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the product of (I) the Pass-Through Rate for the Class S-1 Certificates for such Distribution Date and (II) the Notional
Amount with respect to the Class S-1 Certificates immediately prior to such
Distribution Date and (2) the denominator of which is the aggregate Stated
Principal Balance of the Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the

                                       35

numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the
Net WAC Rate for the Class A-1 Certificates shall be expressed as a rate equal to the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-1GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual
Period.

For any Distribution Date and the Group II Senior Certificates, a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the Adjusted Net
Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the
Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date, over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the product of (I) the Pass-Through Rate for the Class S-2 Certificates for such Distribution Date and (II) the Notional
Amount with respect to the Class S-2 Certificates immediately prior to such
Distribution Date and (2) the denominator of which is the aggregate Stated
Principal Balance of the Group II Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the
Net WAC Rate for the Group II Senior Certificates shall be expressed as a rate equal to the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular
Interest LT2-2GRP multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual
Period.

For any Distribution Date and the Mezzanine Certificates, the Subordinated Net
WAC Rate.

"Net WAC Rate Carryover Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date for which the Pass-Through
Rate for such Class of Certificates for such Distribution Date is the related
Net WAC Rate, the sum of (i) the positive excess of (A) the amount of interest that would have been payable to such Class of Certificates on such Distribution
Date if the Pass-Through Rate for such Class of Certificates for such
Distribution Date were calculated at the related Formula Rate over (B) the amount of interest payable on such Class of Certificates at the related Net WAC
Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover
Amount for the previous Distribution Date not previously paid together with interest thereon at a rate equal to the related Formula Rate for such Class of
Certificates for the most recently ended Accrual Period.

"New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

"NIM Notes":  The Insured NIM Notes and the Other NIM Notes.

"NIMS Insurer": A Person, or any of its successors that shall be the insurer under an insurance policy insuring certain payments on Insured NIM Notes, if any, provided, however, upon the occurrence of certain events (as set forth in the Indenture and/or any other agreement among such Person, Long Beach Asset
Holdings Corp., the Master Servicer, the Trustee and other Persons), the NIMS

                                       36

Insurer shall be the Person designated in the Indenture or such other agreement.
If none of the net interest margin securities have been issued by one or more of the Affiliates of the Depositor or by one or more entities which are sponsored by an Affiliate of the Depositor, that are insured by an insurance policy, there shall be no NIMS Insurer under this Agreement, all references to the NIMS
Insurer or Insured NIM Notes in this agreement are for administrative convenience only, shall be completely disregarded and no Person shall have any rights of the NIMS Insurer under this Agreement.

"NIMS Insurer Default": The existence and continuation of any default by the
NIMS Insurer (including a failure by the NIMS Insurer to make a payment) under an insurance policy or policies issued in connection with the Indenture.

"Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such
Mortgage Loan or REO Property as provided herein.

"Notional Amount": With respect to the Class S-1 Certificates, the lesser of (i)
the following amounts:

                                                Class S-1
Distribution Date                            Notional Amount
-----------------------------                -----------------
July 2004....................                 $319,304,000
August 2004..................                 $319,304,000
September 2004...............                 $319,304,000
October 2004.................                 $294,742,000
November 2004................                 $294,742,000
December 2004................                 $294,742,000
January 2005.................                 $270,180,000
February 2005................                 $270,180,000
March 2005...................                 $270,180,000
April 2005...................                 $233,338,000
May 2005.....................                 $233,338,000
June 2005....................                 $233,338,000
July 2005....................                 $221,057,000
August 2005..................                 $221,057,000
September 2005...............                 $221,057,000
October 2005.................                 $213,688,000
November 2005................                 $213,688,000
December 2005................                 $213,688,000
January 2006.................                 $164,564,000
February 2006................                 $164,564,000

March 2006...................                 $164,564,000
April 2006...................                 $147,371,000
May 2006.....................                 $147,371,000
June 2006....................                 $147,371,000
July 2006....................                 $122,809,000
August 2006..................                 $122,809,000
September 2006...............                 $122,809,000
October 2006.................                  $98,247,000
November 2006................                  $98,247,000
December 2006................                  $98,247,000
January 2007.................                           $0

and (ii) the aggregate outstanding Principal Balance of the Group I Mortgage
Loans with Adjusted Net Minimum Mortgage Rates in excess of 4.50%.

For federal income tax purposes, the Class S-1 Certificates will not accrue interest on a Notional Amount, but will be entitled to 100% of the interest distributed on (i) for the 1st Distribution Date through the 3rd Distribution
Date, REMIC 2 Regular Interests LT2-S1-A through LT2-S1-J, (ii) for the 4th
Distribution Date through the 6th Distribution Date, REMIC 2 Regular Interests
LT2-S1-B through LT2-S1-J, (iii) for the 7th Distribution Date through the 9th
Distribution Date, REMIC 2 Regular Interests LT2-S1-C through LT2-S1-J, (iv) for the 10th Distribution Date through the 12th Distribution Date, REMIC 2 Regular
Interests LT2-S1-D through LT2-S1-J, (v) for the 13th Distribution Date through the 15th Distribution Date, REMIC 2 Regular Interests LT2-S1-E through LT2-S1-J,
(vi) for the 16th Distribution Date through the 18th Distribution Date, REMIC 2
Regular Interests LT2-S1-F through LT2-S1-J, (vii) for the 19th Distribution
Date through the 21st Distribution Date, REMIC 2 Regular Interests LT2-S1-G
through LT2-S1-J, (viii) for the 22nd Distribution Date through the 24th
Distribution Date, REMIC 2 Regular Interests LT2-S1-H through LT2-S1-J, (ix) for the 25th Distribution Date through the 27th Distribution Date, REMIC 2 Regular
Interests LT2-S1-I through LT2-S1-J, (x) for the 28th Distribution Date through the 30th Distribution Date, REMIC 2 Regular Interest LT2-S1-J.

With respect to the Class S-2 Certificates, the lesser (i) of the following amounts:

                                               Class S-2
Distribution Date                             Notional Amount
-----------------------------                ------------------
July 2004....................                 $131,471,000
August 2004..................                 $131,471,000
September 2004...............                 $131,471,000
October 2004.................                 $121,358,000
November 2004................                 $121,358,000

December 2004................                 $121,358,000
January 2005.................                 $111,245,000
February 2005................                 $111,245,000
March 2005...................                 $111,245,000
April 2005...................                  $96,075,000
May 2005.....................                  $96,075,000
June 2005....................                  $96,075,000
July 2005....................                  $91,018,000
August 2005..................                  $91,018,000
September 2005...............                  $91,018,000
October 2005.................                  $87,984,000
November 2005................                  $87,984,000
December 2005................                  $87,984,000
January 2006.................                  $67,758,000
February 2006................                  $67,758,000
March 2006...................                  $67,758,000
April 2006...................                  $60,679,000
May 2006.....................                  $60,679,000
June 2006....................                  $60,679,000
July 2006....................                  $50,566,000
August 2006..................                  $50,566,000
September 2006...............                  $50,566,000
October 2006.................                  $40,453,000
November 2006................                  $40,453,000
December 2006................                  $40,453,000
January 2007.................                           $0

and (ii) the aggregate outstanding principal balance of the Group II Mortgage
Loans with Adjusted Net Minimum Mortgage Rates in excess of 4.50%.

For federal income tax purposes, the Class S-2 Certificates will not accrue interest on a Notional Amount, but will be entitled to 100% of the interest distributed on (i) for the 1st Distribution Date through the 3rd Distribution
Date, REMIC 2 Regular Interests LT2-S2-A through LT2-S2-J, (ii) for the 4th
Distribution Date through the 6th Distribution Date, REMIC 2 Regular Interests
LT2-S2-B through LT2-S2-J, (iii) for the 7th Distribution Date through the 9th
Distribution Date, REMIC 2 Regular Interests LT2-S2-C through LT2-S2-J, (iv) for

                                       39

the 10th Distribution Date through the 12th Distribution Date, REMIC 2 Regular
Interests LT2-S2-D through LT2-S2-J, (v) for the 13th Distribution Date through the 15th Distribution Date, REMIC 2 Regular Interests LT2-S2-E through LT2-S2-J,
(vi) for the 16th Distribution Date through the 18th Distribution Date, REMIC 2
Regular Interests LT2-S2-F through LT2-S2-J, (vii) for the 19th Distribution
Date through the 21st Distribution Date, REMIC 2 Regular Interests LT2-S2-G
through LT2-S2-J, (viii) for the 22nd Distribution Date through the 24th
Distribution Date, REMIC 2 Regular Interests LT2-S2-H through LT2-S2-J, (ix) for the 25th Distribution Date through the 27th Distribution Date, REMIC 2 Regular
Interests LT2-S2-I through LT2-S2-J, (x) for the 28th Distribution Date through the 30th Distribution Date, REMIC 2 Regular Interest LT2-S2-J.

With respect to the Class C Interest, immediately prior to any Distribution
Date, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests. With respect to the Class C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional
Amount of the Class C Interest.

"Notional Regular Interest": Each of the REMIC Regular Interests described in the Preliminary Statement as not having an Uncertificated Principal Balance.

"Officers' Certificate": A certificate signed by the Chairman of the Board, the
Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the
Depositor, as applicable.

"Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of
Independent counsel.

"Optional Termination Date": The first Distribution Date on which the Terminator may elect to terminate the Trust Fund pursuant to Section 9.01.

"Original Class Certificate Principal Balance": With respect to the Class A
Certificates and the Mezzanine Certificates, the corresponding Certificate
Principal Balance on the Closing Date.

"Original Class Notional  Amount":  With respect to the Class S-1  Certificates,
$319,304,000.00.  With respect to the Class S-2  Certificates,  $131,471,000.00.
With respect to the Class C Interest, $1,999,383,410.65.

"Other NIM Notes": Net Interest Margin Securities, if any, issued by one or more
Affiliates of the Depositor or by one or more entities sponsored by an Affiliate of the Depositor, which are backed, in whole or in part, by the cashflow on certain Class C Certificates and not insured by any NIMS Insurer.

"Overcollateralization Deficiency Amount": With respect to any Distribution
Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that
100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date).

                                       40

"Overcollateralization Floor":  $9,996,917.05.

"Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and
(y) the Excess Overcollateralized Amount.

"Overcollateralization Target Amount": With respect to any Distribution Date (i)
prior to the Stepdown Date, 3.50% of the aggregate Cut-off Date Principal
Balance of the Closing Date Mortgage Loans, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (I)
3.50% of the aggregate Cut-off Date Principal Balance of the Closing Date
Mortgage Loans and (II) 7.00% of the aggregate Stated Principal Balance of the
Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Overcollateralization Floor, and
(iii) on or after the Stepdown Date if a Trigger Event is in effect, the
Overcollateralization Target Amount for the immediately preceding Distribution
Date.

"Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage
Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate
Principal Balances of the Class A Certificates and the Mezzanine Certificates as
of such Distribution Date (after giving effect to distributions to be made on such Distribution Date, other than distributions of the Extra Principal
Distribution Amount, if any).

"Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

"Pass-Through Rate":

With respect to the Class A Certificates and the Mezzanine Certificates for any
Distribution Date (other than the first Distribution Date), the lesser of (x)
the related Formula Rate for such Distribution Date and (y) the related Net WAC
Rate for such Distribution Date.

With respect to the Class A Certificates and the Mezzanine Certificates and the
first Distribution Date, the related Formula Rate for such Distribution Date.

For federal income tax purposes, the Pass-Through Rate will be calculated without respect to any amounts paid in excess of the applicable strike rate set forth in the Cap Agreements, which such amounts shall be deemed to be paid in respect of Net WAC Rate Carryover Amounts and paid outside of any REMIC created herein.

With respect to the Class S-1 Certificates and any Distribution Date for the
Distribution Date in July 2004 through the Distribution Date in December 2006,
4.50% per annum and for any Distribution Date after the Distribution Date in
December 2006, 0.00%.

                                       41

With respect to the Class S-2 Certificates and any Distribution Date for the
Distribution Date in July 2004 through the Distribution Date in December 2006,
4.50% per annum and for any Distribution Date after the Distribution Date in
December 2006, 0.00%.

However, for federal income tax purposes and under the REMIC Provisions, the
Class S Certificates will not have a Pass-Through Rate, but will be entitled to
(A) with respect to the Class S-1 Certificates, 100% of the interest distributed on REMIC 2 Regular Interests LT2-S1-A, LT2-S1-B, LT2-S1-C, LT2-S1-D, LT2-S1-E,
LT2-S1-F, LT2-S1-G, LT2-S1-H, LT2-S1-I and LT2-S1-J and (B) with respect to the
Class S-2 Certificates, 100% of the interest distributed on REMIC 2 Regular
Interests LT2-S2-A, LT2-S2-B, LT2-S2-C, LT2-S2-D, LT2-S2-E, LT2-S2-F, LT2-S2-G,
LT2-S2-H, LT2-S2-I and LT2-S2-J.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (O) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interests LT2-AA, LT2-A1, LT2-A2, LT2-A3, LT2-A4, LT2-M1,
LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8, LT2-M9 and LT2-ZZ. For
purposes of calculating the Pass-Through Rate for the Class C Interest, the
numerator is equal to the sum of the following components:

(A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-AA minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-AA;

(B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-A1;

(C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-A2;

(D) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-A3;

(E) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-A4 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-A4;

(F) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M1;

(G) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M2;

                                       42

(H) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M3;

(I) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M4;

(J) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M5;

(K) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M6;

(L) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M7 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M7;

(M) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M8 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M8;

(N) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-M9 minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-M9; and

(O) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated
Principal Balance of REMIC 2 Regular Interest LT2-ZZ.

The Class C Certificates will not have a Pass-Through Rate, but will be entitled to 100% of the distributions on the Class C Interest.

"Percentage Interest": With respect to any Certificate (other than a Residual
Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount represented by such Certificate and the denominator of which is the Original Class
Certificate Principal Balance or Original Class Notional Amount of the related
Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such
Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

"Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any
Adjustment Date therefor, the fixed percentage set forth in the related Mortgage
Note, which is the maximum amount by which the Mortgage Rate for such Mortgage
Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                                       43

"Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS
Insurer, the Trustee or any of their respective Affiliates or for which an
Affiliate of the NIMS Insurer or the Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers'
acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Fitch, Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by
Fitch, rated A-1+ by S&P and rated A2 or higher by Moody's;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any
State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                                       44

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each
Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange
Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Permitted Investments;
and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

The Trustee or its Affiliates are permitted to receive additional compensation
(such compensation shall not be an expense of the Trust or constitute an
Extraordinary Trust Fund Expense) that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain
Permitted Investments.

"Permitted Transferee":  Any transferee of a Residual Certificate other than a Disqualified
Organization or a non-U.S. Person.

"Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

"PMI Insurer": None of the Mortgage Loans are insured by a primary mortgage insurance policy. References to the PMI Insurer, PMI Insurer Fee, PMI Insurer
Fee Rate, PMI Mortgage Loans and PMI Policy are left in this Agreement for administrative convenience and shall be completely disregarded. There are no PMI
Mortgage Loans nor any PMI Insurer under this Agreement and no Person shall have any rights of the PMI Insurer under this Agreement.

                                       45

"PMI Insurer Fee": The amount payable to the PMI Insurer on each Distribution
Date, which amount shall equal one twelfth of the product of (i) the PMI Insurer
Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI
Mortgage Loans and any related REO Properties as of the first day of the related
Due Period.

"PMI Insurer Fee Rate":  0.00% per annum.

"PMI Mortgage Loans": The Mortgage Loans insured by the PMI Insurer set forth on the list of Mortgage Loans attached hereto as Schedule IV. There are no PMI
Mortgage Loans under this Agreement.

"PMI Policy":  Not applicable.

"Prepayment Assumption":  The pricing prepayment assumption as described in the Prospectus
Supplement.

"Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage
Loan in accordance with the terms thereof (other than any Master Servicer
Prepayment Charge Payment Amount).

"Prepayment Charge Cashflow": For any Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and all amounts representing any Master Servicer
Prepayment Charge Payment Amounts paid by or collected by the Master Servicer during the related Prepayment Period.

"Prepayment Charge Schedule": As of the Cut-off Date, a list attached hereto as
Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

(i) the Mortgage Loan identifying number;

(ii) a code indicating the type of Prepayment Charge;

(iii) the state of origination of the related Mortgage Loan;

(iv) the date on which the first monthly payment was due on the related Mortgage
Loan;

(v) the term of the related Prepayment Charge; and

(vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

                                       46

The Prepayment Charge Schedule shall be amended from time to time by the Master
Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the NIMS Insurer and the Trustee.

"Prepayment Interest Shortfall": With respect to any Distribution Date, for each
Mortgage Loan that was during the related Prepayment Period the subject of a
Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the
Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the lesser of (i) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period and (ii)
30 days. The obligations of the Master Servicer in respect of any Prepayment
Interest Shortfall are set forth in Section 3.24.

"Prepayment Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

"Prime Rate": The prime rate of United States money center commercial banks as published in The Wall Street Journal.

"Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage
Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such
Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal
Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

"Principal Distribution Amount": With respect to any Distribution Date, the sum of the Group I Principal Distribution Amount and the Group II Principal
Distribution Amount.

"Principal Prepayment": Any payment of principal made by the Mortgagor on a
Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

"Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance
Amount.

"Prospectus Supplement": That certain Prospectus Supplement dated June 2, 2004 relating to the public offering of the Class A Certificates, the Class S
Certificates and the Mezzanine Certificates.

"Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by an Officers' Certificate from the Master
Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated
Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by

                                       47

the Mortgagor or by an advance by the Master Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master
Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed
Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such
Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the
Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.11 (a)(ix) and Section 3.16(b), (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be repurchased pursuant to Section 2.03 because such Mortgage Loan is in breach of the representation in Section 6(xlvi) of the Mortgage Loan Purchase Agreement, any additional costs or damages in excess of the amounts to be paid pursuant to clauses (i) through (v) above (including attorney's fees) incurred by the Trust as a result of the Trust's status as an assignee or purchaser of such Mortgage
Loans.

Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has
previously been repurchased (exclusive of any Mortgage Loans purchased by the
Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a
Purchase Price paid in connection with Section 9.01).

"Qualified Insurer":  Any insurance company acceptable to Fannie Mae and Freddie Mac.

"Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted
Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan
Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00%
less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii)
have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the
Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a
Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted
Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum
Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute
Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the
Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a

                                       48

next Adjustment Date not more than two months later than the next Adjustment
Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage
Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted
Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x)
have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting guidelines as the Deleted Mortgage Loan, (xi) with respect to Qualified Substitute Mortgage
Loans substituted for Deleted Mortgage Loans that are Group I Mortgage Loans, have had an original Principal Balance that conformed to Fannie Mae and Freddie
Mac loan limits as of the date of its origination, (xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be covered by the PMI
Policy if the Deleted Mortgage Loan was covered by the PMI Policy, and (xv)
conform to each representation and warranty set forth in Section 6 of the
Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted
Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances (applied separately for the Group I
Mortgage Loans and Group II Mortgage Loans), the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the
Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (viii)
hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified
Substitute Mortgage Loan or in the aggregate, as the case may be.

Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has
previously been repurchased (exclusive of any Mortgage Loans purchased by the
Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to clauses (i) through (xiv) above, each Qualified Substitute Mortgage
Loan shall also have a Prepayment Charge provision at least as favorable to the
Certificateholders as the Prepayment Charge provisions in the Deleted Mortgage
Loan.

"Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors.
If such agencies or their successors are no longer in existence, "Rating
Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

"Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in
respect of such Mortgage Loan.

                                       49

"Record Date": With respect to (i) the Class S Certificates, the Class C
Certificates, the Residual Certificates and any Definitive Certificates, the
Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the
Class A Certificates and the Mezzanine Certificates, the Close of Business on
the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A
Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

"Recording Documents":  As defined in Section 2.01 hereof.

"Reference Banks": Those banks (i) with an established place of business in
London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trustee with the consent of the NIMS Insurer; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee with the consent of the NIMS Insurer which are engaged in transactions in United
States dollar deposits in the international Eurocurrency market.

"Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

"Regular Certificates":  The Class A Certificates, the Class S Certificates, the Mezzanine
Certificates and the Class C Certificates.

"Relief Act":  The Servicemembers' Civil Relief Act of 2003.

"Relief Act Interest Shortfall": With respect to any Distribution Date, for any
Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage
Rate for such Mortgage Loan before giving effect to the application of the
Relief Act.

"REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

"REMIC 1": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a
REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii)
any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement
(including any security interest created thereby) and (v) the Collection
Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from

                                       50

time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund and
Master Servicer Prepayment Charge Payment Amounts.

"REMIC 1 Regular Interest LT1-1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the
Group I Mortgage Loans collected by the Master Servicer and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 1 Regular Interest LT1-1Z": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-1Z shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the
Group I Mortgage Loans collected by the Master Servicer and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 1 Regular Interest LT1-2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the
Group II Mortgage Loans collected by the Master Servicer and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 1 Regular Interest LT1-2Z": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-2Z shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the
Group II Mortgage Loans collected by the Master Servicer and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1-1, REMIC 1 Regular
Interest LT1-2, REMIC 1 Regular Interest LT1-1Z, REMIC 1 Regular Interest
LT1-2Z, the REMIC 1 S1 Interests and the REMIC 1 S2 Interests.

"REMIC 1 S1 Interests": The regular interests in REMIC 1 that are described in the Preliminary Statement and designated as LT1-S1-A through LT1-S1-J. Each
REMIC 1 S1 Interest shall accrue interest at the related Uncertificated REMIC 1

                                       51

Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 1 S2 Interests": The regular interests in REMIC 1 that are described in the Preliminary Statement and designated as LT1-S2-A through LT1-S2-J. Each
REMIC 1 S2 Interest shall accrue interest at the related Uncertificated REMIC 1
Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2": The segregated pool of assets consisting of all of the REMIC 1
Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests and the Class R Certificateholders,
as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

"REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution
Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal
Balance of the Mortgage Loans and related REO Properties then outstanding and
(ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest
LT2-AA minus the Marker Rate, divided by (b) 12.

"REMIC 2 Overcollateralization Target Amount ": 0.50% of the
Overcollateralization Target Amount.

"REMIC 2 Overcollateralized Amount": With respect to any date of determination,
(i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC 2
Regular Interest LT2-AA, REMIC 2 Regular Interest LT2-A1, REMIC 2 Regular
Interest LT2-A2, REMIC 2 Regular Interest LT2-A3, REMIC 2 Regular Interest
LT2-A4, REMIC 2 Regular Interest LT2-M1, REMIC 2 Regular Interest LT2-M2, REMIC
2 Regular Interest LT2-M3, REMIC 2 Regular Interest LT2-M4, REMIC 2 Regular
Interest LT2-M5, REMIC 2 Regular Interest LT2-M6, REMIC 2 Regular Interest
LT2-M7, REMIC 2 Regular Interest LT2-M8, REMIC 2 Regular Interest LT2-M9 and
REMIC 2 Regular Interest LT2-ZZ minus (ii) the aggregate of the Uncertificated
Principal Balances of REMIC 2 Regular Interest LT2-A1, REMIC 2 Regular Interest
LT2-A2, REMIC 2 Regular Interest LT2-A3, REMIC 2 Regular Interest LT2-A4, REMIC
2 Regular Interest LT2-M1, REMIC 2 Regular Interest LT2-M2, REMIC 2 Regular
Interest LT2-M3, REMIC 2 Regular Interest LT2-M4, REMIC 2 Regular Interest
LT2-M5, REMIC 2 Regular Interest LT2-M6, REMIC 2 Regular Interest LT2-M7, REMIC
2 Regular Interest LT2-M8 and REMIC 2 Regular Interest LT2-M9, in each case as of such date of determination.

"REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution
Date, an amount equal to the product of (i) 0.50% of the aggregate Principal
Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the
Uncertificated Principal Balances of REMIC 2 Regular Interest LT2-A1, LT2-A2,
LT2-A3, LT2-A4, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8
and LT2-M9 and the denominator of which is the aggregate of the Uncertificated

                                       52

Principal Balances of REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3, LT2-A4,
LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8, LT2-M9 and
LT2-ZZ.

"REMIC 2 Regular Interest LT2-A1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-A1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-A2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-A2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-A3": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-A3 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-A4": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-A4 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-AA": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-AA shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the
Mortgage Loans collected by the Master Servicer and to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the
Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M1": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                                       53

"REMIC 2 Regular Interest LT2-M2": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M3": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M3 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M4": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M4 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M5": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M5 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M6": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M6 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M7": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M7 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M8": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M8 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-M9": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-M9 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-S1-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-C": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-C shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-D": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-D shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-E": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-E shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-F": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-F shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-G": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-G shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

                                       55

"REMIC 2 Regular Interest LT2-S1-H": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-H shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-I": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-I shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S1-J": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S1-J shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-C": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-C shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-D": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-D shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-E": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-E shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

                                       56

"REMIC 2 Regular Interest LT2-S2-F": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-F shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-G": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-G shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-H": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-H shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-I": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-I shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-S2-J": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-S2-J shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

"REMIC 2 Regular Interest LT2-XX": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-XX shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interest LT2-ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a
Regular Interest in REMIC 2. REMIC 2 Regular Interest LT2-ZZ shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

"REMIC 2 Regular Interests": REMIC 2 Regular Interest LT2-AA, REMIC 2 Regular
Interest LT2-A1, REMIC 2 Regular Interest LT2-A2, REMIC 2 Regular Interest
LT2-A3, REMIC 2 Regular Interest LT2-A4, REMIC 2 Regular Interest LT2-M1, REMIC

                                       57

2 Regular Interest LT2-M2, REMIC 2 Regular Interest LT2-M3, REMIC 2 Regular
Interest LT2-M4, REMIC 2 Regular Interest LT2-M5, REMIC 2 Regular Interest
LT2-M6, REMIC 2 Regular Interest LT2-M7, REMIC 2 Regular Interest LT2-M8, REMIC
2 Regular Interest LT2-M9, REMIC 2 Regular Interest LT2-ZZ, REMIC 2 Regular
Interest LT2-1SUB, REMIC 2 Regular Interest LT2-1GRP, REMIC 2 Regular Interest
LT2-2SUB, REMIC 2 Regular Interest LT2-2GRP, and REMIC 2 Regular Interest
LT2-XX. REMIC 2 Regular Interest LT2-S1-A, REMIC 2 Regular Interest LT2-S1-B,
REMIC 2 Regular Interest LT2-S1-C, REMIC 2 Regular Interest LT2-S1-D, REMIC 2
Regular Interest LT2-S1-E, REMIC 2 Regular Interest LT2-S1-F, REMIC 2 Regular
Interest LT2-S1-G, REMIC 2 Regular Interest LT2-S1-H, REMIC 2 Regular Interest
LT2-S1-I, REMIC 2 Regular Interest LT2-S1-J, REMIC 2 Regular Interest LT2-S2-A,
REMIC 2 Regular Interest LT2-S2-B, REMIC 2 Regular Interest LT2-S2-C, REMIC 2
Regular Interest LT2-S2-D, REMIC 2 Regular Interest LT2-S2-E, REMIC 2 Regular
Interest LT2-S2-F, REMIC 2 Regular Interest LT2-S2-G, REMIC 2 Regular Interest
LT2-S1-2, REMIC 2 Regular Interest LT2-S2-I, and REMIC 2 Regular Interest
LT2-S2-J.

"REMIC 2 Subordinated Ratio": With respect to any Distribution Date, the ratio that (i) the excess of (a) the aggregate Stated Principal Balance of the
Mortgage Loans in a Loan Group as of that Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A Certificates related to such Loan Group immediately prior to such Distribution Date, bears to (ii) the aggregate Stated Principal Balance of the Mortgage Loans in the Loan Group as of
that Distribution Date.

"REMIC 3": The segregated pool of assets consisting of all of the REMIC 2
Regular Interests conveyed in trust to the Trustee, for the benefit of the
Holders of the Regular Certificates (other than the Class C Certificates), REMIC
CX, as the holder of the Class C Interest, and the Class R Certificateholders,
as holders of the Class R-3 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

"REMIC CX": The segregated pool of assets consisting of the Class C Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class C
Certificates and the Class R-CX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

"REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of
Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

"REMIC Regular Interests": The REMIC 1 Regular Interests, the REMIC 2 Regular
Interests and the Class C Interest.

"Remittance":  As defined in Section 7.02(b) hereof.

"Remittance  Report":  A report prepared by the Master Servicer and delivered to the NIMS Insurer and the Trustee pursuant to Section 4.04.

"Rents from Real  Property":  With respect to any REO Property,  gross income of the character described in Section 856(d) of the Code.

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"REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

"REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

"REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such
REO Property (or, in the case of the first such calendar month, of the related
Mortgage Loan if appropriate) as of the Close of Business on the Distribution
Date in such calendar month.

"REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the
Termination Price paid in connection with a purchase of all of the Mortgage
Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO
Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related
Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed
Interest in respect of such REO Property for such calendar month.

"REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

"Request for Release": A release signed by a Servicing Representative, in the form of Exhibit E-1 or E-2 attached hereto.

"Reserve Fund":  The reserve fund established pursuant to Section 3.26.

"Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean
(rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which banks in New York City selected by the Trustee with the consent of the NIMS Insurer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination
Date after the initial Interest Determination Date, the lowest one-month United
States dollar lending rate which such New York banks selected by the Trustee with the consent of the NIMS Insurer are quoting on such Interest Determination
Date to leading European banks.

"Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family

                                       59

dwelling unit in a Fannie Mae eligible condominium project or a Freddie Mac eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

"Residual Certificates":  The Class R Certificates and the Class R-CX Certificates.

"Residual Interest":  The sole class of "residual interests" in a REMIC within the meaning of
Section 860G(a)(2) of the Code.

"Responsible Officer": When used with respect to the Trustee, any managing director, director, associate, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"S&P":  Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

"Seller":  Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

"Servicing Account":  The account or accounts created and maintained pursuant to Section 3.09.

"Servicing Advances": All customary, reasonable and necessary "out of pocket"
costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this
Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.23.

"Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

"Servicing Fee Rate":  0.50% per annum.

"Servicing Representative": Any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage
Loans, whose name and specimen signature appear on a list of servicing

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representatives furnished by the Master Servicer to the Trustee and the
Depositor on the Closing Date, as such list may from time to time be amended.

"Startup Day":  As defined in Section 10.01(b) hereof.

"Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the related Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each
Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all
Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all
Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized
Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal
Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO
Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a
Liquidation Event with respect to such REO Property would be distributed, zero.

"Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section
7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

"Stepdown Date": The earlier of (a) the later of (i) the Distribution Date in
July 2007 and (ii) the first Distribution Date on which the Credit Enhancement
Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period but prior to distribution of the Principal
Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 37.50% and (b) the date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

"Subordinate Cap Agreement": The interest rate cap agreement consisting of the confirmation incorporating by reference the ISDA Master Agreement, dated May 28,
2004 between the Seller and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

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"Subordinated Net WAC Rate": For any Distribution Date and the Mezzanine
Certificates, a per annum rate equal to (i) the weighted average (weighted on the basis of Uncertificated Principal Balances) of (a) the Uncertificated REMIC
2 Pass-Through Rate for REMIC 2 Regular Interest LT2-1SUB for such Distribution
Date (with such rate subject to a cap and a floor equal to the Uncertificated
REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-1GRP), and (b) the
Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-2SUB
(with such rate subject to a cap and a floor equal to the Uncertificated REMIC 2
Pass-Through Rate for REMIC 2 Regular Interest LT2-2GRP), (ii) multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

"Sub-Servicer": Any Person with which the Master Servicer has entered into a
Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

"Sub-Servicing Account": An account or accounts established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

"Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage
Loans as provided in Section 3.02.

"Subsequent Recoveries": The Gross Subsequent Recoveries net of amounts payable or reimbursable to the Master Servicer for related (i) Advances, (ii) Servicing
Advances and (iii) Servicing Fees.

"Substitution Adjustments":  As defined in Section 2.03(d) hereof.

"Tax Returns": The federal income tax return on Internal Revenue Service Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return,
including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

"Telerate Page 3750": The display designated as page "3750" on the Dow Jones
Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

"Termination Price":  As defined in Section 9.01(a) hereof.

                                       62

"Terminator":  As defined in Section 9.01.

"Transfer":  Any direct or indirect transfer,  sale, pledge,  hypothecation,  or other form of assignment of any Ownership Interest in a Certificate.

"Transferee":  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

"Transferor":  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

"Trigger Event": A Trigger Event has occurred with respect to a Distribution
Date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event
has occurred with respect to such Distribution Date.

"Trust":  Long Beach Mortgage Loan Trust 2004-3, the trust created hereunder.

"Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC CX, the Reserve Fund
and any Master Servicer Prepayment Charge Payment Amounts and the Trust's rights under each of the Cap Agreements.

"Trust REMIC": Any of REMIC 1, REMIC 2, REMIC 3 and/or REMIC CX.

"Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

"Trustee Fee": With respect to each Distribution Date, one-twelfth of the
Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

"Trustee Fee Rate":  0.001% per annum.

"Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance
or Uncertificated Notional Amount of such REMIC Regular Interest. In each case,
Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest
Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC Regular
Interests pursuant to Section 1.03.

"Uncertificated Notional Amount":

(a) With respect to REMIC 2 Regular Interests LT2-S1-A and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-A for such Distribution Date;

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(b) With respect to REMIC 2 Regular Interests LT2-S1-B and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-B for such Distribution Date;

(c) With respect to REMIC 2 Regular Interests LT2-S1-C and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-C for such Distribution Date;

(d) With respect to REMIC 2 Regular Interests LT2-S1-D and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-D for such Distribution Date;

(e) With respect to REMIC 2 Regular Interests LT2-S1-E and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-E for such Distribution Date;

(f) With respect to REMIC 2 Regular Interests LT2-S1-F and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-F for such Distribution Date;

(g) With respect to REMIC 2 Regular Interests LT2-S1-G and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-G for such Distribution Date;

(h) With respect to REMIC 2 Regular Interests LT2-S1-H and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-H for such Distribution Date;

(i) With respect to REMIC 2 Regular Interests LT2-S1-I and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-I for such Distribution Date;

(j) With respect to REMIC 2 Regular Interests LT2-S1-J and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S1-J for such Distribution Date;

(k) With respect to REMIC 2 Regular Interests LT2-S2-A and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-A for such Distribution Date;

(l) With respect to REMIC 2 Regular Interests LT2-S2-B and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-B for such Distribution Date;

(m) With respect to REMIC 2 Regular Interests LT2-S2-C and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-C for such Distribution Date;

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(n) With respect to REMIC 2 Regular Interests LT2-S2-D and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-D for such Distribution Date;

(o) With respect to REMIC 2 Regular Interests LT2-S2-E and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-E for such Distribution Date;

(p) With respect to REMIC 2 Regular Interests LT2-S2-F and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-F for such Distribution Date;

(q) With respect to REMIC 2 Regular Interests LT2-S2-G and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-G for such Distribution Date;

(r) With respect to REMIC 2 Regular Interests LT2-S2-H and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-H for such Distribution Date;

(s) With respect to REMIC 2 Regular Interests LT2-S2-I and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-I for such Distribution Date; and

(t) With respect to REMIC 2 Regular Interests LT2-S2-J and any Distribution
Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interest
LT1-S2-J for such Distribution Date.

"Uncertificated Pass-Through Rate":  The Uncertificated REMIC 1 Pass-Through Rate or the
Uncertificated REMIC 2 Pass-Through Rate.

"Uncertificated Principal Balance": With respect to each REMIC Regular Interest
(other than the Notional Regular Interests), the principal amount of such REMIC
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than the Notional Regular Interests) shall equal the amount set forth in the
Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC
Regular Interest shall be reduced by all distributions of principal made on such
REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such
Distribution Date by Realized Losses and increased by Subsequent Recoveries as provided in Section 4.06, and the Uncertificated Principal Balance of REMIC 2
Regular Interest LT2-ZZ shall be increased by interest deferrals as provided in
Section 4.05. The Uncertificated Principal Balance of each REMIC Regular
Interest that has an Uncertificated Principal Balance shall never be less than zero. Notwithstanding the foregoing, the Uncertificated Principal Balance of (i)
the Class C Interest shall always be equal to (i) the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Regular

                                       65

Interests over (B) the sum of the Certificate Principal Balance of the Class A
Certificates and the Mezzanine Certificates minus (ii) any amount distributed to the Class A Certificates or the Mezzanine Certificates as Extra Principal
Distribution Amount on the first Distribution Date.

"Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular
Interest LT1-1 and the REMIC 1 S1 Interests and any Distribution Date, a per
annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans that have Adjusted Net Minimum Mortgage Rates of
4.50% or greater, weighted on the basis of the Stated Principal Balances of such
Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date. With respect to REMIC 1 Regular Interest LT1-2 and the
REMIC 1 S2 Interests and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage
Loans that have Adjusted Net Minimum Mortgage Rates of 4.50% or greater, weighted on the basis of the Stated Principal Balances of such Group II Mortgage
Loans as of the Due Date in the month preceding the month of such Distribution
Date.

With respect to REMIC 1 Regular Interest LT1-1Z and any Distribution Date, a per
annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans that have Adjusted Net Minimum Mortgage Rates of less than 4.50%, weighted on the basis of the sum of the Stated Principal Balances of such Group I Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date. With respect to REMIC 1 Regular Interest LT1-2Z and any Distribution Date, a per annum rate equal to the weighted average of the
Adjusted Net Mortgage Rates of the Group II Mortgage Loans that have Adjusted
Net Minimum Mortgage Rates of less than 4.50%, weighted on the basis of the sum of the Stated Principal Balances of such Group II Mortgage Loans as of the Due
Date in the month preceding the month of such Distribution Date.

"Uncertificated REMIC 2 Pass-Through Rate":

(a) With respect to REMIC 2 Regular Interest LT2-AA, REMIC 2 Regular Interest
LT2-A1, REMIC 2 Regular Interest LT2-A2, REMIC 2 Regular Interest LT2-A3, REMIC
2 Regular Interest LT2-A4, REMIC 2 Regular Interest LT2-M1, REMIC 2 Regular
Interest LT2-M2, REMIC 2 Regular Interest LT2-M3, REMIC 2 Regular Interest
LT2-M4, REMIC 2 Regular Interest LT2-M5, REMIC 2 Regular Interest LT2-M6, REMIC
2 Regular Interest LT2-M7, REMIC 2 Regular Interest LT2-M8, REMIC 2 Regular
Interest LT2-M9, REMIC 2 Regular Interest LT2-ZZ, REMIC 2 Regular Interest
LT2-1SUB, REMIC 2 Regular Interest LT2-2SUB and REMIC 2 Regular Interest LT2-XX,
and any Distribution Date, a per annum rate equal to the weighted average of:

(i) the Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-1, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance;

(ii) the Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-2, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance;

(iii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-A over (ii)(A) with respect to the 1st through

                                       66

the 3rd Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(iv) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-B over (ii)(A) with respect to the 1st through the 6th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(v) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-C over (ii)(A) with respect to the 1st through the 9th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(vi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-D over (ii)(A) with respect to the 1st through the 12th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(vii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-E over (ii)(A) with respect to the 1st through the 15th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(viii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S1-F over (ii)(A) with respect to the 1st through the 18th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal
Balance;

(ix) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-G over (ii)(A) with respect to the 1st through the 21st Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(x) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-H over (ii)(A) with respect to the 1st through the 24th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-I over (ii)(A) with respect to the 1st through the 27th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

                                       67

(xii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-J over (ii)(A) with respect to the 1st through the 30th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xiii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S2-A over (ii)(A) with respect to the 1st through the 3rd Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xiv) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-B over (ii)(A) with respect to the 1st through the 6th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xv) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-C over (ii)(A) with respect to the 1st through the 9th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xvi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-D over (ii)(A) with respect to the 1st through the 12th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xvii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S2-E over (ii)(A) with respect to the 1st through the 15th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal
Balance;

(xviii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S2-F over (ii)(A) with respect to the 1st through the 18th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal
Balance;

(xix) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-G over (ii)(A) with respect to the 1st through the 21st Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xx) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-H over (ii)(A) with respect to the 1st through

                                       68

the 24th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xxi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-I over (ii)(A) with respect to the 1st through the 27th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xxii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S2-J over (ii)(A) with respect to the 1st through the 30th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal
Balance;

(xxiii) The Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-1Z, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance; and

(xxiv) The Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-2Z, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance.

(b) With respect to REMIC 2 Regular Interest LT2-1GRP, and any Distribution
Date, a per annum rate equal to the weighted average of:

(i) the Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-1, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance;

(ii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-A over (ii)(A) with respect to the 1st through the 3rd Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(iii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-B over (ii)(A) with respect to the 1st through the 6th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(iv) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-C over (ii)(A) with respect to the 1st through the 9th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(v) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-D over (ii)(A) with respect to the 1st through

                                       69

the 12th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(vi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-E over (ii)(A) with respect to the 1st through the 15th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(vii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-F over (ii)(A) with respect to the 1st through the 18th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(viii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S1-G over (ii)(A) with respect to the 1st through the 21st Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal
Balance;

(ix) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-H over (ii)(A) with respect to the 1st through the 24th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(x) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-I over (ii)(A) with respect to the 1st through the 27th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S1-J over (ii)(A) with respect to the 1st through the 30th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance; and

(xii) The Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-1Z, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance.

(c) With respect to REMIC 2 Regular Interest LT2-2GRP, and any Distribution
Date, a per annum rate equal to the weighted average of:

                                       70

(i) the Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-2, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance; (ii) the excess, if any, of (i) the Uncertificated REMIC 1
Pass-Through Rate on REMIC 1 Regular Interest LT1-S2-A over (ii)(A) with respect to the 1st through the 3rd Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance;

(iii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-B over (ii)(A) with respect to the 1st through the 6th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(iv) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-C over (ii)(A) with respect to the 1st through the 9th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(v) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-D over (ii)(A) with respect to the 1st through the 12th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(vi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-E over (ii)(A) with respect to the 1st through the 15th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(vii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-F over (ii)(A) with respect to the 1st through the 18th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(viii) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate
on REMIC 1 Regular Interest LT1-S2-G over (ii)(A) with respect to the 1st through the 21st Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal
Balance;

(ix) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-H over (ii)(A) with respect to the 1st through the 24th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

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(x) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-I over (ii)(A) with respect to the 1st through the 27th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance;

(xi) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate on
REMIC 1 Regular Interest LT1-S2-J over (ii)(A) with respect to the 1st through the 30th Distribution Dates, 4.50% and (B) thereafter, 0.00%, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated Principal Balance; and

(xii) The Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest
LT1-2Z, weighted on the basis of such REMIC 1 Regular Interest's Uncertificated
Principal Balance.

(d) With respect to REMIC 2 Regular Interest LT2S1-A for the 1st through the 3rd
Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(e) With respect to REMIC 2 Regular Interest LT2S1-B for the 1st through the 6th
Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(f) With respect to REMIC 2 Regular Interest LT2S1-C for the 1st through the 9th
Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(g) With respect to REMIC 2 Regular Interest LT2S1-D for the 1st through the
12th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(h) With respect to REMIC 2 Regular Interest LT2S1-E for the 1st through the
15th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(i) With respect to REMIC 2 Regular Interest LT2S1-F for the 1st through the
18th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(j) With respect to REMIC 2 Regular Interest LT2S1-G for the 1st through the
21st Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(k) With respect to REMIC 2 Regular Interest LT2S1-H for the 1st through the
24th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(l) With respect to REMIC 2 Regular Interest LT2S1-I for the 1st through the
27th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(m) With respect to REMIC 2 Regular Interest LT2S1-J for the 1st through the
30th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(n) With respect to REMIC 2 Regular Interest LT2S2-A for the 1st through the 3rd
Distribution Dates, 4.50% per annum and thereafter, 0.00%.

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(o) With respect to REMIC 2 Regular Interest LT2S2-B for the 1st through the 6th
Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(p) With respect to REMIC 2 Regular Interest LT2S2-C for the 1st through the 9th
Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(q) With respect to REMIC 2 Regular Interest LT2S2-D for the 1st through the
12th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(r) With respect to REMIC 2 Regular Interest LT2S2-E for the 1st through the
15th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(s) With respect to REMIC 2 Regular Interest LT2S2-F for the 1st through the
18th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(t) With respect to REMIC 2 Regular Interest LT2S2-G for the 1st through the
21st Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(u) With respect to REMIC 2 Regular Interest LT2S2-H for the 1st through the
24th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(v) With respect to REMIC 2 Regular Interest LT2S2-I for the 1st through the
27th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

(w) With respect to REMIC 2 Regular Interest LT2S2-J for the 1st through the
30th Distribution Dates, 4.50% per annum and thereafter, 0.00%.

"Undercollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balances of the Class A
Certificates and the Mezzanine Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date) exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period).

"Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

"United States Person" or "U.S. Person": (i) A citizen or resident of the United
States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual Certificates, no partnership or other entity treated as a partnership shall be treated as a

                                       73

United States Person unless all persons that own an interest in such partnership or other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a
United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

"Unpaid Interest Shortfall Amount": With respect to the Class A Certificates, the Class S Certificates and the Mezzanine Certificates and (i) the first
Distribution Date, zero, and (ii) any Distribution Date after the first
Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly
Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall
Amount, if any, for such Class of Certificates for such preceding Distribution
Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class of Certificates for the related Accrual Period.

"Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage
Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage
Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

"Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 98% of the
Voting Rights (allocated among the Holders of the Class A Certificates, the
Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class S Certificates shall have 1% of the Voting Rights and the Class R
Certificates shall have 1% of the Voting Rights, provided that, if and for so long as the Class C Certificates are held by one or more foreign entities and serve as collateral for the NIM Notes, the total voting power of such Class of
Certificates shall not exceed 8.9%. The Voting Rights allocated to any Class of
Certificates (other than the Class R Certificates) shall be allocated among all
Holders of each such Class in proportion to the outstanding Certificate
Principal Balance of such Certificates and the Voting Rights allocated to the
Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however, that when none of the Regular Certificates are outstanding, 100% of the Voting
Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the
Certificates of such Class. The Class R-CX Certificates shall not have Voting
Rights.

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"Washington Mutual Custodian": None of the Mortgage Loans are held by the
Washington Mutual Custodian as custodian. References to the Washington Mutual
Custodian are left in this Agreement for administrative convenience and shall be completely disregarded. There is no Washington Mutual Custodian under this
Agreement and no Person shall have any rights of the Washington Mutual Custodian under this Agreement.

"Washington Mutual Mortgage Loans": The Mortgage Loans acquired by the Seller from Washington Mutual Bank, Washington Mutual Bank, FA, Washington Mutual Bank
fsb, or from any of their subsidiaries.

Section 1.02  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable
Amount for the Class A Certificates, the Class S Certificates, the Mezzanine
Certificates and the Class C Interest for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest
Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Class C Interest to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such
Regular Interest, and then among the Class A Certificates, the Class S
Certificates and the Mezzanine Certificates on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or
Notional Amount of each such Certificate.

For purposes of calculating the amount of the Monthly Interest Distributable
Amount for the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest
Shortfalls allocated to the Class C Interest pursuant to the paragraph above shall be allocated among the Class C Certificates on a pro rata basis based on one month's interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls
incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated:

(i) first, to REMIC 1 Regular Interest LT1S1-A, REMIC 1 Regular Interest
LT1S1-B, REMIC 1 Regular Interest LT1S1-C, REMIC 1 Regular Interest LT1S1-D,
REMIC Regular Interest LT1S1-E, REMIC 1 Regular Interest LT1S1-F, REMIC 1
Regular Interest LT1S1-G, REMIC 1 Regular Interest LT1S1-H, REMIC 1 Regular
Interest LT1S1-I, and REMIC Regular Interest LT1S1-J, in that order, until such interests have been allocated an aggregate amount of Net Prepayment Interest

                                       75

Shortfalls and Relief Act Interest Shortfalls for such Distribution Date equal to the amount of such shortfalls allocated to the Class S-1 Certificate for such
Distribution Date;

(ii) then, to REMIC 1 Regular Interest LT1S2-A, REMIC 1 Regular Interest
LT1S2-B, REMIC 1 Regular Interest LT1S2-C, REMIC 1 Regular Interest LT1S2-D,
REMIC Regular Interest LT1S2-E, REMIC 1 Regular Interest LT1S2-F, REMIC 1
Regular Interest LT1S2-G, REMIC 1 Regular Interest LT1S2-H, REMIC 1 Regular
Interest LT1S2-I and REMIC Regular Interest LT1S2-J, in that order, until such interests have been allocated an aggregate amount of Net Prepayment Interest
Shortfalls and Relief Act Interest Shortfalls for such Distribution Date equal to the amount of such shortfalls allocated to the Class S-2 Certificate for such
Distribution Date; and

(iii) then, to REMIC 1 Regular Interest LT1-1, REMIC 1 Regular Interest LT1-1Z,
REMIC 1 Regular Interest LT1-2, and REMIC 2 Regular Interest LT1-2Z, pro rata based on, and to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective
Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls
incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated:

(i) first, to REMIC 2 Regular Interest LT2-S1-A, REMIC 2 Regular Interest
LT2-S1-B, REMIC 2 Regular Interest LT2-S1-C, REMIC 2 Regular Interest LT2-S1-D,
REMIC Regular Interest LT2-S1-E, REMIC 2 Regular Interest LT2-S1-F, REMIC 2
Regular Interest LT2-S1-G, REMIC 2 Regular Interest LT2-S1-H, REMIC 2 Regular
Interest LT2-S1-I, and REMIC Regular Interest LT2-S1-J, in that order, until such interests have been allocated an aggregate amount of Net Prepayment
Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution
Date equal to the amount of such shortfalls allocated to the Class S-1
Certificate for such Distribution Date;

(ii) then, to REMIC 2 Regular Interest LT2-S2-A, REMIC 2 Regular Interest
LT2-S2-B, REMIC 2 Regular Interest LT2-S2-C, REMIC 2 Regular Interest LT2-S2-D,
REMIC Regular Interest LT2-S2-E, REMIC 2 Regular Interest LT2-S2-F, REMIC 2
Regular Interest LT2-S2-G, REMIC 2 Regular Interest LT2-S2-H, REMIC 2 Regular
Interest LT2-S2-I and REMIC Regular Interest LT2-S2-J, in that order, until such interests have been allocated an aggregate amount of Net Prepayment Interest
Shortfalls and Relief Act Interest Shortfalls for such Distribution Date equal to the amount of such shortfalls allocated to the Class S-2 Certificate for such
Distribution Date; and

(iii) then, to REMIC 2 Regular Interest LT2-AA and REMIC 2 Regular Interest
LT2-ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation
Amount, 98% and 2%, respectively, and thereafter among REMIC 2 Regular Interest

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LT2-AA, REMIC 2 Regular Interest LT2-A1, REMIC 2 Regular Interest LT2-A2, REMIC
2 Regular Interest LT2-A3, REMIC 2 Regular Interest LT2-A4, REMIC 2 Regular
Interest LT2-M1, REMIC 2 Regular Interest LT2-M2, REMIC 2 Regular Interest
LT2-M3, REMIC 2 Regular Interest LT2-M4, REMIC 2 Regular Interest LT2-M5, REMIC
2 Regular Interest LT2-M6, REMIC 2 Regular Interest LT2-M7, REMIC 2 Regular
Interest LT2-M8, REMIC 2 Regular Interest LT2-M9 and REMIC 2 Regular Interest
LT2-ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated
Principal Balance of each such REMIC 2 Regular Interest.

Section 1.04 Rights of the NIMS Insurer.

(a) Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the Insured NIM Notes remain outstanding; provided, however, the NIMS Insurer shall not have any rights hereunder (except as provided in
Section 9.01) so long as any NIMS Insurer Default is continuing.

(b) Notwithstanding anything to the contrary anywhere in this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the
Depositor, in and to the Mortgage Loans identified on the Mortgage Loan
Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement
(other than the Depositor's rights under Section 17 thereof), the rights of the
Depositor under each of the Cap Agreements, and all other assets included or to be included in REMIC 1. Such assignment includes all scheduled payments on the
Mortgage Loans due after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after May 1, 2004 (other than the portion of such collections due on or prior to the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase
Agreement, each of the Cap Agreements, the Cap Assignment and the PMI Policy.

If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this
Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee as custodian (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a "Mortgage File"):

(a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the
Person so endorsing to the Trustee or (in the case of not more than 1.00% of the
Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

(b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(c) an original Assignment in blank;

(d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the
Trustee or in blank;

(e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy (or a copy of the above, in the case of the Washington Mutual Mortgage Loans), insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections
2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form: "Deutsche Bank National Trust Company, as Trustee under applicable agreement, without recourse." In the event that any

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such Assignment is lost or returned unrecorded because of a defect therein, the
Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.
Notwithstanding the foregoing, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each
Rating Agency does not require recordation in order for such Rating Agency to assign the initial ratings to the Class A Certificates, the Class S Certificates
and the Mezzanine Certificates and the Other NIM Notes and the initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master
Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master
Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.
Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

If any of the documents referred to in Sections 2.01(b), (c), (d) or (e) above
(collectively, the "Recording Documents") has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Master Servicer, in its capacity as the Seller, to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the applicable
Custodian of a copy of each such Recording Document certified by the Seller in the case of (x) above or the applicable public recording office in the case of
(y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the
Trustee or the applicable Custodian promptly upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the recording office where any such Recording
Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Trustee or the applicable Custodian within one year after the
Closing Date, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian within such time period an Officer's
Certificate stating the date by which the Master Servicer, in its capacity as the Seller, expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian by the date specified in its previous
Officer's Certificate delivered to the Trustee or the applicable Custodian, as the case may be, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian by such date an additional
Officer's Certificate stating a revised date by which the Master Servicer, in its capacity as the Seller, expects to receive the applicable Recording
Documents. This procedure shall be repeated until the Recording Documents have been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian. If the original lender's title insurance policy (or a copy thereof, in the case of the Washington Mutual
Mortgage Loans) was not delivered pursuant to Section 2.01(f) above, the Master
Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy (or a copy thereof, in the case of the Washington Mutual
Mortgage Loans). The Master Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the applicable Custodian are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this
Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the applicable Custodian. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) the Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a "high-cost" or "predatory" loan under any state or local law or regulation applicable to the originator), and (ii) Qualified Substitute
Mortgage Loans (which, by definition as set forth herein and referred to in the
Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Qualified Substitute Mortgage Loan is a "high cost" or "predatory" loan under any state or local law or regulation applicable to the originator). It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or a
"High Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

Section 2.02 Acceptance of REMIC 1 by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee or a
Custodian on behalf of the Trustee, as applicable, acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC 1" under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and all such assets and such other assets included in the definition of "REMIC 1" in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee or the Custodian, as applicable, agrees, for the benefit of the
Certificateholders, to review each Mortgage File on or before the Closing Date, with respect to each Mortgage Loan and to certify to the Trustee, the NIMS
Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F-1 that, as to each Closing Date Mortgage Loan

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listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in
Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by the Trustee or the
Washington Mutual Custodian, as applicable and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage
Loan and (iii) based on the Trustee's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, neither the Trustee nor any Custodian is under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy (a) contains all necessary endorsements, (b) insures the priority of the Mortgage as a first lien or (c) whether the interest vested in the Mortgagor is a fee interest) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

Prior to the first anniversary date of this Agreement, the Trustee shall deliver
(or, with respect to the Mortgage Loans held by another Custodian, such
Custodian shall deliver) to the Depositor, the Master Servicer and the NIMS
Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee holding such
Mortgage Files or any Custodian holding such Mortgage Files finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify or such other Custodian shall notify the Depositor, the Seller, the NIMS
Insurer and the Master Servicer. In addition, upon the discovery by the
Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase
Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related
Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03 Cure, Repurchase or Substitution of Mortgage Loans by the
Seller; Remedies for Breaches by Depositor or Master Servicer; Remedies for
Breaches Relating to Prepayment Charges.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the
Seller of any representation, warranty or covenant under the Mortgage Loan
Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the
Certificateholders (it being understood that (i) in the case of any such

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representation or warranty made to the knowledge or the best of knowledge of the
Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made and (ii) with respect to the representation and warranty set forth in the last sentence of Section 6 (xxxix),
Section (xlvi), the first sentence of Section (xlvii) and Section (lxi) of the
Mortgage Loan Purchase Agreement, a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the interest of the Certificateholders in the related Mortgage Loan), the Trustee shall promptly notify the Depositor, the Seller, the NIMS Insurer and the Master
Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach
(except as described in Section 2.03(e)), and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall enforce the obligations of the Seller under the Mortgage Loan
Purchase Agreement to repurchase such Mortgage Loan from REMIC 1 at the Purchase
Price within 90 days after the date on which the Seller was notified (subject to
Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase
Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee or a Custodian, as
applicable, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File, and the
Trustee or a Custodian on behalf of the Trustee, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it or such Custodian, as applicable, and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the Trustee nor any Custodian shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the
Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC 1 (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trustee on behalf of the Certificateholders, and the NIMS Insurer.

(b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the
Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall cure such breach in all material respects.

(c) As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in any Mortgage
Loan, the Master Servicer shall cure such breach in all material respects.

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Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04(a)(vii) or (viii)
which materially and adversely affects the interests of the Certificateholders to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the Master Servicer in its capacity as Seller in Section 2.04(a)(vii) is breached, the Master Servicer in its capacity as Seller shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and deposited by, or paid by, the Master Servicer into the Collection Account; and if the covenant made by the Master Servicer in Section 2.04(a)(viii) is breached, the
Master Servicer shall pay into the Collection Account the amount of the waived
Prepayment Charge.

(d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage
Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC 1.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified
Substitute Mortgage Loan or Loans, such substitution shall be effected by the
Seller delivering to the Trustee (or, with respect to the Mortgage Loans held by another Custodian, to such Custodian) on behalf of the Trustee, for such
Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage,
the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage
Loan satisfies the definition thereof and specifying the Substitution
Adjustments (as described below), if any, in connection with such substitution.
The Trustee shall acknowledge or with respect to the Mortgage Loans held by another Custodian such other Custodian shall acknowledge receipt for such
Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer and the NIMS Insurer, with respect to such
Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted
thereon. Within one year of the date of substitution, the Trustee shall deliver or with respect to the Mortgage Loans held by another Custodian, such other
Custodian shall deliver to the Depositor, the Seller, the NIMS Insurer and the
Master Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to
Qualified Substitute Mortgage Loans in the month of substitution are not part of
REMIC 1 and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such
Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give or cause to be given written notice to the NIMS Insurer and the Certificateholders that such substitution has taken place, and the Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule and, if applicable, the
Prepayment Charge Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified
Substitute Mortgage Loan or Loans and shall deliver a copy of such amended
Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to the
NIMS Insurer and the Trustee. Upon such substitution, such Qualified Substitute
Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be

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subject in all respects to the terms of this Agreement and the Mortgage Loan
Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute
Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amounts (the "Substitution Adjustments"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans in Loan Group I or
Loan Group II, respectively, exceeds the aggregate of the Stated Principal
Balance of the Qualified Substitute Mortgage Loans that will become part of Loan
Group I or Loan Group II, respectively, as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net
Mortgage Rate, plus all outstanding Advances and Servicing Advances with respect to such Deleted Mortgage Loan. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the
Collection Account an amount equal to the sum of Substitution Adjustments, if any (which for federal income tax purposes will be treated as payment for the repurchase of that portion of the Deleted Mortgage Loans), and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans (or acknowledgement of such receipt by another Custodian) and certification by the
Master Servicer of such deposit, shall release or, if such Mortgage File is held by another Custodian, such Custodian shall release to the Seller the related
Mortgage File or Files and the Trustee shall execute and deliver or, if such
Mortgage File is held by another Custodian, such Custodian shall execute and deliver such instruments of transfer or assignment, without recourse, as the
Seller shall deliver to it or such Custodian, as applicable, and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Master Servicer in its capacity as Seller shall obtain at its own expense and deliver to the NIMS Insurer and the Trustee an Opinion of
Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the
Code or on contributions after the startup day under Section 860G(d)(1) of the
Code, or (b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(e) Upon discovery by the Depositor, the Seller, the Master Servicer or the
Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.
In connection therewith, the Master Servicer in its capacity as Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected
Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a)
and Section 2.03(d). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

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Section 2.04 Representations, Warranties and Covenants of the Master Servicer.

(a) The Master Servicer hereby represents, warrants and covenants to the
Trustee, for the benefit of the Trustee and the Certificateholders, and to the
Depositor, that as of the Closing Date or as of such date specifically provided herein:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this
Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the
Master Servicer or to ensure the enforceability or validity of each Mortgage
Loan and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each
Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii) The Master Servicer has the full power and authority to service each
Mortgage Loan, to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master
Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master

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Servicer's knowledge, would in the future materially and adversely affect, (x)
the ability of the Master Servicer to perform its obligations under this
Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv) The Master Servicer is an approved seller/servicer for Fannie Mae or
Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section
203 and Section 211 of the National Housing Act;

(v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this
Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the
Mortgagor's voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or
(2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment); provided that the representation, warranty and covenant contained in this clause (vii) is made by the Master Servicer only in its capacity as Seller; and

(viii) The Master Servicer will not waive any Prepayment Charge or part of a
Prepayment Charge unless such waiver is related to a default or a reasonably foreseeable default and would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage
Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

(ix) With respect to each Mortgage Loan, the Master Servicer will furnish, or cause to be furnished, information regarding the borrower credit file related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations. The Master Servicer will transmit full-file credit reporting data

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for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent
(30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(b) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage
Files to the Trustee or a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties. The obligation of the
Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (a)(vii) or (a)(viii) above, to pay a Master Servicer Prepayment Charge
Payment Amount) shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor, the NIMS Insurer or the
Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04. The preceding sentence shall not, however, limit any remedies available to the
Certificateholders, the Depositor, the NIMS Insurer or the Trustee on behalf of the Certificateholders, (i) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement or (ii)
pursuant to Section 7.01 hereof.

Section 2.05 Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Master Servicer,
that as of the Closing Date or as of such date specifically provided herein:

(i) Each of this Agreement and the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the
Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors'
rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) Immediately prior to the sale and assignment by the Depositor to the
Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature. Immediately prior to the assignment of each of the Cap Agreements to the Trustee on behalf of the Trust, the
Depositor had good title to, and was the sole legal and beneficial owner of, each of the Cap Agreements, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the

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Depositor, and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. Upon the delivery, transfer or assignment of each of the Cap Agreements to the Trustee on behalf of the Trust as contemplated herein, the Trustee on behalf of the Trust, will receive each of the Cap Agreements, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Depositor;

(iii) As of the Closing Date, the Depositor has transferred all of its right, title and interest in the Mortgage Loans and each of the Cap Agreements to the
Trustee on behalf of the Trust;

(iv) The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans. The Depositor has not transferred the Mortgage Loans to the
Trustee with any intent to hinder, delay or defraud any of its creditors;

(v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) The execution, delivery and performance of this Agreement and the Mortgage
Loan Purchase Agreement by the Depositor, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the
Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the
Depositor to perform its obligations under this Agreement or the Mortgage Loan
Purchase Agreement);

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(viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United
States or any other jurisdiction is required for the issuance of the
Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement or the Mortgage Loan Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a)
may be required under State securities or blue sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan
Purchase Agreement;

(ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this
Agreement, the Mortgage Loan Purchase Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the Mortgage Loan
Purchase Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan Purchase
Agreement; and

(x) The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this
Agreement and has duly authorized by all necessary action on the part of the
Depositor the execution, delivery and performance of this Agreement and this
Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06 Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or a Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.
Concurrently with such assignment and delivery and in exchange therefor, the
Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the

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written order of the Depositor, the Certificates in authorized denominations.
The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.07 Reserved.

Section 2.08 Conveyance of REMIC Regular Interests and Acceptance of REMICs
by the Trustee; Issuance of Certificates.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2
Regular Interests and the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R-2 Interest. The
interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular
Interests, constitute the entire beneficial ownership interest in REMIC 2.

(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the Certificates
(other than the Class C Certificates and the Class R-CX Certificates), REMIC CX,
as holder of the Class C Interest and the Class R-3 Interest. The Trustee
acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated)
and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates (other than the Class C
Certificates and the Class R-CX Certificates), REMIC CX, as holder of the Class
C Interest, and the Class R-3 Interest. The interests evidenced by the Class R-3
Interest, the Regular Certificates (other than the Class C Certificates), and the Class C Interest, constitute the entire beneficial ownership interest in
REMIC 3.

(c) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the
Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular
Certificates (other than the Class C Certificates) in authorized denominations evidencing (together with the Class R-3 Interest and the Class C Interest) the entire beneficial ownership interest in REMIC 3.

(d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the holders of the Class C Certificates and the Class R-CX Certificates. The Trustee acknowledges receipt of the Class C
Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class C Certificates and the
Class R-CX Certificates. The interests evidenced by the Class C Certificates and the Class R-CX Certificates constitute the entire beneficial ownership interest in REMIC CX.

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(e) In exchange for the Class C Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations evidencing (together with the Class R-CX Interest) the entire beneficial ownership interest in REMIC CX.

(f) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1
(including the Residual Interest therein represented by the Class R-1 Interest)
and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section
2.02 and Section 2.08(a), and (ii) the assignment and delivery to the Trustee of
REMIC 2 (including the Residual Interest therein represented by the Class R-2
Interest) and the acceptance by the Trustee thereof, pursuant to Section
2.08(c), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the
Class R-3 Interest, and the Class R-CX Certificates evidencing the Class R-CX
Interest.

ARTICLE III .

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS

Section 3.01 Master Servicer to Act as Master Servicer.

The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the
Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective
Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans in the local areas where the related Mortgaged Property is located but without regard to:

(i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(iii) the Master Servicer's obligation to make Advances or Servicing Advances;
or

(iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

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To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the
Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master
Servicer shall have full power and authority, acting alone or through
Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration in accordance with policies and procedures generally accepted in the mortgage banking industry.
Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the
Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the
Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer
shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the
Trustee, shall execute, at the written direction of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer and each Sub-Servicer a power of attorney to carry out such duties including a power of attorney to take title to
Mortgaged Properties after foreclosure on behalf of the Trustee and the
Certificateholders. The Trustee, at the direction of the Master Servicer, shall execute a separate power of attorney in favor of (and furnish such power of attorney to) the Master Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Master
Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing
Advances reimbursable in the first instance from collections on the related
Mortgage Loans from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by
Sub-Servicers in effecting the timely payment of taxes and assessments on a
Mortgaged Property shall not, for the purpose of calculating distributions to
Certificateholders, be added to the unpaid principal balance of the related
Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage
Rate, reduce or increase the principal balance (except for reductions resulting

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from actual payments of principal) or change the final maturity date on such
Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the
Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or contributions after the startup day under the REMIC Provisions.

The Master Servicer may delegate its responsibilities under this Agreement;
provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

With respect to each Mortgage Loan, the Master Servicer will furnish, or cause to be furnished, information regarding the borrower credit file related to such
Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

Section 3.02 Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

(a) The Master Servicer may enter into Sub-Servicing Agreements provided (i)
that such agreements would not result in a withdrawal or a downgrading by any
Rating Agency of the ratings on any Class of Certificates, any of the Other NIM
Notes or any of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer), as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMS Insurer and (ii)
that, except in the case of any Sub-Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS
Insurer shall have consented to such Sub-Servicing Agreements (which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. That certain Subservicing Agreement by and between the Master Servicer and Washington Mutual Bank, FA dated April 9, 2001 is hereby acknowledged as being permitted under this Agreement and meeting the requirements applicable to Sub-Servicing Agreements set forth in this Agreement.
The Trustee is hereby authorized to acknowledge, at the request of the Master
Servicer, any Sub-Servicing Agreement that meets the requirements applicable to
Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing
Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Fannie Mae approved mortgage servicer. Each Sub-Servicing
Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08. The Master Servicer will examine each
Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may
enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the

                                       93

provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the
Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master
Servicer shall deliver to the NIMS Insurer and the Trustee copies of all
Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

(b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each
Sub-Servicer under the related Sub-Servicing Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase
Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase or otherwise remedy as contemplated herein a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.
Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

Section 3.03 Successor Sub-Servicers.

The Master Servicer, with the written consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer
either shall service directly the related Mortgage Loans or shall enter into a
Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the

                                       94

terms of this Agreement, and the Trustee shall so terminate such Sub-Servicing
Agreement at the direction of the NIMS Insurer in the event that the Master
Servicer (or the Trustee, if then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master
Servicer Event of Default).

Section 3.04 Liability of the Master Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this
Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing
Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master
Servicer alone were servicing and administering the Mortgage Loans. The Master
Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification and no such indemnification shall be an expense of the Trust.

Section 3.05 No Contractual Relationship Between Sub-Servicers and the NIMS
Insurer, the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, the NIMS Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any
Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and such fees shall not be an expense of the Trust.

Section 3.06 Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of
Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each
Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any
Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master
Servicer that arose before it ceased to be the Master Servicer.

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The Master Servicer at its own expense and without reimbursement shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07 Collection of Certain Mortgage Loan Payments.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the
Mortgage Loans and held for its own account. Consistent with the foregoing, the
Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly
Payments due on a Mortgage Note for a period of not greater than 180 days;
provided that any extension pursuant to this clause (ii) shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d)
pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master
Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related
Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided, that in the judgment of the Master
Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such
Mortgage Loans in excess of Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds
5% of the number of Closing Date Mortgage Loans as of the Cut-off Date.

Section 3.08 Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a
Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The
Sub-Servicing Account shall be an Eligible Account and shall be entitled
"Deutsche Bank National Trust Company, as Trustee, in trust for registered
Holders of Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3. The Sub-Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of
Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two
Business Days after the deposit of such funds into the clearing account. The
Sub-Servicer shall thereafter be required to deposit such proceeds in the
Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the
Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"). Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the
Mortgage Loans and shall thereafter deposit such Escrow Payments in the
Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii)
reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master
Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or
Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing
Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a
Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

Section 3.10 Collection Account and Distribution Account.
(a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master
Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the
Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date or payments (other than Principal Prepayments) received by it on or prior to the
Cut-off Date but allocable to a Due Period subsequent thereto):

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the
Master Servicer in connection with a purchase of Mortgage Loans and REO
Properties pursuant to Section 9.01) and all Gross Subsequent Recoveries;

(iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16 or Section 9.01 and all Master Servicer
Prepayment Charge Payment Amounts required to be deposited in the Collection
Account pursuant to Section 2.03;

(vii) all Substitution Adjustments;

(viii) all Prepayment Charges collected by the Master Servicer; and

(ix) without duplication, all payments of claims received by the Master Servicer under the PMI Policy.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Charges) need not be deposited by the Master Servicer in the
Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master
Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection
Account, any provision herein to the contrary notwithstanding.

(b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m.
New York time (i) on the Master Servicer Remittance Date, that portion of the
Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account." If the balance on deposit in the
Collection Account exceeds $75,000 as of the commencement of business on any
Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master
Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any
Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto. In order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the owners of the account that it establishes pursuant to this Agreement, including, but not limited to, each account owner's name, address, and other identifying information.

(c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section
3.12. The Master Servicer shall give notice to the Trustee, the NIMS Insurer, the Depositor and the Rating Agencies of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the NIMS Insurer, the Depositor and
the Rating Agencies of the location of the Distribution Account when established and prior to any change thereof.

(d) Funds held in the Collection Account at any time may be delivered by the
Master Servicer to the Trustee for deposit in an account (which may be the
Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the
Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw, and the
Trustee shall withdraw, such amount from the Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the
Distribution Account:

(i) any Advances, as required pursuant to Section 4.04, unless delivered directly to the Trustee by an Advancing Person;

(ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

(iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

(v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

(e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

Section 3.11 Withdrawals from the Collection Account and Distribution Account.

(a) The Master Servicer shall, from time to time, make withdrawals from the
Collection Account, for any of the following purposes or as described in Section
4.04, without priority:

(i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii) subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on the related Mortgage Loans in accordance with the provisions of Section 4.04;

(iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer
(a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections,
Liquidation Proceeds, Insurance Proceeds, Gross Subsequent Recoveries or other

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amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

(iv) to pay to the Master Servicer as servicing compensation (in addition to the
Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v) to pay to the Master Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi) to reimburse the Master Servicer for any Advance or Servicing Advance
previously made which the Master Servicer has determined to be a Nonrecoverable
Advance in accordance with the provisions of Section 4.04;

(vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii) to reimburse the NIMS Insurer, the Master Servicer or the Trustee, as the
case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation; provided, however, that the reimbursement to the NIMS Insurer pursuant to this clause shall be limited to an annual amount of $25,000;

(ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section
3.16(b); and

(x) to clear and terminate the Collection Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on an individual Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b) The Trustee shall, from time to time, make withdrawals from the Distribution
Account, for any of the following purposes, without priority:

(i) to make distributions to Certificateholders in accordance with Section 4.01;

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(ii) to pay to itself amounts to which it is entitled pursuant to Section 8.05 or to pay any other Extraordinary Trust Fund Expenses;

(iii) to pay to itself any interest income earned on funds deposited in the
Distribution Account pursuant to Section 3.12(c);

(iv) to reimburse itself pursuant to Section 7.02 or pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Master
Servicer;

(v) to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(vi) to remit to the Master Servicer any amount deposited in the Distribution
Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d);

(vii) to pay to an Advancing Person reimbursements for Advances and/or Servicing
Advances pursuant to Section 3.27;

(viii) to clear and terminate the Distribution Account pursuant to Section 9.01;

(ix) to pay the PMI Insurer the PMI Insurer Fee based on information received from the Master Servicer; and

(x) to pay itself the Trustee Fees.

Section 3.12 Investment of Funds in the Collection Account and the
Distribution Account.

(a) The Master Servicer may direct any depository institution maintaining the
Collection Account and any REO Account (for purposes of this Section 3.12, an
"Investment Account"), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, the Distribution Account is also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,

(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such
Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the
Trustee (in its capacity as such), or in the name of a nominee of the Trustee.
The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its

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nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon actual notice by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b) All income and gain realized from the investment of funds deposited in the
Collection Account and any REO Account held by or on behalf of the Master
Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable.
The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c) All income and gain realized from the investment of funds deposited in the
Distribution Account held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The
Trustee shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted
Investment made with funds in such accounts immediately upon realization of such loss.

(d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting
Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13 Reserved.

Section  3.14  Maintenance  of Hazard  Insurance  and Errors and  Omissions  and
Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less

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than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each
REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master
Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the
Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note)
shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO
Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to
Certificateholders, be added to the unpaid principal balance of the related
Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.
It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency
Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage
Loan and (ii) the maximum amount of such insurance available for the related
Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key
Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged
Property or REO Property a policy complying with the first two sentences of this
Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the
Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the

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performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the
Mortgage Loans, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie
Mac. The Master Servicer shall provide the Trustee and the NIMS Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.
Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master
Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the
"due-on-sale" clause, if any, applicable thereto; provided, however, that the
Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes that the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated, and the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the
Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage
Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.
Any fee collected by the Master Servicer in respect of any assumption, modification or substitution of liability agreement will be retained by the
Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms

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thereof. The Master Servicer shall notify the Trustee and the NIMS Insurer that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMS Insurer) the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term
"assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16 Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage
Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged
Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage
Loan after reimbursement to itself for such expenses.

(b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the
Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such

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Mortgaged Property within the meaning of the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an
Independent Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

Notwithstanding the foregoing, with respect to the Mortgage Loans, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that the Mortgaged Property securing the Mortgage Loan contains such wastes or substances or is within one mile of the site of such wastes or substances, the
Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section
3.11(a)(ix), such right of reimbursement being prior to the rights of
Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master
Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master
Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a
Servicing Advance.

(c) The Master Servicer may at its option purchase from REMIC 1 any Mortgage
Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the
Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date; and provided, further, that such option shall expire as of the last day of the calendar quarter during which such Mortgage Loan or related REO

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Property became 90 days delinquent or otherwise in default for 90 days or more.
In the event the Master Servicer does not exercise its option to purchase from
REMIC 1 any such Mortgage Loan or related REO Property prior to the expiration of such option, the NIMS Insurer shall be entitled to purchase such Mortgage
Loan or related REO Property at any time thereafter. The Purchase Price for any
Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer or the NIMS Insurer, as applicable, the related Mortgage
File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer or the NIMS
Insurer, as applicable, shall furnish and as shall be necessary to vest in the
Master Servicer or the NIMS Insurer, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

(d) Proceeds received (other than any Prepayment Charges received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or Gross
Subsequent Recoveries, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any
Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and
third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees;
and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the
Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17 Trustee to Cooperate; Release of Mortgage Files.

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master
Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the
Trustee and the applicable Custodian holding the related Mortgage File by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 3.10 have been or will be so deposited)
of a Servicing Representative and shall request delivery to it of the related
Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as applicable, shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection
Account or the Distribution Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any
Mortgage Loan, including, for this purpose, collection under any insurance

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policy relating to the Mortgage Loans, the Trustee or the applicable Custodian shall, upon request of the Master Servicer and delivery to the Trustee or the applicable Custodian of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee or the
applicable Custodian, on behalf of the Trustee, shall, at the direction of the
Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or the applicable Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage
Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage
Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the
Trustee or the applicable Custodian a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.
Upon receipt of a certificate of a Servicing Representative stating that such
Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the
Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the
Trustee or the applicable Custodian to the Master Servicer or its designee.

(c) At the direction of the Master Servicer and upon written certification of a
Servicing Representative, each of the Trustee or the applicable Custodian shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer or the Sub-Servicer to execute such documents on its behalf, provided that each of the Trustee or the applicable
Custodian shall be obligated to execute the documents identified above if necessary to enable the Master Servicer or the Sub-Servicer to perform their respective duties hereunder or under the Sub-Servicing Agreement. Each such certification shall include a request that such pleadings or documents be executed by the Trustee or the applicable Custodian and a statement as to the reason such documents or pleadings are required.

(d) If any Mortgage Loan is repurchased, substituted or purchased in accordance with Section 2.03, 3.16(c) or 9.01, the Trustee shall execute and deliver the
Mortgage Loan Assignment Agreement in the form of Exhibit E-3 with respect to such Mortgage Loan, transferring such Mortgage Loan to the Person entitled thereto pursuant to such Section 2.03, 3.16(c) or 9.01, as applicable.

Section 3.18 Servicing Compensation.

As compensation for the activities of the Master Servicer hereunder, the Master
Servicer shall be entitled to the Servicing Fee with respect to each Mortgage
Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to

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recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds,
Liquidation Proceeds or Gross Subsequent Recoveries to the extent permitted by
Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master
Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master
Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder
(including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, it being understood however, that payment of such premiums by the Master Servicer shall constitute Servicing Advances and servicing compensation of each
Sub-Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19 Reports to the Trustee; Collection Account Statements.

Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the NIMS Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection
Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting
Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a
Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

Section 3.20 Statement as to Compliance.

The Master Servicer shall deliver to the Trustee, the Depositor, the NIMS
Insurer and each Rating Agency on or before March 10 of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, an Officers'
Certificate stating, as to each signatory thereof, that (i) a review of the

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activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any
Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master
Servicer to the Trustee.

Section 3.21 Independent Public Accountants' Servicing Report.

Not later than March 10 of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and
April 30 of each calendar year thereafter, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master
Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of
Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those
Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each
Rating Agency. Copies of such statement shall be provided by the Trustee to any
Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the
Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22 Access to Certain Documentation.

The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this

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Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any
Certificateholder, the NIMS Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master
Servicer designated by it at the expense of the Person requesting such access.

Section 3.23 Title, Management and Disposition of REO Property.

(a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the
Certificateholders. The Master Servicer, on behalf of REMIC 1 (and on behalf of the Trustee for the benefit of the Certificateholders), shall sell any REO
Property as soon as practicable and, in any event, shall either sell any REO
Property before the close of the third taxable year after the year REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel,
addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by REMIC 1 of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on
"prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. If an extension of the three-year period is granted, the Master Servicer shall sell the related REO Property no later than 60 days prior to the expiration of such extension period. The Master
Servicer shall manage, conserve, protect and operate each REO Property for the
Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC
Provisions.

(b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO
Account"), which shall be an Eligible Account. The Master Servicer may allow the
Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO Account.

(c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the
Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders.
In connection therewith, the Master Servicer shall deposit, or cause to be

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deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof and shall thereafter deposit in the REO Account, in no event more than two
Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i) all insurance premiums due and payable in respect of such REO Property;

(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO
Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the
Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

(i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize any construction on any REO Property, other than construction permitted under Section 856(e)(4)(B) of the Code; or

(iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel
(the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

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(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the
Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such
Independent Contractor would constitute Servicing Advances if made by the Master
Servicer, such amounts shall be reimbursable as Servicing Advances made by the
Master Servicer.

(d) In addition to the withdrawals permitted under Section 3.23(c), the Master
Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO
Property or the related Mortgage Loan. On the Master Servicer Remittance Date,
the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section
4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this
Section 3.23(d).

(e) Subject to the time constraints set forth in Section 3.23(a), each REO
Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any

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payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section
3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by
Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section  3.24  Obligations  of the Master  Servicer  in  Respect  of  Prepayment
Interest Shortfalls.

The Master Servicer shall deliver to the Trustee for deposit into the
Distribution Account on or before 3:00 p.m. New York time on the Master Servicer
Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

Section 3.25 Obligations of the Master Servicer in Respect of Mortgage Rates and
Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage
Rates, Monthly Payments or Stated Principal Balances that were made by the
Master Servicer in a manner not consistent with the terms of the related
Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the
Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master
Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

Section 3.26 Reserve Fund.

No later than the Closing Date, the Trustee, on behalf of the
Certificateholders, shall establish and maintain with itself a separate, segregated trust account titled, "Reserve Fund, Deutsche Bank National Trust
Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan
Trust 2004-3, Asset-Backed Certificates, Series 2004-3." The Trustee shall account for the right to receive payments from the Reserve Fund as property that the Trustee holds separate and apart from the REMIC Regular Interests.

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(a) The following amounts shall be deposited into the Reserve Fund:

(i) On each Distribution Date, the Trustee shall deposit all amounts received with respect to the Cap Agreements; (ii) On the Closing Date, the Depositor
shall deposit, or cause to be deposited, into the Reserve Fund $1,000;

(iii) On each Distribution Date as to which there is a Net WAC Rate Carryover
Amount payable to any of the Class A Certificates or the Mezzanine Certificates,
the Trustee has been directed by the Holders of the Class C Certificates to, and therefore shall, deposit into the Reserve Fund the amounts described in Section
4.01(d)(i)(u); and

(iv) On each Distribution Date as to which there are no Net WAC Rate Carryover
Amounts, the Trustee shall deposit into the Reserve Fund on behalf of the
Holders of the Class C Certificates, from amounts otherwise distributable to such Class C Certificates, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

(b) The Reserve Fund shall be segregated into two separate portions, for which the Trustee shall keep separate accounts. "Portion 1" of the Reserve Fund shall consist of amounts deposited pursuant to Section 3.26(a)(i), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund. "Portion
2" of the Reserve Fund shall consist of amounts deposited pursuant to Sections
3.26(a)(ii), (a)(iii), and (a)(iv), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund. Amounts distributed from the Reserve
Fund under Sections 4.01(d)(ii) and 3.26(c) shall be deemed to be distributed first from Portion 1 of the Reserve Fund to the extent thereof and then from
Portion 2.

(c) Each Portion of the Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC created hereunder. For federal and state income tax purposes, the Trustee shall be deemed to be the owner of Portion 1 of the Reserve Fund and no amount shall be transferred by any REMIC to Portion 1 of the Reserve Fund. For federal and state income tax purposes, the Holders of the Class C Certificates shall be deemed to be the owners of Portion 2 of the Reserve Fund and all amounts deposited into such Portion 2 of the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 3 to
REMIC CX in respect of the Class C Interest, and then distributed by REMIC CX to the Holders of the Class C Certificates. For federal and state income tax purposes, payments in respect of the Class A Certificates and the Mezzanine
Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section
860G(a)(1).

(d) By accepting a Class C Certificate, each Holder of a Class C Certificate shall be deemed to have directed the Trustee to, and the Trustee shall pursuant to such direction, deposit into the Reserve Fund the amounts described in

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Section 3.26(a)(iii) and (a)(iv) above on each Distribution Date. By accepting a
Class C Certificate, each Holder of a Class C Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(e) At the direction of the Holders of a majority in Percentage Interest in the
Class C Certificates, the Trustee shall direct any depository institution maintaining Portion 2 of the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in
Percentage Interest in the Class C Certificates with respect to Portion 2 of the
Reserve Fund is received by the Trustee, the Trustee shall invest the funds in such Portion in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.
Notwithstanding the foregoing, any funds in Portion 2 of the Reserve Fund shall be invested in Deutsche Bank Cash Management Fund 541 for so long as such investment complies with clause (vi) of the definition of Permitted Investments.
All income and gain earned upon such investment shall be deposited into Portion
2 of the Reserve Fund.

The Trustee shall hold the funds in Portion 1 of the Reserve Fund uninvested in an Eligible Account.

(f) For federal tax return and information reporting, the right of the
Certificateholders to receive payment on account of the Class A Certificates and the Mezzanine Certificates from the Reserve Fund in respect of any Net WAC Rate
Carryover Amount shall be assigned a value of zero.

Section 3.27 Advance Facility.

(a) The Trustee, on behalf of the Trust Fund, at the direction of the Master
Servicer and with the consent of the NIMS Insurer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing
Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or
Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The
Trustee shall be entitled to rely without independent investigation on the
Advancing Person's statement with respect to the amount of any reimbursement

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pursuant to this Section 3.27 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing
Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Article VI hereof and will not be deemed to be a
Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering into such facility.

(b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under Section 3.27(a)
above and acknowledged by the Master Servicer prior to the remittance to the
Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The
Trustee is hereby authorized to pay to the Advancing Person reimbursements for
Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such
Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the
Servicing Fee as the parties to any advancing facility may agree.

(c) All Advances and Servicing Advances made pursuant to the terms of this
Agreement shall be deemed made and shall be reimbursed on a "first in-first out"
(FIFO) basis.

Section 3.28 Policy; Claims Under the PMI Policy

Notwithstanding anything to the contrary elsewhere in this Article III, the
Master Servicer shall not agree to any modification or assumption of a PMI
Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Master Servicer shall notify the PMI Insurer that the Trustee, as trustee on behalf of the
Certificateholders, is the insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the
Trustee, all claims which may be made under the PMI Policy with respect to the
PMI Mortgage Loans. The Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

Section 3.29 Reserved.

Section 3.30 Cap Agreements.

(a) The Depositor hereby directs the Trustee to execute and deliver on behalf of the Trust the Cap Assignment and authorizes the Trustee to perform its obligations thereunder and under each of the Cap Agreements on behalf of the
Trust in accordance with the terms of the Cap Assignment and each of the Cap
Agreements.

(b) If the rating of the Cap Provider's obligations is withdrawn or reduced (in the manner set forth in Section 4(14) of each of the Cap Agreements) below one of the Approved Rating Thresholds (as defined in Section 4(14) of each of the
Cap Agreements), the Trustee shall, promptly after a Responsible Officer of the

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Trustee has received actual knowledge or written notice of the reduction or withdrawal of the rating (it being understood that the Trustee has no duty to monitor the ratings of the Cap Provider), request the Cap Provider to take actions required to be taken by the Cap Provider by Section 4(14) of each of the
Cap Agreements.

(c) In the event that any of the Cap Agreements is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby or replacement of such Cap Agreement by the Cap
Provider in accordance with Section 3.30(b)), the Depositor shall, to the extent a replacement contract is available, direct the Trustee to obtain from a counterparty designated by the Depositor a replacement contract comparable to such Cap Agreement (which both such counterparty and such replacement contract shall be acceptable to the Trustee and the Holders of the Certificates entitled to at least 50% of the Voting Rights) providing interest rate protection which is equal to the then-existing protection provided by such Cap Agreement, provided, however, that if the cost of any such replacement contract providing the same interest rate protection would be greater than the amount of any early termination payment received by the Trustee under the related Cap Agreement, the amount of interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of such early termination payment.

ARTICLE IV ..

                                  FLOW OF FUNDS

Section 4.01 Distributions.

(a) On each Distribution Date, the Trustee shall withdraw from the Distribution
Account that portion of the Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount and the Group II Interest
Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount or the Group II
Interest Remittance Amount remaining for such Distribution Date:

(i) the Group I Interest Remittance Amount shall be distributed as follows:

(A) first, concurrently, to the Class A-1 Certificates and the Class S-1
Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such Classes, in each case, allocated between the Class A-1
Certificates and the Class S-1 Certificates, pro rata, based on their respective entitlements; and

(B) second, concurrently, to the Class A-2 Certificates, the Class A-3
Certificates, the Class A-4 Certificates and the Class S-2 Certificates, the
Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount
for such Classes, in each case to the extent not paid pursuant to Section

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4.01(a)(ii)(A) below, allocated among the Class A-2 Certificates, the Class A-3
Certificates, the Class A-4 Certificates and the Class S-2 Certificates, pro
rata, based on their respective entitlements.

(ii) the Group II Interest Remittance Amount shall be distributed as follows:

(A) first, concurrently, to the Class A-2 Certificates, the Class A-3
Certificates, the Class A-4 Certificates and the Class S-2 Certificates, the
Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount
for such Classes, in each case, allocated among the Class A-2 Certificates, the
Class A-3 Certificates, the Class A-4 Certificates and the Class S-2
Certificates, pro rata, based on their respective entitlements; and

(B) second, concurrently, to the Class A-1 Certificates and the Class S-1
Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such Classes, in each case, to the extent not paid pursuant to Section 4.01(a)(i)(A) above, allocated between the Class A-1 Certificates and the Class S-1 Certificates, pro rata, based on their respective entitlements.

(iii) The sum of any Group I Interest Remittance Amount and Group II Interest
Remittance Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above shall be distributed as follows:

first, to the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

second, to the Class M-2 Certificates, the related Monthly Interest Distributable Amount;

third, to the Class M-3 Certificates, the related Monthly Interest Distributable Amount;

fourth, to the Class M-4 Certificates, the related Monthly Interest Distributable Amount;

fifth, to the Class M-5 Certificates, the related Monthly Interest Distributable Amount;

sixth, to the Class M-6 Certificates, the related Monthly Interest Distributable Amount;

seventh, to the Class M-7 Certificates, the related Monthly Interest Distributable Amount;

eighth, to the Class M-8 Certificates, the related Monthly Interest Distributable Amount; and

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ninth, to the Class M-9 Certificates, the related Monthly Interest Distributable Amount.

(iv) Any Group I Interest Remittance Amount or any Group II Interest Remittance
Amount remaining undistributed following distributions pursuant to clause (iii)
above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(b) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a
Trigger Event is in effect, the Class A Certificates and the Mezzanine
Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II
Principal Distribution Amount in the following amounts and order of priority:

(i) first,

(A) (x) an amount equal to the Group I Principal Distribution Amount shall be distributed to the Class A-1 Certificates, until the Certificate Principal
Balance thereof has been reduced to zero; and then

(y) any portion of the Group II Principal Distribution Amount distributable pursuant to Section 4.01(b)(i)(B)(x), below, that remains following distribution to the Group II Senior Certificates shall be distributed as set forth in Section
4.01(b)(i)(A)(x), above;

(B) (x) an amount equal to the Group II Principal Distribution Amount shall be distributed as follows:

  (I) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

  (II) to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

  (III) to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(y) any portion of the Group I Principal Distribution Amount distributable pursuant to Section 4.01(b)(i)(A)(x), above, that remains following distribution to the Class A-1 Certificates, shall be distributed as set forth in Section
4.01(b)(i)(B)(x) above.

(ii) second, the sum of any Group I Principal Distribution Amount and Group II
Principal Distribution Amount remaining undistributed following the distributions pursuant to Section 4.01(b)(i) shall be distributed in the following order of priority:

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first, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

ninth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(iii) Any principal remaining undistributed pursuant to Sections 4.01(b)(i) and
4.01(b)(ii) above shall be used in determining the amount of Net Monthly Excess
Cashflow, if any, for such Distribution Date.

(c) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Class A Certificates and the Mezzanine
Certificates shall be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II
Principal Distribution Amount in the following amounts and order of priority:

(i) first,

(A) the Group I Principal Distribution Amount shall be distributed as follows:

first, to the Class A-1 Certificates, the Group I Senior Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

second, to the Group II Senior Certificates, the Group II Senior Principal

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Distribution Amount, to the extent not paid pursuant to Section 4.01(c)(i)(B)
below to be distributed as follows:

(I) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(II) to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(III) to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(B) the Group II Principal Distribution Amount shall be distributed as follows:

first, to the Group II Senior Certificates, the Group II Senior Principal
Distribution Amount, to be distributed as follows:

(I) to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(II) to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(III) to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

second, to the Class A-1 Certificates, the Group I Senior Principal Distribution
Amount, to the extent not paid pursuant to Section 4.01(c)(i)(A) above, until the Certificate Principal Balance thereof has been reduced to zero.

(ii) second, the sum of any Group I Principal Distribution Amount and Group II
Principal Distribution Amount remaining undistributed following the distribution pursuant to Section 4.01(c)(i) shall be distributed in the following order of priority:

first, to the Class M-1 Certificates, the Class M-1 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M-2 Certificates, the Class M-2 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M-3 Certificates, the Class M-3 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

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fourth, to the Class M-4 Certificates, the Class M-4 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-5 Certificates, the Class M-5 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-6 Certificates, the Class M-6 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M-7 Certificates, the Class M-7 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M-8 Certificates, the Class M-8 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

ninth, to the Class M-9 Certificates, the Class M-9 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero.

(iii) Any principal remaining undistributed following distributions pursuant to
Sections 4.01(c)(i) and 4.01(c)(ii) shall be used in determining the amount of
Net Monthly Excess Cashflow, if any, for such Distribution Date.

(d) (i) On each Distribution Date, any Net Monthly Excess Cashflow shall be paid in the following order of priority, in each case to the extent of the Net
Monthly Excess Cashflow remaining undistributed:

(a) to the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal
Distribution Amount for such Distribution Date, payable to such Class or Classes of Certificates as part of the Group I Principal Distribution Amount or the
Group II Principal Distribution Amount, as applicable, pursuant to Section
4.01(b) or Section 4.01(c) above, as applicable;

(b) concurrently, to the Class A Certificates and the Class S Certificates, in
an amount equal to the Unpaid Interest Shortfall Amount, if any, for such
Classes for such Distribution Date to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount and the Group II Interest
Remittance Amount on such Distribution Date, allocated among such classes, pro rata, based on their respective entitlements;

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(c) to the Class M-1 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(d) to the Class M-1 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(e) to the Class M-2 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(f) to the Class M-2 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(g) to the Class M-3 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(h) to the Class M-3 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(i) to the Class M-4 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(j) to the Class M-4 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(k) to the Class M-5 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(l) to the Class M-5 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(m) to the Class M-6 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(n) to the Class M-6 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

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(o) to the Class M-7 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(p) to the Class M-7 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(q) to the Class M-8 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(r) to the Class M-8 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(s) to the Class M-9 Certificates, in an amount equal to the Unpaid Interest
Shortfall Amount, if any, for such Class for such Distribution Date;

(t) to the Class M-9 Certificates, in an amount equal to the Allocated Realized
Loss Amount, if any, for such Class for such Distribution Date;

(u) to the Reserve Fund, the amount equal to the difference between (x) the sum of (A) any excess of the Net WAC Rate Carryover Amount, if any, with respect to the Class A-1 Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the Class
A-1 Cap Agreement, (B) any excess of the sum of the Net WAC Rate Carryover
Amounts, if any, with respect to the Group II Senior Certificates for such
Distribution Date over any amounts on deposit in the Reserve Fund on such
Distribution Date with respect to the Class A-2/3/4 Cap Agreement, and (C) any excess of the sum of the Net WAC Rate Carryover Amounts, if any, with respect to the Mezzanine Certificates for such Distribution Date over any amounts on deposit in the Reserve Fund on such Distribution Date with respect to the
Subordinate Cap Agreement and (y) any amounts deposited in the Reserve Fund pursuant to this Section 4.01(d)(i)(u) that were not distributed on prior
Distribution Dates (or, if no Net WAC Rate Carryover Amounts are payable to such
Classes of Certificates on such Distribution Date, to the Reserve Fund, an amount such that when added to other amounts already on deposit in the Reserve
Fund, the aggregate amount on deposit therein is equal to $1,000);

(v) to REMIC CX, as holder of the Class C Interest, the Monthly Interest
Distributable Amount for the Class C Interest plus, until the Uncertificated
Principal Balance of the Class C Interest is reduced to zero, any

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Overcollateralization Release Amount for such Distribution Date (in both cases, net of such portion of amounts payable pursuant to this clause (u) that were paid pursuant to clause (s) above); and

(w) any remaining amounts to the Class R Certificates (in respect of the appropriate Class R-3 Interest).

(ii) On each Distribution Date, after making the distributions of the Available
Funds as provided in this Section 4.01 and after depositing in the Reserve Fund any payments received under the Cap Agreements, the Trustee shall withdraw from the Reserve Fund the amounts on deposit therein and shall distribute such amounts in the following order of priority:

(i) first, concurrently, (A) amounts in the Reserve Fund received with respect to the Class A-1 Cap Agreement shall be distributed to the Class A-1
Certificates, up to the amount of the related Net WAC Rate Carryover Amount, (B)
amounts in the Reserve Fund received with respect to the Class A-2/3/4 Cap
Agreement shall be distributed to the Group II Senior Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Group
II Senior Certificates, pro rata, based on their Certificate Principal Balances, and (C) amounts in the Reserve Fund received with respect to the Subordinate Cap
Agreement shall be distributed to the Mezzanine Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Mezzanine
Certificates, pro rata, based on their Certificate Principal Balances, in each case, to the extent of amounts received with respect to the related Cap
Agreement remaining in the Reserve Fund.

(ii) second, amounts deposited in the Reserve Fund pursuant to Section
4.01(d)(i)(s) will be distributed to the Class A Certificates and the Mezzanine
Certificates, up to the amount of the related Net WAC Rate Carryover Amount to the extent not paid pursuant to Section 4.01(d)(ii)(i), allocated among the
Class A Certificates and the Mezzanine Certificates, pro rata, based on their
Certificate Principal Balances, to the extent of such amounts remaining in the
Reserve Fund.

On the Distribution Date on which the Certificate Principal Balance of the Class
A-1 Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates and the
Mezzanine Certificates out of the Reserve Fund), the Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund which were deposited in the Reserve Fund on account of the Class A-1 Cap Agreement. On the Distribution Date on which the Certificate Principal Balance of the Group II
Senior Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class A Certificates and the Mezzanine Certificates out of the Reserve Fund), the Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the
Reserve Fund which were deposited in the Reserve Fund on account of the Class
A-2/3/4 Cap Agreement. On the Distribution Date on which the Certificate

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Principal Balance of the Mezzanine Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the Class
A Certificates and the Mezzanine Certificates out of the Reserve Fund), the
Trustee shall distribute to itself all remaining amounts on deposit in Portion 1 of the Reserve Fund which were deposited in the Reserve Fund on account of the
Subordinate Cap Agreement. On the Distribution Date on which the Trustee has distributed to itself all remaining amounts on deposit in Portion 1 of the
Reserve Fund, the Trustee shall distribute all remaining amounts in Portion 2 of the Reserve Fund to the Class C Certificates.

(iii) On each Distribution Date, the Prepayment Charge Cashflow for such
Distribution Date shall be withdrawn from the Distribution Account and distributed by the Trustee to the Certificates as part of the Net Monthly Excess
Cashflow for such Distribution Date.

(e) Without limiting the provisions of Section 9.01(b), by acceptance of the
Class R Certificates the Holders of the Class R Certificates agree, and it is the understanding of the parties hereto, for so long as any of the NIM Notes are outstanding, to pledge their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class C Certificates to be paid to the Holders of the Class C Certificates. By acceptance of the Class R
Certificates, the Holders of the Class R Certificates direct the Trustee to pay any amounts due to the Holders of the Class R Certificates on the first
Distribution Date to the Holders of the Class C Certificates.

(f) All distributions made with respect to each Class of Certificates on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the
Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii)
two-thirds of the Original Class Certificate Principal Balance or Original Class
Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate
Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the
Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the
Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the

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Certificates. None of the Trustee, the Depositor, the Master Servicer or the
Seller shall have any responsibility therefor except as otherwise provided by applicable law.

(g) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates shall be made on the next Distribution Date, the Trustee shall, no later than three (3)
days before the related Distribution Date, mail to the NIMS Insurer and each
Holder on such date of such Class of Certificates a notice to the effect that:

(i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

(ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their
Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such
Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering
Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such
Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Greenwich Capital Markets, Inc. and WaMu Capital Corp., equally, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any
Certificateholder on any amount held in trust by the Trustee as a result of such
Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

(i) Notwithstanding anything to the contrary herein, (i) in no event shall the
Certificate Principal Balance of a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.06 and (b) distributed to

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such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01, and (ii) in no event shall the Uncertificated
Principal Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular
Interest in respect of Realized Losses pursuant to Section 4.06 and (b)
distributed on such REMIC Regular Interest in reduction of the Uncertificated
Principal Balance thereof pursuant to Section 4.05.

(j) Any amounts distributed to REMIC CX on any Distribution Date in respect of the Class C Interest under Section 4.01(d)(i) shall, on such Distribution Date, be distributed by REMIC CX to the Holders of the Class C Certificates. Any
amounts remaining in REMIC CX shall be distributed to the Holders of the Class
R-CX Certificates in respect of the Class R-CX Interest. For the avoidance of doubt, the provisions of Sections 4.01(f), 4.01(g) and 4.01(h) shall apply to the Class C Certificates.

(k) For federal income tax purposes and under the REMIC Provisions, Prepayment
Charge Cashflow is allocated first, to the Class A Certificates, the Class S
Certificates and the Mezzanine Certificates, and then to the Class C
Certificates as provided in Section 4.01(d). For federal income tax purposes, in determining the amount of Prepayment Charges and Master Servicer Prepayment
Charge Payment Amounts received by any Class of Certificates, Net Monthly Excess
Cash Flow shall be deemed paid out on any Distribution Date in the following order: (i) first, all amounts other than Prepayment Charge Cashflow; (ii) then,
Prepayment Charges, and (iii) then, Master Servicer Prepayment Charge Payment
Amounts.

Section 4.02 Preference Claims.

The Trustee shall promptly notify the NIMS Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference
Claim") of any distribution made with respect to the Class C Certificates. Each
Holder of the Class C Certificates, by its purchase of such Certificates, the
Master Servicer and the Trustee hereby agree that the NIMS Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such
Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMS Insurer shall be subrogated to the rights of the Master
Servicer, the Trustee and each Holder of the Class C Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMS
Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the Trustee, as indenture trustee or indenture administrator with respect to the Insured NIM Notes or the holder of any Insured
NIM Notes has been required to relinquish a distribution made on the Class C
Certificates or the Insured NIM Notes, as applicable, and the NIMS Insurer made a payment in respect of such relinquished amount.

Section 4.03 Statements.

(a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available by

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electronic medium (as set forth in the penultimate paragraph of this Section
4.03(a)) to each Holder of the Regular Certificates, the Trustee, the Master
Servicer, the NIMS Insurer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class S Certificates), separately identified, allocable to principal and the amount of the distribution made to the Holders of the Certificates allocable to Prepayment Charges and
Master Servicer Prepayment Charge Payment Amounts;

(ii) the amount of the distribution made on such Distribution Date to the
Holders of each Class of Regular Certificates, allocable to interest, separately identified;

(iii) the Overcollateralized Amount, the Overcollateralization Release Amount,
the Overcollateralization Deficiency Amount and the Overcollateralization Target
Amount as of such Distribution Date and the Excess Overcollateralized Amount for
the Mortgage Pool, for such Distribution Date;

(iv) the aggregate amount of servicing compensation received by the Master
Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a
Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) reserved;

(vi) the aggregate amount of Advances for the related Due Period;

(vii) the aggregate Stated Principal Balance of the Mortgage Loans at the Close
of Business at the end of the related Due Period;

(viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(ix) the number and aggregate unpaid principal balance of Mortgage Loans (a)
delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month provided, however that any aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(x) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal
Balance of such Mortgage Loan as of the date it became an REO Property;

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(xi) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

(xii) the aggregate amount of Principal Prepayments made during the related
Prepayment Period;

(xiii) by Loan Group and in the aggregate, the aggregate amount of Realized
Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xiv) the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xv) the Certificate Principal Balance of the Class A Certificates, the
Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, and the Notional Amount of the
Class S Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

(xvi) the Monthly Interest Distributable Amount in respect of the Class A
Certificates, the Class S Certificates, the Mezzanine Certificates and the Class
C Certificates for such Distribution Date and the Unpaid Interest Shortfall
Amount, if any, with respect to the Class A Certificates, the Class S
Certificates and the Mezzanine Certificates for such Distribution Date;

(xvii) the aggregate amount of any Prepayment Interest Shortfalls for such
Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24, and the aggregate amount of any Relief Act Interest
Shortfalls for such Distribution Date;

(xviii) the Credit Enhancement Percentage for such Distribution Date;

(xix) the related Net WAC Rate Carryover Amount for the Class A Certificates and
the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xx) the Trustee Fee on such Distribution Date;

(xxi) whether a Stepdown Date or a Trigger Event has occurred;

(xxii) the Available Funds;

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(xxiii) the respective Pass-Through Rates applicable to the Class A
Certificates, the Class S Certificates, the Mezzanine Certificates and the Class
C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates, the Class S Certificates and the Mezzanine
Certificates for the immediately succeeding Distribution Date;

(xxiv) reserved;

(xxv) any other information that is required by the Code and regulations thereunder to be made available to Certificateholders;

(xxvi) the amount on deposit in the Reserve Fund;

(xxvii) (A) the dollar amount of payments received related to claims under the
PMI Policy during the related Prepayment Period (and the number of Mortgage
Loans to which such payments related) and (B) the aggregate dollar amount of payments received related to claims under the PMI Policy since the Cut-off Date
(and the number of Mortgage Loans to which such payments related);

(xxviii) (A) the dollar amount of claims made under the PMI Policy that were denied during the related Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the aggregate dollar amount of claims made under the PMI Policy that were denied since the Cut-off Date (and the number of
Mortgage Loans to which such denials related);

(xxix) for such Distribution Date, the amount of any payment made by the Cap
Provider under each of the Cap Agreements; and

(xxx) the amount of Subsequent Recoveries and Gross Subsequent Recoveries for
the related Prepayment Period and the cumulative amount of Subsequent Recoveries and Gross Subsequent Recoveries in the aggregate and for each of Loan Group I and Loan Group II.

The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the NIMS Insurer and the Rating
Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https://www.corporatetrust.db.com/invr. Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

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In the case of information furnished pursuant to subclauses (i) through (iii)
above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the
Closing Date.

(b) Within a reasonable period of time after the end of each calendar year, the
Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Trustee shall forward to the Holders of the
Residual Certificates and the NIMS Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

(d) Within a reasonable period of time after the end of each calendar year, the
Trustee shall deliver to each Person who at any time during the calendar year was a Holder of a Residual Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate. Such obligation of the
Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

(e) On each Distribution Date the Trustee shall provide Bloomberg Financial
Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

Section 4.04 Remittance Reports; Advances.

(a) Within one Business Day after each Determination Date, but in no event later than such date which would allow the Trustee to submit a claim to the NIMS
Insurer under the Indenture, the Master Servicer shall deliver to the NIMS
Insurer and the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer, the NIMS Insurer and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related
Distribution Date. Not later than each Master Servicer Remittance Date (or, in the case of certain information, as agreed between the Trustee and the Master
Servicer, not later than four Business Days after the end of each Due Period), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the
Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to

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Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b) The amount of Advances to be made by the Master Servicer for any
Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the
Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO
Property, which REO Property was acquired during or prior to the related
Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO
Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the
Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of
Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the
Collection Account, to the extent of funds held therein for future distribution
(in which case, it will cause to be made an appropriate entry in the records of
Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii)
aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master
Servicer's records and replaced by the Master Servicer by deposit in the
Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date
(determined without regard to Advances to be made on the Master Servicer
Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such
Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the NIMS Insurer and the Master Servicer by telecopy by the close of business on any Master Servicer
Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the
Master Servicer for the related Distribution Date.

(c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to Section
4.04(d) below, and, with respect to any Mortgage Loan, shall continue until the payment of the Mortgage Loan in full or the recovery of all Liquidation Proceeds thereon.

(d) Notwithstanding anything herein to the contrary, no Advance or Servicing
Advance shall be required to be made hereunder by the Master Servicer if such
Advance or Servicing Advance would, if made, constitute a Nonrecoverable
Advance. The determination by the Master Servicer that it has made a
Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an

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Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the
Depositor and the Trustee.

Section 4.05 Distributions on the REMIC Regular Interests.

(a) On each Distribution Date, the Trustee shall cause the sum of the Group I
Interest Remittance Amount, Group II Interest Remittance Amount, Group I
Principal Remittance Amount, and the Group II Principal Remittance Amount, in
the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution
Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i) first, with respect to the Group I Mortgage Loans with Adjusted Net Minimum
Mortgage Rates of less than 4.50%, to the Holders of REMIC 1 Regular Interest
LT1-1Z and with respect to the Group II Mortgage Loans with Adjusted Net Minimum
Mortgage Rates of less than 4.50%, to the Holders of REMIC 1 Regular Interest
LT1-2Z in each case in an amount equal to (A) the Uncertificated Accrued
Interest for such REMIC 1 Regular Interest for such Distribution Date, plus (B)
any amounts in respect thereof remaining unpaid from previous Distribution
Dates, and with respect to the Mortgage Loans with Adjusted Net Minimum Mortgage
Rates of 4.50% or greater, in the following order: to the Holders of REMIC 1
Regular Interests LT1-S1-A, LT1-S1-B, LT1-S1-C, LT1-S1-D, LT1-S1-E, LT1-S1-F,
LT1-S1-G, LT1-S1-H, LT1-S1-I, LT1-S1-J, LT1-S2-A, LT1-S2-B, LT1-S2-C, LT1-S2-D,
LT1-S2-E, LT1-S2-F, LT1-S2-G, LT1-S2-H, LT1-S2-I and LT1-S2-J, pro rata, in an amount equal to the Uncertificated Accrued Interest for each such REMIC 1
Regular Interest for such Distribution Date plus any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii) second, with respect to the Group I Mortgage Loans with Adjusted Net
Minimum Mortgage Rates of less than 4.50%, to the Holders of REMIC 1 Regular
Interest LT1-1Z and with respect to the Group II Mortgage Loans with Adjusted
Net Minimum Mortgage Rates of less than 4.50%, to the Holders of REMIC 1 Regular
Interest LT1-2Z in each case in an amount equal to the Uncertificated Accrued
Interest for each such REMIC 1 Regular Interest for such Distribution Date plus any amounts in respect thereof remaining unpaid from previous Distribution
Dates, and with respect to the Mortgage Loans with Adjusted Net Minimum Mortgage
Rates of 4.50% or greater, in the following order: to the Holders of REMIC 1
Regular Interests LT1-1 and LT1-2, pro rata, in an amount equal to the
Uncertificated Accrued Interest for each such REMIC 1 Regular Interest for such
Distribution Date plus any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iii) third, with respect to the Group I Mortgage Loans with Adjusted Net
Minimum Mortgage Rates of less than 4.50%, to the Holders of REMIC 1 Regular
Interest LT1-1Z and with respect to the Group II Mortgage Loans with Adjusted
Net Minimum Mortgage Rates of less than 4.50%, to the Holders of REMIC 1 Regular
Interest LT1-2Z in each case until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, and with respect to the
Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 4.50% or greater, in the following order: first, to the Holders of REMIC 1 Regular Interest LT1-1 and

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LT1-2, pro rata, until the Uncertificated Principal Balance of such REMIC 1
Regular Interest is reduced to zero, second, to the Holders of REMIC 1 Regular
Interests LT1S1-A and LT1S2-A, pro rata, until the Uncertificated Principal
Balance of such REMIC 1 Regular Interest is reduced to zero, third, to the
Holders of REMIC 1 Regular Interests LT1S1-B and LT1S2-B, pro rata, until the
Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, fourth, to the Holders of REMIC 1 Regular Interests LT1S1-C and LT1S2-C,
pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular
Interest is reduced to zero, fifth, to the Holders of REMIC 1 Regular Interests
LT1S1-D and LT1S2-D, pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, sixth, to the Holders of REMIC
1 Regular Interests LT1S1-E and LT1S2-E, pro rata, until the Uncertificated
Principal Balance of such REMIC 1 Regular Interest is reduced to zero, seventh, to the Holders of REMIC 1 Regular Interests LT1S1-F and LT1S2-F, pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, eighth, to the Holders of REMIC 1 Regular Interests LT1S1-G and
LT1S2-G, pro rata, until the Uncertificated Principal Balance of such REMIC 1
Regular Interest is reduced to zero, ninth, to the Holders of REMIC 1 Regular
Interests LT1S1-H and LT1S2-H, pro rata, until the Uncertificated Principal
Balance of such REMIC 1 Regular Interest is reduced to zero, tenth, to the
Holders of REMIC 1 Regular Interests LT1S1-I and LT1S2-I, pro rata, until the
Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, eleventh, to the Holders of REMIC 1 Regular Interests LT1S1-J and LT1S2-J,
pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular
Interest is reduced to zero; and

(iv) fourth, to the Holders of the Class R Certificates in respect of the Class
R-1 Interest.

  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment
Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular
Interests LT1-1 and LT1-1Z. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interests LT1-1 and LT1-1Z shall not reduce the
Uncertificated Principal Balance thereof. On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interests LT1-2 and LT1-2Z. The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interests LT1-2 and LT1-2Z
shall not reduce the Uncertificated Principal Balance thereof.

(b) On each Distribution Date, the Trustee shall cause the sum of the Interest
Remittance Amount and the Principal Remittance Amount, in the following order of priority, to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2
Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

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(i) first, to the Holders of REMIC 2 Regular Interests LT2-S1-A, LT2-S1-B,
LT2-S1-C, LT2-S1-D, LT2-S1-E, LT2-S1-F, LT2-S1-G, LT2-S1-H, LT2-S1-I, LT2-S1-J,
LT2-S2-A, LT2-S2-B, LT2-S2-C, LT2-S2-D, LT2-S2-E, LT2-S2-F, LT2-S2-G, LT2-S2-H,
LT2-S2-I and LT2-S2-J, pro rata, in an amount equal to the Uncertificated
Accrued Interest for each such REMIC 2 Regular Interest for such Distribution
Date plus any amounts in respect thereof remaining unpaid from previous
Distribution Dates;

(ii) second, to the Holders of REMIC 2 Regular Interests LT2-AA, LT2-A1, LT2-A2,
LT2-A3, LT2-A4, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8,
LT2-M9, and LT2-ZZ, pro rata, an amount equal to (A) the Uncertificated Accrued
Interest for each such REMIC 2 Regular Interest for such Distribution Date, plus
(B) any amounts in respect thereof remaining unpaid from previous Distribution
Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2
Regular Interest LT2-ZZ shall be reduced and deferred when the REMIC 2
Overcollateralized Amount is less than the REMIC 2 Overcollateralization Target
Amount, by the lesser of (x) the amount of such difference and (y) the Maximum
LT2-ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3,
LT2-A4, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8 and
LT2-M9 in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates;

(iii) third, to the Holders of REMIC 2 Regular Interest LT2-1SUB, REMIC 2
Regular Interest LT2-1GRP, REMIC 2 Regular Interest LT2-2SUB, REMIC 2 Regular
Interest LT2-2GRP, and REMIC 2 Regular Interest LT2-XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 2 Regular
Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iv) fourth, an amount equal to 50% of the remainder of the Interest Remittance
Amount and the Principal Remittance Amount for such Distribution Date after the distributions in clauses (i) and (ii), allocated as follows:

(a) 98.00% to the Holders of REMIC 2 Regular Interest LT2-AA until the
Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero;

(b) 1.00% to the Holders of REMIC 2 Regular Interests LT2-A1, LT2-A2, LT2-A3,
LT2-A4, LT2-M1, LT2-M2, LT2-M3, LT2-M4, LT2-M5, LT2-M6, LT2-M7, LT2-M8 and
LT2-M9, in the same proportion as principal payments are allocated to the
Corresponding Certificates, until the Uncertificated Principal Balances of such
REMIC 2 Regular Interests are reduced to zero;

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(c) 1.00% to the Holders of REMIC 2 Regular Interest LT2-ZZ, until the
Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

(d) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest);

(v) fifth, an amount equal to 50% of the remainder of the Interest Remittance
Amount and the Principal Remittance Amount for such Distribution Date, after the distributions in clauses (i) and (ii), allocated as follows:

(a) first to the Holders of REMIC 2 Regular Interest LT2-1GRP, REMIC 2 Regular
Interest LT2-1SUB, REMIC 2 Regular Interest LT2-2GRP, and REMIC 2 Regular
Interest LT2-2SUB in such a manner as to keep the Uncertificated Principal
Balance of each REMIC 2 Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the
related Loan Group (determined as of the current Distribution Date), and the
Uncertificated Principal Balance of each REMIC 2 Regular Interest ending with the designation "SUB" equal to 0.01% of the excess of (x) the aggregate Stated
Principal Balance of the Mortgage Loans in the related Loan Group as of the current Distribution Date over (y) the Certificate Principal Balance of the
Class A Certificates related to such Loan Group immediately prior to such
Distribution Date (except that if such excess is larger than it was for the preceding Distribution Date, the least amount of principal shall be distributed such that the REMIC 2 Subordinated Ratio is maintained); and then to the Holder of REMIC 2 Regular Interest LT2-XX, in each case until the Uncertificated
Principal Balances of the REMIC 2 Regular Interests have been reduced to zero;
and

(b) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest); and

  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of REMIC 2 Regular Interest LT2-AA. The
payment of the foregoing amounts to the Holders of REMIC 2 Regular Interest
LT2-AA shall not reduce the Uncertificated Principal Balance thereof.

Section 4.06 Allocation of Realized Losses.

(a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such
Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each
Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in

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connection with any Deficient Valuations made during the related Prepayment
Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an
Officers' Certificate delivered to the NIMS Insurer and the Trustee by the
Master Servicer prior to the Determination Date immediately following the end of
(i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.
(b) If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due
Period and distributions of principal with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, the Uncertificated
Principal Balance of the Class C Interest is equal to zero, Realized Losses equal to the Undercollateralized Amount shall be allocated by the Trustee on such Distribution Date as follows: first, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class M-7 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero, fourth, to the
Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-5 Certificates until the Certificate
Principal Balance thereof has been reduced to zero, sixth, to the Class M-4
Certificates until the Certificate Principal Balance thereof has been reduced to zero, seventh, to the Class M-3 Certificates until the Certificate Principal
Balance thereof has been reduced to zero, eighth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and ninth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the
Certificate Principal Balances of the Mezzanine Certificates on any Distribution
Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01. All references above to the Certificate
Principal Balance of the Mezzanine Certificates shall be to the Certificate
Principal Balance of the Mezzanine Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent Recoveries, in each case to be allocated to such Mezzanine Certificates on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution
Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the
Class A Certificates or the Class S Certificates. Any Realized Losses that reduce the distributions in respect of and/or the Uncertificated Principal
Balance of the Class C Interest, shall be allocated by the Trustee to reduce the distributions in respect of and/or the Certificate Principal Balance of the
Class C Certificates.

(c) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first with respect to the Group I Mortgage Loans with
Adjusted Net Minimum Mortgage Rates of less than 4.50%, to the Holders of REMIC
1 Regular Interest LT1-1Z and with respect to the Group II Mortgage Loans with
Adjusted Net Minimum Mortgage Rates of less than 4.50%, to the Holders of REMIC
1 Regular Interest LT1-2Z in each case until the Uncertificated Principal
Balance of each such REMIC 1 Regular Interest is reduced to zero, and with

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respect to the Mortgage Loans with Adjusted Net Minimum Mortgage Rates of 4.50%
or greater, in the following order: first, to the Holders of REMIC 1 Regular
Interest LT1-1 and LT1-2, pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, second, to the Holders of
REMIC 1 Regular Interests LT1S1-A and LT1S2-A, pro rata, until the
Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, third, to the Holders of REMIC 1 Regular Interests LT1S1-B and LT1S2-B,
pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular
Interest is reduced to zero, fourth, to the Holders of REMIC 1 Regular Interests
LT1S1-C and LT1S2-C, pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, fifth, to the Holders of REMIC
1 Regular Interests LT1S1-D and LT1S2-D, pro rata, until the Uncertificated
Principal Balance of such REMIC 1 Regular Interest is reduced to zero, sixth, to the Holders of REMIC 1 Regular Interests LT1S1-E and LT1S2-E, pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, seventh, to the Holders of REMIC 1 Regular Interests LT1S1-F and
LT1S2-F, pro rata, until the Uncertificated Principal Balance of such REMIC 1
Regular Interest is reduced to zero, eighth, to the Holders of REMIC 1 Regular
Interests LT1S1-G and LT1S2-G, pro rata, until the Uncertificated Principal
Balance of such REMIC 1 Regular Interest is reduced to zero, ninth, to the
Holders of REMIC 1 Regular Interests LT1S1-H and LT1S2-H, pro rata, until the
Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero, tenth, to the Holders of REMIC 1 Regular Interests LT1S1-I and LT1S2-I,
pro rata, until the Uncertificated Principal Balance of such REMIC 1 Regular
Interest is reduced to zero, eleventh, to the Holders of REMIC 1 Regular
Interests LT1S1-J and LT1S2-J, pro rata, until the Uncertificated Principal
Balance of such REMIC 1 Regular Interest is reduced to zero.

(d) (i) 50% of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 2 Regular Interests in the specified percentages, as follows:

first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular
Interest LT2-AA and REMIC 2 Regular Interest LT2-ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively;

second, to the Uncertificated Principal Balances of the REMIC 2 Regular Interest
LT2-AA and REMIC 2 Regular Interest LT2-ZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively;

third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M9 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M9 has been reduced to zero;

fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M8 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M8 has been reduced to zero;

fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interests LT2-M7 and REMIC 2 Regular Interest LT2-ZZ,

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98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of
REMIC 2 Regular Interests LT2-M7 have been reduced to zero;

sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interests LT2-M6 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of
REMIC 2 Regular Interests LT2-M6 have been reduced to zero;

seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M5 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M5 has been reduced to zero;

eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M4 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M4 has been reduced to zero;

ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M3 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M3 has been reduced to zero;

tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M2 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M2 has been reduced to zero; and

eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest
LT2-AA, REMIC 2 Regular Interest LT2-M1 and REMIC 2 Regular Interest LT2-ZZ,
98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC 2 Regular Interest LT2-M1 has been reduced to zero.

(ii) 50% of all Realized Losses on the Mortgage Loans shall be allocated by the
Trustee on each Distribution Date to REMIC 2 Regular Interest LT2-1GRP, REMIC 2
Regular Interest LT2-1SUB, REMIC 2 Regular Interest LT2-2GRP, REMIC 2 Regular
Interest LT2-2SUB, and REMIC 2 Regular Interest LT2-XX, as follows:

after all distributions have been made on such Distribution Date, Realized
Losses shall be applied in such a manner as to keep the Uncertificated Principal
Balance of each REMIC 2 Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the
related Loan Group (determined as of the current Distribution Date), and the
Uncertificated Principal Balance of each REMIC 2 Regular Interest ending with the designation "SUB" equal to 0.01% of the excess of (x) the aggregate Stated
Principal Balance of the Mortgage Loans in the related Loan Group as of the current Distribution Date over (y) the Certificate Principal Balance of the
Class A Certificates related to such Loan Group immediately prior to such
Distribution Date (except that if such excess is larger than it was for the preceding Distribution Date, the least amount of Realized Loss shall be

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allocated such that the REMIC 2 Subordinated Ratio is maintained); and then to
REMIC 2 Regular Interest LT2-XX.

(e) If on any Distribution Date Allocated Realized Loss Amounts are to be
reinstated due to Subsequent Recoveries, the Allocated Realized Loss Amounts
shall be reinstated by the Trustee on such Distribution Date to increase the
Certificate Principal Balances of the Mezzanine Certificates in the following order of priority, in each case until the related Allocated Realized Loss Amount has been reduced to zero: first, to the Class M-1 Certificates, second to the
Class M-2 Certificates, third to the Class M-3 Certificates, fourth to the Class
M-4 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-6
Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-8
Certificates and ninth to the Class M-9 Certificates. All Subsequent Recoveries
to be allocated to the Certificate Principal Balances of the Mezzanine
Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01. All references above to the Certificate Principal Balance of the Mezzanine
Certificates shall be to the Certificate Principal Balance of the Mezzanine
Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses or increase thereof by any Subsequent
Recoveries, in each case to be allocated to the Mezzanine Certificates on such
Distribution Date.

Any Allocated Realized Loss Amounts to be reinstated to a Certificate on any
Distribution Date due to Subsequent Recoveries shall be made by increasing the
Certificate Principal Balance thereof by the amount so reinstated. No allocations of any Subsequent Recoveries shall be made to the Class A
Certificates or the Class S Certificates.

(f) If on any Distribution Date Subsequent Recoveries occurred in the related
Prepayment Period, the amount of such Subsequent Recoveries shall be allocated among the REMIC 1 Regular Interests as follows:

(i) 50% of the Subsequent Recoveries from both Loan Groups shall be allocated among the REMIC 2 Regular Interests in the same proportions and amounts, but in the reverse order, as Realized Losses were allocated under Section 4.06(d)(i).

(ii) 50% of the Subsequent Recoveries from both Loan Groups shall be allocated in the same proportions, but in reverse order, as the Realized Losses were allocated under Section 4.06(d)(ii).

Section 4.07 Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders.

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Section 4.08 Commission Reporting.

(a) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards and applicable regulations, file with the
Commission via the Electronic Data Gathering Analysis and Retrieval system, a
Form 8-K with a copy of the statement to Certificateholders for such
Distribution Date as an Exhibit thereto. Prior to January 30, in the year following the year of execution of this Agreement, the Trustee shall file in accordance with industry standards a Form 15 Suspension Notification with respect to the Trust Fund, if applicable, unless notified by the Depositor by
January 10 or the preceding Business Day of such year not to file such a Form 15 with respect to the Trust Fund. Prior to March 30, in the year following the year of execution of this Agreement, the Depositor shall execute and the Trustee shall file a Form 10-K, in substance conforming to industry standards and applicable regulations, with respect to the Trust Fund together with the accompanying certification described below. The Trustee shall provide the Form
10-K to the Depositor by March 20 (or the preceding Business Day if such day is not a Business Day) of the year that such Form 10-K is required to be filed. The
Depositor shall execute such Form 10-K and return the original to the Trustee by
March 25 (or the preceding Business Day if such day is not a Business Day). The
Trustee shall prepare, execute, file and deliver on behalf of the Depositor Form
8-Ks required to be filed under the Exchange Act so long as no certification in respect of such Form 8-K is required by the Commission. The Depositor shall prepare and the appropriate person shall execute, in accordance with the
Exchange Act or any other applicable law, any certification required under the
Exchange Act or any other applicable law to accompany the Form 10-K or any other periodic report. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor, provided, however, that the Trustee shall not execute the Form 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i)
receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this
Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this
Section.

ARTICLE V ...

THE CERTIFICATES

Section 5.01 The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC
1.

The Certificates will be substantially in the forms annexed hereto as Exhibits
A-1 through A-18. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

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Upon original issue, the Certificates shall be executed by the Trustee and authenticated and delivered by the Trustee, to or upon the order of the
Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory.
Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Book Entry Certificates shall initially be issued as one or more
Certificates held by the Book-Entry Custodian or, if appointed to hold such
Certificates as provided below, the Depository and registered in the name of the
Depository or its nominee and, except as provided below, registration of the
Book-Entry Certificates may not be transferred by the Trustee except to another
Depository that agrees to hold the Book-Entry Certificates for the respective
Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to the Book-Entry
Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such
Certificate Owner. Each Depository Participant shall only transfer the Ownership
Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the
Depository's normal procedures. The Trustee is hereby initially appointed as the
Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and if the Trustee is not the
Book-Entry Custodian, the Trustee and any other transfer agent (including the
Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry
Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, successor Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the
Book-Entry Custodian.

The Trustee, the Master Servicer, the NIMS Insurer and the Depositor may for all
purposes (including the making of payments due on the Book-Entry Certificates)
deal with the Depository as the authorized representative of the Certificate
Owners with respect to the Book-Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder.
The rights of Certificate Owners with respect to the Book-Entry Certificates

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shall be limited to those established by law and agreements between such
Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. The Depositor is hereby authorized to execute and deliver on behalf of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Issuer (as defined in the Letter of Representations)
thereunder. The Trustee is hereby authorized to execute and deliver as agent of the Trust the Letter of Representations to be submitted on behalf of the Trust to the Depository and to perform the obligations of the Agent (as defined in the
Letter of Representations) thereunder. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the
Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants with a position in the
Book Entry Certificates agree to initiate such termination, or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners
representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate
Owners requesting the same. Upon surrender to the Trustee of the Book-Entry
Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive
Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive
Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master
Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02 Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a
Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

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(b) No transfer, sale, pledge or other disposition of any Class C Certificate or
Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933
Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer of any Class C
Certificate or Residual Certificate (other than in connection with (i) the initial transfer of any Class C Certificate or Residual Certificates by the
Depositor to the Seller, (ii) the transfer of any Class C Certificate or
Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any
Class C Certificate or Residual Certificates by an Affiliate of the Seller to
one or more entities sponsored by such Affiliate or to a trust, the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates or Residual Certificates to the Seller or
its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii)
or (iii) above) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the
Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the
Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the
1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as
Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class C Certificate or Residual
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) Each Transferee of a Class A Certificate, Class S Certificate or Mezzanine
Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such
Transferee is not a Plan or purchasing such Certificate with Plan Assets as defined below, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59 at 55 F.R. 36724 (1990) and
DOL Authorization Number 2003-14E (2003), as such PTE is further amended by PTE
2000-58, 65 F. R. 67765 (November 13, 2000) and PTE 2002-41, 67 F.R. 163 (August
22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that each of the Cap
Agreements is an "eligible yield supplement agreement" within the meaning of PTE
2000-58 and that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency, or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein)
is an "insurance company general account" (as defined in U.S. Department of
Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the
conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

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No transfer of a Class C Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any
Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.
2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master
Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. Neither an
Opinion of Counsel nor any certification will be required in connection with the
(i) initial transfer of any Class C Certificate or Residual Certificates by the
Depositor to the Seller, (ii) the transfer of any Class C Certificate or
Residual Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any
Class C Certificates or Residual Certificates by an Affiliate of the Seller to
one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class C Certificates or Residual Certificates to the Seller or
its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii)
or (iii) above (in which case, the Depositor, the Seller, any such Affiliate and such entities sponsored by such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets)
and the Trustee shall be entitled to conclusively rely upon a representation
(which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of each transferee, the Seller or such an Affiliate.
Each transferee of a Class C Certificate or Residual Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the (i) initial transfer of any Class C Certificate or Residual Certificates by the Depositor to the Seller,
(ii) the transfer of any Class C Certificate or Residual Certificates by the
Seller to an Affiliate of the Seller or to a trust, the depositor of which is an
Affiliate of the Seller, (iii) the transfer of any Class C Certificates or
Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class
C Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the
Certificates were previously transferred in reliance on clauses (ii) or (iii)
above).

If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d) Each Person who has or who acquires any Ownership Interest in a Residual
Certificate shall be deemed by the acceptance or acquisition of such Ownership

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Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership
Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual
Certificate shall be a Permitted Transferee and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee.

(ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii) In connection with any proposed transfer of any Ownership Interest in a
Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv) Any attempted or purported transfer of any Ownership Interest in a Residual
Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such
Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual
Certificate. The Trustee shall not be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted
Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such
Residual Certificate that is a Permitted Transferee.

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(v) If any Person other than a Permitted Transferee acquires any Ownership
Interest in a Residual Certificate in violation of the restrictions in this
Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an
Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted
Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an
Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership
Interest in a Residual Certificate in violation of the restrictions in this
Section, then the Trustee will provide to the Internal Revenue Service, and to the persons designated in Section 860E(e)(3) of the Code, information needed to compute the tax imposed under Section 860E(e)(1) of the Code on such transfer.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the
Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on
Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of any of the Other NIM Notes, the Insured NIM Notes
(without giving effect to any insurance policy issued by the NIMS Insurer) or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee designated from time to time for such purpose pursuant to Section 8.12, the Trustee shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

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(g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trustee and disposed of pursuant to its standard procedures.

Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate and (ii) there is delivered to the Trustee and the Depositor and (in the case of a Class C Certificate) the NIMS Insurer such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.
Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith. Any duplicate
Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04 Persons Deemed Owners.

The Master Servicer, the Depositor, the Trustee, the NIMS Insurer and any agent of the Master Servicer, the Depositor, the Trustee or the NIMS Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the
Master Servicer, the Depositor, the Trustee, the NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

ARTICLE VI ..

THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01 Liability of the Master Servicer and the Depositor.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this
Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the
Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its

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qualification as an approved conventional seller/servicer for Fannie Mae or
Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this
Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and
provided further that the Rating Agencies' ratings of the Other NIM Notes, the
Class A Certificates, the Class S Certificates and the Mezzanine Certificates
and the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies to the
Trustee).

Section 6.03 Limitation on Liability of the Depositor, the Master Servicer
and Others.

None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or the Depositor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the
Depositor or the Master Servicer shall be indemnified and held harmless by the
Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage
Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action

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unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the
Depositor or the Master Servicer acts without the consent of Holders of
Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer
shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the
Collection Account.

The Master Servicer (except the Trustee to the extent it has succeeded the
Master Servicer as required hereunder) indemnifies and holds the Trustee, the
Depositor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the
Depositor or the Trust Fund may sustain in any way related to the failure of the
Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the
Trustee, the Depositor and/or the Trust Fund in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

Section 6.04 Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the
Trustee and the NIMS Insurer and written confirmation from each Rating Agency
(which confirmation shall be furnished to the Depositor and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of any of the Other NIM Notes, the Class A Certificates, the Class S
Certificates or the Mezzanine Certificates or the shadow rating of the Insured
NIM Notes (without giving effect to any insurance policy issued by the NIMS
Insurer). Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master
Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the NIMS Insurer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this
Agreement.

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Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other
Person, nor delegate to or subcontract with, nor authorize or appoint any other
Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing
Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

Section 6.05 Rights of the Depositor, the NIMS Insurer and the Trustee in
Respect of the Master Servicer.

The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the
Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master
Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the
Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the NIMS
Insurer, the Trustee or the Trust Fund, and in either case, the Depositor or the
Trustee, as the case may be, shall use, and the NIMS Insurer shall be deemed to have agreed with the parties hereto to use, its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this
Agreement or exercise the rights of the Master Servicer under this Agreement;
provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

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ARTICLE VII .

DEFAULT

Section 7.01 Master Servicer Events of Default.

"Master Servicer Event of Default," wherever used herein, means any one of the following events:

(i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section
4.04) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the
Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates
entitled to at least 25% of the Voting Rights; or

(ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the
Master Servicer contained in this Agreement which continues unremedied for a period of 45 days (30 days in the case of any failure to maintain a
Sub-Servicing Agreement with an eligible Sub-Servicer to the extent required in accordance with Section 3.02(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the
Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the
Holders of Certificates entitled to at least 25% of the Voting Rights and (ii)
actual knowledge of such failure by a Servicing Representative of the Master
Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the
Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

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(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

(vi) any failure by the Master Servicer of the Master Servicer Termination Test;
or

(vii) any failure of the Master Servicer to make, or cause an Advancing Person to make, any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.04 which continues unremedied until
3:00 p.m. New York time on the Business Day immediately following the Master
Servicer Remittance Date; or

(viii) the Master Servicer ceases to be an approved seller or servicer of Fannie
Mae.

If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such
Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the NIMS Insurer or the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the NIMS Insurer and the Master Servicer (and to the
Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master
Servicer Event of Default described in clauses (vii) or (viii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer (delivered immediately by facsimile and effective on the date of acknowledgement of receipt in the case of a Master Servicer Event of Default described in clause (vii)), the NIMS Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the
Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the
Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or any REO Account or Servicing
Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued

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or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this
Section 7.01, the Trustee shall not be deemed to have knowledge of a Master
Servicer Event of Default unless a Responsible Officer of Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer
Event of Default is received by the Trustee and such notice references the
Certificates, any of the Trust REMICs or this Agreement.

The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the
Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the
Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

Section 7.02 Trustee to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter, which shall be assumed by the Trustee (except for any representations or warranties of the Master
Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage
Loans, then the Trustee shall not be obligated to make Advances pursuant to
Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this
Agreement and the transactions set forth or provided for herein. After the
Master Servicer receives a notice of termination, notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so

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act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent Mortgage Loans, or if the NIMS Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMS Insurer, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this
Agreement.

No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master
Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this
Agreement, the Trustee shall act in such capacity as hereinabove provided.

Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master
Servicer as described below and (y) pending the appointment of a successor
Master Servicer as a result of soliciting such bids, shall serve as Master
Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The
Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the first paragraph of this Section 7.02 (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing
Fee. Within thirty days after any such public announcement, the Trustee with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the
Trustee to the Master Servicer at the time of such sale.

(b) If the Master Servicer fails to remit to the Trustee for distribution to the
Certificateholders any payment required to be made under the terms of this
Agreement (for purposes of this Section 7.02(b), a "Remittance") because the
Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trustee shall upon written notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, shall be treated as though it had succeeded to the Master Servicer and shall advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can

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reasonably be expected to be ultimately recoverable from Stayed Funds and (ii)
the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution
Account; however, nothing in this Agreement shall be deemed to affect the
Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

Section 7.03 Notification to Certificateholders.

(a) Upon any termination of the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section
7.02 above, the Trustee shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to the NIMS Insurer.

(b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a
Master Servicer Event of Default or five days after a Responsible Officer of the
Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates and to the NIMS Insurer notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.04 Waiver of Master Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all
Classes of Certificates affected by any default or Master Servicer Event of
Default hereunder may, with the consent of the NIMS Insurer, waive such default or Master Servicer Event of Default; provided, however, that a default or Master
Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates and the NIMS
Insurer (as evidenced by the written consent of the NIMS Insurer). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master
Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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ARTICLE VIII

                                   THE TRUSTEE

Section 8.01 Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of
Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the
Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this
Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee
unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates entitled to at

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least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

Section 8.02 Certain Matters Affecting the Trustee.

(a) Except as otherwise provided in Section 8.01:

(i) The Trustee may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers'
Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such
Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer or such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this
Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer or the
Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the

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costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the
Trustee by the NIMS Insurer or such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from the NIMS Insurer or such Certificateholders as a condition to taking any such action;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

(vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the
Master Servicer pursuant to Section 3.12; and

(viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers
(not including expenses, disbursements and advances incurred or made by the
Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the
Trustee shall be brought in its name for the benefit of all the Holders of such
Certificates, subject to the provisions of this Agreement.

Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates  (other than the signature of  the  Trustee,  the  execution  and  authentication  of  the  Trustee  on the
Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the  statements  of  the  Depositor,  and  the  Trustee  shall  not  assume  any responsibility  for their  correctness.  The Trustee makes no representations or warranties as to the validity or sufficiency  of this  Agreement  (other than as specifically  set forth in  Section  8.13) or of the  Certificates  (other  than execution  and  authentication  of the  Trustee on the  Certificates)  or of any
Mortgage Loan or related document.  The Trustee shall not be accountable for the use or  application  by the  Depositor  of  any  of the  Certificates  or of the
proceeds of the Certificates, or for the use or application of any funds paid to the  Depositor  or the  Master  Servicer  in respect  of the  Mortgage  Loans or deposited in or withdrawn  from the Collection  Account by the Master  Servicer, other than any funds  held by or on behalf of the  Trustee  in  accordance  with
Section 3.10.

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Section 8.04 Trustee May Own Certificates.

The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may transact banking and/or trust business with the Seller, the
Depositor, the Master Servicer or their Affiliates.

Section 8.05 Trustee's Fees and Expenses.

(a) On the Closing Date, the Depositor shall pay to the Trustee as specified in a separate agreement between the Depositor and the Trustee. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee for such Distribution Date and one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account. The right to receive the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

The Trustee, and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations (including, without limitation, its obligation to enter into the Cap
Assignment) and duties under this Agreement, other than any loss, liability or expense (i) in any way relating to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this
Agreement, (ii) that constitutes a specific liability of the Trustee pursuant to
Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, including as a result of a breach of the Trustee's obligations under
Article X hereof. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the
Trust Fund that the Trustee or any director, officer, employee or agent of the
Trustee may have hereunder in its capacity as such, may be withdrawn by the
Trustee from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

As a limitation on the foregoing with respect to certain expenses of the
Trustee, the Trustee shall receive from the Trust Fund amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the
Trust Fund (collectively, "Third Party Claims") in an amount not greater than
$25,000 per month, and $600,000 in the aggregate (with amounts in excess of
$25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). The Trustee shall have no obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has

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received reasonable security or indemnity for such additional expenses. The
Certificateholders shall hold the Trustee harmless for any consequences to such
Certificateholders resulting from any failure of the Trustee to incur any such additional expenses in excess of the aforementioned aggregate limit.

(b) Without limiting the Master Servicer's indemnification obligations under
Section 6.03, the Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment under this Section 8.05(b)
made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

Section 8.06 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or an association
(other than the Depositor, the Seller, the Master Servicer or any Affiliate of
the foregoing) organized and doing business under the laws of any state or the
United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07 Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the
Master Servicer and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning
Trustee and to the successor Trustee acceptable to the NIMS Insurer and to the
Holders of Certificates entitled to at least 51% of the Voting Rights. A copy of such instrument shall be delivered to the Certificateholders and the Master
Servicer by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the
Depositor or the NIMS Insurer, may remove the Trustee and the Depositor may appoint a successor Trustee, acceptable to the NIMS Insurer and to the Holders

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of Certificates entitled to at least 51% of the Voting Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights, with the consent of the NIMS Insurer, may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by the NIMS Insurer or such Holders, as applicable, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the
Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the
NIMS Insurer, the Certificateholders and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section
8.08.

Section 8.08 Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor
Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which
Custodian shall become the agent of any successor Trustee hereunder), and the
Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the ratings of any of the Other NIM Notes or of any Class of Certificates or of the shadow ratings of the Insured NIM
Notes (without giving effect to any insurance policy issued by the NIMS Insurer)
by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this
Section, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the
Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09 Merger or Consolidation of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting

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from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the
Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section
8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1, or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer, to act as co-trustee or co-trustees, jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of REMIC
1, and to vest in such Person or Persons, in such capacity, such title to REMIC
1, or any part thereof and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment or the NIMS Insurer shall not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to
Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC 1, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

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Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Appointment of Custodians.

The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee shall initially serve as the Custodian and this Agreement shall serve as the Custodial
Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the
Master Servicer to the Trustee and the consent of the NIMS Insurer, the consent to which shall not be unreasonably withheld. The Trustee shall pay any and all fees and expenses of any Custodian (other than the Washington Mutual Custodian)
in accordance with each Custodial Agreement. Subject to Article VIII hereof, the
Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such
Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial
Agreement may be amended only as provided in Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder. The Trustee shall at all times remain responsible under the terms of this Agreement notwithstanding the fact that certain duties have been assigned to the Custodian (other than the Washington
Mutual Custodian), but only to the extent the Trustee is responsible for its own acts hereunder. Any documents delivered by the Depositor or the Master Servicer to a Custodian other than the Trustee, if any, shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by such a Custodian, if any, shall be deemed to be held by the Trustee for all purposes hereunder. In order to comply with its duties under the U.S. Patriot
Act, the Custodian shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties' name, address, and other identifying information.

Section 8.12 Appointment of Office or Agency.

The Trustee will appoint an office or agency in the City of New York where the
Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the
Trustee in respect of the Certificates and this Agreement may be served. As of the Closing Date, the Trustee designates its offices located at the office of
Trustee's agent, located at DTC Transfer Agent Services, 55 Water Street,
Jeanette Park Entrance, New York, NY 10041 for such purpose.

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Section 8.13 Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Master Servicer and the
Depositor, as of the Closing Date, that:

(i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii) the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) this Agreement, assuming due authorization, execution and delivery by the
Master Servicer and the Depositor, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

ARTICLE IX ..

TERMINATION

Section 9.01 Termination Upon Purchase or Liquidation of All Mortgage Loans.

(a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee
(other than the obligations of the Master Servicer to the Trustee pursuant to
Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC 1 Regular Interests, REMIC 2 Regular Interests
and the Classes of Certificates as hereinafter set forth) shall terminate upon the payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i)
the purchase by the Terminator (as defined below) of all Mortgage Loans and each
REO Property remaining in REMIC 1 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in REMIC 1; provided, however, that in no event shall the

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trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO
Property remaining in REMIC 1 shall be at a price (the "Termination Price")
equal to (a) if the Terminator is the Master Servicer, 100% of the aggregate
Stated Principal Balance of all the Mortgage Loans included in REMIC 1 and accrued interest on the Stated Principal Balance of each such Mortgage Loan at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the related Mortgagor or by an advance by the Master Servicer to but not including the first day of the month in which such purchase is to be effected, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion and (b) if the
Terminator is the NIMS Insurer, the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1, plus the appraised value of each
REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion, and (B) the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to
Certificateholders pursuant to the third paragraph of this Section 9.01), and any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the
NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid.

(b) The Master Servicer shall have the right and, if the Master Servicer does not exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the "Terminator") to purchase all of the Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the
Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i)
of the preceding paragraph only if (A) the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the Cut-off Date Principal
Balance of the Closing Date Mortgage Loans. Additionally, if the Terminator is
the Master Servicer, the Terminator may elect to purchase all of the Mortgage
Loans and each REO Property in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the Termination Price (A) is equal to or less than the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to
Certificateholders pursuant to Section 9.01(c)) and (B) will result in distributions on the Certificates sufficient (together with all amounts received under the Indenture other than on account of the Certificates) to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS
Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid (unless the NIMS Insurer consents to a lesser Termination Price). By acceptance of the Residual Certificates, the
Holders of the Residual Certificates agree for so long as any NIM Notes are

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outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C
Certificates.

(c) Notice of the liquidation of the REMIC 1 Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1 Regular Interests and the related
Certificates will be made upon presentation and surrender of the related
Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the
REMIC 1 Regular Interests or the related Certificates from and after the Accrual
Period relating to the final Distribution Date therefor and (iv) that the Record
Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee designated in such notice for purposes of such surrender.
The Trustee shall remit to the Master Servicer from such funds deposited in the
Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section
3.11 and (ii) any other amounts otherwise payable by the Trustee to the Master
Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trustee by a
Servicing Representative of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d) Upon presentation of the Certificates by the Certificateholders on the final
Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the
Certificates so presented and surrendered. Any funds not distributed to any
Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any
Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for

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cancellation, the Trustee shall pay to Greenwich Capital Markets, Inc. and WaMu
Capital Corp., equally, all such amounts, and all rights of non-tendering
Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its
Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the
Certificates, the Trust Fund shall terminate.

Section 9.02 Additional Termination Requirements.

(a) In the event that the Terminator purchases all the Mortgage Loans and each
REO Property or the final payment on or other liquidation of the last Mortgage
Loan or REO Property remaining in REMIC 1 pursuant to Section 9.01, the Trust
Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-l and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each Trust REMIC, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Terminator;

(ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC 1 to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the
Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund
(other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b) At the expense of the Terminator, the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the Section 9.02(a).

(c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust
REMIC, which authorization shall be binding upon all successor
Certificateholders.

ARTICLE X ...

REMIC PROVISIONS

Section 10.01 REMIC Administration.

(a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including
Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, copies of

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which forms and returns shall promptly be furnished by the Trustee to the NIMS
Insurer. For the purposes of the REMIC election in respect of REMIC 1, the REMIC
1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R-1 Interest shall be designated as the Residual Interest in REMIC 1.
For the purposes of the REMIC election in respect of REMIC 2, the REMIC 2
Regular Interests shall be designated as the Regular Interests in REMIC 2 and the Class R-2 Interest shall be designated as the Residual Interest in REMIC 2.
For the purposes of the REMIC election in respect of REMIC 3, (i) the Regular
Certificates (other than the Class C Certificates) and the Class C Interest shall be designated as the Regular Interests in REMIC 2 and (ii) the Class R-3
Interest shall be designated as the Residual Interest in REMIC 3. For the purposes of the REMIC election in respect of REMIC CX, the Class C Certificates shall be designated as the Regular Interests in REMIC CX and the Class R-CX
Interest shall be designated as the Residual Interest in REMIC CX. The Trustee shall not permit the creation of any "interests" in REMIC 1, REMIC 2, REMIC 3 or
REMIC CX (within the meaning of Section 860G of the Code) other than the REMIC 1
Regular Interests, the Class C Interest the REMIC 2 Regular Interests and the
interests represented by the Certificates.

(b) The Closing Date is hereby designated as the "Startup Day" of each Trust
REMIC within the meaning of Section 860G(a)(9) of the Code.

(c) The Trustee shall pay, out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue
Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The Trustee, as agent for each
Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii)
represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trustee in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The holder of the largest Percentage
Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section
301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder other than REMIC CX. The holder of the largest Percentage Interest of the Class R-CX Certificates shall be designated, in the manner provided under
Treasury regulations Section 1.860F-4(d) and Treasury regulations Section
301.6231(a)(7)-1, as the tax matters person of REMIC CX. By its acceptance thereof, each such holder hereby agrees to irrevocably appoint the Trustee or an
Affiliate as its agent to perform all of the duties of the tax matters person of each respective REMIC.

(d) The Trustee shall prepare, sign and file in a timely manner, all of the Tax
Returns in respect of each REMIC created hereunder, copies of which Tax Returns shall be promptly furnished to the NIMS Insurer. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to

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the Trustee or its designee such information with respect to the assets of the
Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its respective obligations under this Article.

(e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the
Code, the REMIC Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or such other compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate (or other person designated in Section 860E(e)(3) of the Code) and to the Internal
Revenue Service such information as is necessary for the computation of any tax relating to the transfer of a Residual Certificate to any Person who is not a
Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the
Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing
Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the
Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Depositor shall also provide such information or data to the NIMS Insurer.

(f) The Trustee shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do specific actions in order to assist in the maintenance of such status). The
Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions set forth in Section 860F(a) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer
(at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an
Adverse REMIC Event could occur with respect to such action; provided that the
Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of
Counsel. The Trustee shall deliver to the NIMS Insurer a copy of any such advice or opinion. In addition, prior to taking any action with respect to any Trust
REMIC or the assets thereof, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer

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will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Master
Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC 1 will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

(g) If any tax is imposed on prohibited transactions of any Trust REMIC created hereunder pursuant to Section 860F(a) of the Code, on the net income from foreclosure property of any such REMIC pursuant to Section 860G(c) of the Code, or on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or if any other tax is imposed by the
Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or (iii) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) On or before April 15 of each calendar year commencing after the date of this Agreement, the Trustee shall deliver to the Master Servicer, the NIMS
Insurer and each Rating Agency a Certificate from a Responsible Officer of the
Trustee stating the Trustee's compliance with this Article X.

(i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute
Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services or permit any Trust REMIC to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

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Section 10.02 Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1, (iii) the termination of REMIC 1 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this
Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a
Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any
Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on
"prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.03 Trustee, Master Servicer and Depositor Indemnification.

(a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master
Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the
Master Servicer as a result of a breach of the Trustee's covenants set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

(b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the
Depositor or the Trustee as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master
Servicer or any subservicer.

(c) The Depositor agrees to indemnify the Trust Fund, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Master
Servicer or the Trustee as a result of a breach of the Depositor's covenants set forth in this Article X.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.

This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the
Custodian, with the consent of the NIMS Insurer, and without the consent of any

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of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to
modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a
REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the
NIMS Insurer, the Depositor and the Master Servicer have received an Opinion of
Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust
Fund as a REMIC or adversely affect in any material respect the interest of any
Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such
Custodial Agreement, provided that, in each case, such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS
Insurer, adversely affect in any material respect the interests of any
Certificateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Master Servicer is allowed to exercise in servicing the Mortgage Loans. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no
Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the
Custodian, with the consent of the NIMS Insurer, and with the consent of the
Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, (ii) adversely affect in any material respect the interests of the
Holders of any Class of Certificates in a manner, other than as described in
(i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Notwithstanding any contrary provision of this Agreement, the Trustee and the
NIMS Insurer shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust
REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

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Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer.

It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section
11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this
Agreement or otherwise.

Section 11.02 Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Master Servicer at the expense of the Trust, but only upon direction of
Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii)
otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

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No Certificateholder shall have any right by virtue of any provision of this
Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as
Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this
Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04 Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of
New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a)
in the case of the Master Servicer, Long Beach Mortgage Company, 1400 South
Douglass Road, Suite 100, Anaheim, California 92868, Attention: General Counsel
(telecopy number: (206) 554-2717), or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Master
Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company,
1761 St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust
Administration Services LB0403 (telecopy number (714) 247-6478) or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee, (c) in the case of the Depositor, Long Beach
Securities Corp., 1400 South Douglass Road, Suite 100, Anaheim, California
92869, Attention: General Counsel (telecopy number: (206) 554-2717), or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, and (d) in the case of the NIMS Insurer, the NIMS
Insurer's address or telecopy number as set forth in the Indenture, or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.
Notice of any Master Servicer default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this
Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice

                                      178

required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this
Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Notice to the Rating Agencies and the NIMS Insurer.

The Trustee shall use its best efforts promptly to provide notice to the Rating
Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

1. Any amendment to this Agreement;

2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3. The resignation or termination of the Master Servicer or the Trustee;

4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

5. The final payment to the Holders of any Class of Certificates;

6. Any change in the location of the Collection Account or the Distribution
Account;

7. The Trustee were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

1. each annual statement as to compliance described in Section 3.20 hereof;

2. each annual independent public accountants' servicing report described in
Section 3.21 hereof.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors

                                      179

Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS
Monitoring/Long Beach Mortgage Loan Trust 2004-3; Fitch, Inc., One State Street
Plaza, New York, New York 10004, Standard & Poor's Rating Services, Inc., 55
Water Street, New York, New York 10041 and the NIMS Insurer at the address provided in Section 11.05.

In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Trustee or the Certificateholders.

Section 11.08 Article and Section References.

All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09 Third-Party Beneficiaries.

The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto. Notwithstanding anything to the contrary anywhere in this
Agreement, all rights of the NIMS Insurer hereunder (i) shall be suspended whenever rights of the NIMS Insurer under the Indenture (other than the right to consent to amendments to the Indenture) are suspended and (ii) except in the case of any right to indemnification hereunder shall permanently terminate upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Indenture.

Section 11.10 Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans and the other property specified in Section 2.01 by the Depositor to the Trustee be, and be construed as, a sale and not a pledge to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans or other property conveyed to the Trustee pursuant to Section 2.01 are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.01 by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1)
this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in
Section 2.01 hereof shall be deemed to be a grant by the Depositor to the
Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and all other property conveyed to the Trustee pursuant to
Section 2.01 in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection
Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security

                                      180

agreement shall be deemed to be all of the Depositor's obligations under this
Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund;
and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the
Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                                      181

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 LONG BEACH SECURITIES CORP.,
                                   as Depositor

                                 By:
                                 Name:      Deven Patel
                                 Title:     Authorized Officer

                                 LONG BEACH MORTGAGE COMPANY,
                                   as Master Servicer

                                 By:
                                 Name:      Deven Patel
                                 Title:     Assistant Vice President

                                 DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                   as Trustee

                                 By:
                                 Name:      Ronaldo Reyes
                                 Title:     Assistant Vice President

                                 By:
                                 Name:      Valerie Delgado
                                 Title:     Associate

STATE OF CALIFORNIA                         )
                                            ) ss.:
COUNTY OF ORANGE                            )

On the _____ day of _________, 2004 before me, a notary public in and for said
State, personally appeared Deven Patel, known to me to be an Authorized Officer of Long Beach Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      Notary Public

STATE OF CALIFORNIA                         )
                                            ) ss.:
COUNTY OF ORANGE                            )

On the _____ day of _________, 2004 before me, a notary public in and for said
State, personally appeared Deven Patel, known to me to be an Assistant Vice
President of Long Beach Mortgage Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      Notary Public

STATE OF CALIFORNIA                         )
                                            ) ss.:
COUNTY OF                                   )

On the _____ day of _________, 2004 before me, a notary public in and for said
State, personally appeared Ronaldo Reyes, known to me to be an Assistant Vice
President of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                     Notary Public

STATE OF                                    )
                                            ) ss.:
COUNTY OF                                   )

On the _____ day of _________, 2004 before me, a notary public in and for said
State, personally appeared Valerie Delgado, known to me to be an Associate of
Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       Notary Public

                                   EXHIBIT A-1

                             CLASS A-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            A-1
Assumed Maturity Date                      :            July, 2034

                                     A-1-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class A-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
A-1 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class A-1
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the Denomination of this Class A-1 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-1
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     A-1-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                         not in its individual capacity, but solely as
                                         Trustee

                                By
                                  -------------------------------------------------------

This is one of the Class A-1 Certificates referenced in the
within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     A-1-3

                       [Reverse of Class A-1 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-1-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     A-1-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     A-1-6

                                   EXHIBIT A-2

                             CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            A-2
Assumed Maturity Date                      :            July, 2034

                                     A-2-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class A-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
A-2 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class A-2
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the Denomination of this Class A-2 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-2
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     A-2-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                         not in its individual capacity, but solely as
                                         Trustee

                                By
                                  --------------------------------------------------------

This is one of the Class A-2 Certificates
referenced in the within-mentioned
Agreement

By
  ------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     A-2-3

                       [Reverse of Class A-2 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-2-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     A-2-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     A-2-6

                                   EXHIBIT A-3

                             CLASS A-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            A-3
Assumed Maturity Date                      :            July, 2034

                                     A-3-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class A-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
A-3 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class A-3
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the Denomination of this Class A-3 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-3
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     A-3-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                           LONG BEACH MORTGAGE LOAN TRUST 2004-3

                           By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                    not in its individual capacity, but solely as
                                    Trustee

                           By
                             ------------------------------------------------------

This is one of the Class A-3 Certificates
referenced in the within-mentioned
Agreement

By
  ------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     A-3-3

                       [Reverse of Class A-3 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-3-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     A-3-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     A-3-6

                                   EXHIBIT A-4

                             CLASS A-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            A-4
Assumed Maturity Date                      :            July, 2034

                                     A-4-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class A-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
A-4 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class A-4
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the Denomination of this Class A-4 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-4
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     A-4-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                         not in its individual capacity, but solely as
                                         Trustee

                                By
                                  ------------------------------------------------------

This is one of the Class A-4 Certificates
referenced in the within-mentioned
Agreement

By
  ------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     A-4-3

                       [Reverse of Class A-4 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     A-4-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     A-4-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     A-4-6

                                   EXHIBIT A-5

                             CLASS S-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Notional Amount of
this Certificate ("Denomination")
                                           :            $[-------]
Original Class Certificate Notional
Amount of this Class                       :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            4.50%
CUSIP                                      :            [____]
Class                                      :            S-1
Assumed Maturity Date                      :            July, 2034

                                     S-1-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class S-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Class S-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the
Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class S-1 Certificate (obtained by dividing the Denomination of this Class S-1 Certificate by the Original Class
Certificate Notional Amount) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class S-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class S-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class S-1
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class S-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     S-1-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004

                      LONG BEACH MORTGAGE LOAN TRUST 2004-3

                        By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                 not in its individual capacity, but solely as
                                 Trustee

                        By
                          -----------------------------------------------

This is one of the Class S-1 Certificates
referenced in the within-mentioned Agreement

By
  --------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     S-1-3

                       [Reverse of Class S-1 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     S-1-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     S-1-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     S-1-6

                                   EXHIBIT A-6

                             CLASS S-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Notional Amount of
this Certificate ("Denomination")
                                           :            $[-------]
Original Class Certificate Notional
Amount of this Class                       :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            4.50%
CUSIP                                      :            [____]
Class                                      :            S-2
Assumed Maturity Date                      :            July, 2034

                                     S-2-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class S-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Class S-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the
Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class S-2 Certificate (obtained by dividing the Denomination of this Class S-2 Certificate by the Original Class
Certificate Notional Amount) in certain monthly distributions with respect to a
Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class S-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class S-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class S-2
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class S-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     S-2-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004

                      LONG BEACH MORTGAGE LOAN TRUST 2004-3

                      By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                      By
                        -----------------------------------------------

This is one of the Class S-2 Certificates
referenced in the within-mentioned Agreement

By
  --------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     S-2-3

                       [Reverse of Class S-2 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or is less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     S-2-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     S-2-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     S-2-6

                                   EXHIBIT A-7

                             CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES AND THE CLASS S-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-1
Assumed Maturity Date                      :            July, 2034

                                     M-1-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-1 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-1
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-1
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-1-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                         not in its individual capacity, but solely as
                                         Trustee

                                By
                                  ------------------------------------------------------

This is one of the Class M-1 Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-1-3

                       [Reverse of Class M-1 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-1-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-1-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-1-6

                                   EXHIBIT A-8

                             CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO
THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-2
Assumed Maturity Date                      :            July, 2034

                                     M-2-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-2 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-2
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-2
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-2-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                  LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                  By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                           not in its individual capacity, but solely as
                                           Trustee

                                  By
                                    -------------------------------------------------------

This is one of the Class M-2 Certificates
referenced in the within-mentioned Agreement

By
  ------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-2-3

                       [Reverse of Class M-2 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-2-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-2-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-2-6

                                   EXHIBIT A-9

                             CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE
CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-3
Assumed Maturity Date                      :            July, 2034

                                     M-3-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-3 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-3
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-3
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-3-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                 LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                 By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                          not in its individual capacity, but solely as
                                          Trustee

                                 By
                                   -----------------------------------------------------

This is one of the Class M-3 Certificates
referenced in the within-mentioned Agreement

By
  ------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-3-3

                       [Reverse of Class M-3 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-3-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-3-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-3-6

                                  EXHIBIT A-10

                             CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-4
Assumed Maturity Date                      :            July, 2034

                                     M-4-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-4 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-4
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-4
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-4-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                           LONG BEACH MORTGAGE LOAN TRUST 2004-3

                           By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                    not in its individual capacity, but solely as
                                    Trustee

                           By
                             -------------------------------------------------------

This is one of the Class M-4 Certificates
referenced in the within-mentioned Agreement

By
  ------------------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-4-3

                       [Reverse of Class M-4 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-4-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-4-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-4-6

                                  EXHIBIT A-11

                             CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4
CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-5
Assumed Maturity Date                      :            July, 2034

                                     M-5-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-5

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-5 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-5
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-5
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-5-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                   LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                   By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                            not in its individual capacity, but solely as
                                            Trustee

                                   By
                                     -----------------------------------------------------

This is one of the Class M-5 Certificates
referenced in the within-mentioned Agreement

By
  ------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-5-3

                       [Reverse of Class M-5 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-5-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-5-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-5-6

                                  EXHIBIT A-12

                             CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES
AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-6
Assumed Maturity Date                      :            July, 2034

                                     M-6-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-6 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-6
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-6
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-6-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                         not in its individual capacity, but solely as
                                         Trustee

                                By
                                  -----------------------------------------------------

This is one of the Class M-6 Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-6-3

                       [Reverse of Class M-6 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-6-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-6-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-6-6

                                  EXHIBIT A-13

                             CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES,
THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-7
Assumed Maturity Date                      :            July, 2034

                                     M-7-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-7

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-7 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-7
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-7
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-7-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                                  LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                  By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                           not in its individual capacity, but solely as
                                           Trustee

                                  By
                                    -------------------------------------------------------
This is one of the Class M-7 Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-7-3

                       [Reverse of Class M-7 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-7-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-7-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-7-6

                                  EXHIBIT A-14

                             CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES,
THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7
CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-8
Assumed Maturity Date                      :            July, 2034

                                     M-8-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-8

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-8 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-8
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-8
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-8-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                              LONG BEACH MORTGAGE LOAN TRUST 2004-3

                              By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                       not in its individual capacity, but solely as
                                       Trustee

                              By
                                -------------------------------------------------------

This is one of the Class M-8 Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-8-3

                       [Reverse of Class M-8 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-8-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-8-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-8-6

                                  EXHIBIT A-15

                             CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES,
THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7
CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_______]
Original Class Certificate Principal
Balance of this Class                      :            $[_______]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-9
Assumed Maturity Date                      :            July, 2034

                                     M-9-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                    Class M-9

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-9 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-9
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-9
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-9-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                               LONG BEACH MORTGAGE LOAN TRUST 2004-3

                               By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                        not in its individual capacity, but solely as
                                        Trustee

                               By
                                 --------------------------------------------------------
This is one of the Class M-9 Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-9-3

                       [Reverse of Class M-9 Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-9-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-9-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-9-6

                                  EXHIBIT A-16

                              CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2
CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS
S-1 CERTIFICATES, THE CLASS S-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE
CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES,
THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7
CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE
EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Original Certificate Principal Balance     :            $[_______]
Initial Notional Amount of this
Certificate ("Denomination")               :            $[_______]
Original Notional Amount of this Class     :            $[_______]
Percentage                                 :            100.00%
Pass-Through Rate                          :            Variable
Class                                      :            C

                                      C-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                     Class C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C
Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class C
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original
Notional Amount) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the
"Depositor"). The Trust was created pursuant to a Pooling and Servicing
Agreement dated as of June 1, 2004 (the "Agreement") among the Depositor, Long
Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche
Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Reference is hereby made to the further provisions of this Class C
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      C-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                              LONG BEACH MORTGAGE LOAN TRUST 2004-3

                              By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                       not in its individual capacity, but solely as
                                       Trustee

                              By
                                -------------------------------------------------------

This is one of the Class C Certificates
referenced in the within-mentioned Agreement

By
  ------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                      C-3

                        [Reverse of Class C Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      C-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                      C-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                      C-6

                                  EXHIBIT A-17

                              CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
"RESIDUAL INTERESTS" IN THREE SEPARATE "REAL ESTATE MORTGAGE INVESTMENT
CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND
WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM
IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE
WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Percentage Interest                        :            100.00%
Class                                      :            R

                                      R-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee
referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this
Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004
(the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the
Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this
Certificate at the office or agency designated by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in
this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the
Agreement, (iii) each person holding or acquiring any Ownership Interest in this
Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any
Disqualified Organization acquires an Ownership Interest on a Class R
Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      R-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004

                                 LONG BEACH MORTGAGE LOAN TRUST 2004-3

                                 By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                          not in its individual capacity, but solely as
                                          Trustee

                                 By
                                   ------------------------------------------------------

This is one of the Class R Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                      R-3

                        [Reverse of Class R Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and any agent of the
Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the
Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         By acceptance of the Class R Certificates the Holders of the Class R
Certificates agree that for so long as any of the NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMS Insurer, if any, in accordance with the terms of the Indenture, in connection with any amounts distributable to the Holders of the Class R Certificates pursuant to Section
4.01(d)(i)(u) of the Agreement, their rights to receive the amounts so distributable are assigned and transferred and any such amounts shall be paid by the Trustee out of the Trust Fund, and to the extent received by the Holders of the Class R Certificates they shall pay any such amounts, to the Holders of the
Class C Certificates. By acceptance of the Class R Certificates, the Holders of the Class R Certificates direct the Trustee to pay any amounts due to the
Holders of the Class R Certificates on the first Distribution Date to the
Holders of the Class C Certificates.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      R-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                      R-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                      R-6

                                  EXHIBIT A-18

                             CLASS R-CX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-CX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND
WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM
IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE
WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, June 1, 2004
First Distribution Date                    :            July 26, 2004
Percentage Interest                        :            100.00%
Class                                      :            R-CX

                                    R-CX-1

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3
                                   Class R-CX

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting primarily of a pool of first lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee
referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this
Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004
(the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the
Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this
Certificate at the office or agency designated by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in
this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the
Agreement, (iii) each person holding or acquiring any Ownership Interest in this
Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any
Disqualified Organization acquires an Ownership Interest on a Class R-CX
Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                     R-CX-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  June __, 2004
                             LONG BEACH MORTGAGE LOAN TRUST 2004-3

                             By:      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                      not in its individual capacity, but solely as
                                      Trustee

                             By
                               ------------------------------------------------------

This is one of the Class R-CX Certificates
referenced in the within-mentioned Agreement

By
  ---------------------------------------------------
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     R-CX-3

                       [Reverse of Class R-CX Certificate]

                      Long Beach Mortgage Loan Trust 2004-3
                           Asset-Backed Certificates,
                                  Series 2004-3

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates,
Series 2004-3 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and any agent of the
Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the
Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans and REO Properties is equal to or less than 10% of the Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, the Master Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the
Agreement will terminate upon notice to the Trustee upon the earliest of (i) the
Distribution Date on which the Certificate Principal Balances of the Regular
Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution
Date for the Certificates in July, 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     R-CX-4

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     R-CX-5

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     R-CX-6

                                   EXHIBIT B-1

                         Form of Class A-1 Cap Agreement

BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
SUITE 2700
NEW YORK, NEW YORK 10179
212-272-4009

                                    EXHIBIT A

                              Class A-1 Cap Confirm

DATE:   May 28, 2004

TO:   Long Beach Mortgage Company
ATTENTION:   Mr. Deven Patel
TELEPHONE:   1-714-939-5862
FACSIMILE:   1-714-937-7880

CC:   Greenwich Capital Markets, Inc.
ATTENTION:   Adam Smith
TELEPHONE:   203-618-2271
FACSIMILE:   203-618-2164

FROM:   Derivatives Documentation
TELEPHONE:   212-272-2711
FACSIMILE:   212-272-9857

SUBJECT:   Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:   FXNEC5974

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Current Transaction") between Bear Stearns Financial Products Inc.
("BSFP") and Long Beach Mortgage Company ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the
Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a
"Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the " Definitions"), as published by the International Swaps and Derivatives Association, Inc.
("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross
Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master
Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master
Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:   Rate Cap

Notional Amount:  With respect to any Calculation Period, the lesser of:

(i) As detailed in the Schedule of Notional Amounts attached hereto for each
Calculation Period, and

(ii) the outstanding Certificate Principal Balance of the Class A-1 Certificates
immediately prior to the last day of such Calculation Period.

Trade Date:   May 28, 2004

Effective Date:   June 7, 2004

Termination Date:   April 25, 2008

Fixed Amount (Premium):

Fixed Rate Payer:   Counterparty

Fixed Rate Payer
Payment Date:   June 7, 2004

                                     B-1-1

Fixed Amount:   USD 2,750,000

Floating Amounts:

Floating Rate Payer:   BSFP

Cap Rate: As detailed in the Schedule of Notional  Amounts  attached  hereto for each Calculation Period.

Floating Rate Payer
Period End Dates: The 25th calendar day of each month during the Term of this
Transaction, commencing August 25, 2004 and ending on the Termination Date, with
No Adjustment.

Floating  Rate Payer Payment  Dates:  Early  Payment  shall be  applicable.  The
Floating  Rate Payer Payment  Dates shall be two Business  Days  preceding  each
Floating Rate Payer Period End Date.

Floating Amount:   To be determined in accordance with the following formula,

Greater of (i)  (Floating  Rate Option - Cap Rate) * Notional  Amount * Floating
Rate Day Count Fraction; and (ii) zero

Floating Rate Option: USD-LIBOR-BBA, provided, however, that if the Floating
Rate Option for any Calculation Period is greater than 9.25000% then the
Floating Rate Option for such Calculation Period shall be deemed to be 9.25000%.

Designated Maturity:   One month

Floating Rate Day
Count Fraction:   Actual/360

Reset Dates:   The first day of each Calculation Period.

Compounding:   Inapplicable

Business Days:   New York

Business Day Convention:   Following

3. Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the
Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form
Master Agreement will apply to any Transaction.

2) Termination Provisions. Notwithstanding the provisions of paragraph 9 below, for purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Breach of Agreement" provision of Section 5(a)(ii) will not apply to BSFP or Counterparty.

(c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to
BSFP or Counterparty.

(d) "Misrepresentation" provisions or Section 5(a)(iv) will not apply to BSFP or
Counterparty.

(e) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or
Counterparty.

(f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(g) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(h) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(i) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:

(i) Market Quotation will apply.

(ii) The Second Method will apply.

(j) "Termination Currency" means United States Dollars.

                                     B-1-2

3) Tax Representations. Not applicable

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:

     Party required to deliver document: BSFP and the Counterparty

     Form/Document/  Certificate:  Any document required or reasonably requested to allow the other party to make payments under this Agreement  without any deduction  or  withholding  for or on the  account  of any Tax or with such deduction or withholding at a reduced rate

     Date by which to be delivered: Promptly after the earlier of (i) reasonable demand by either  party or (ii)  learning  that  such form or  document  is required

(2) Other documents to be delivered are:

Party required to         Form/Document/               Date by which to             Covered by Section 3(d)
deliver document          Certificate                  be delivered                 Representation
------------------        ---------------------------  --------------------------   -------------------------
BSFP  and the             Any  documents  required by  Upon  the   execution   and     Yes
Counterparty              the   receiving   party  to  delivery of this  Agreement
                          evidence  the  authority of  and such Confirmation
                          the  delivering   party  or
                          its     Credit      Support
                          Provider,  if  any,  for it
                          to  execute   and   deliver
                          this     Agreement,     any
                          Confirmation   ,  and   any
                          Credit  Support   Documents
                          to  which  it  is a  party,
                          and   to    evidence    the
                          authority       of      the
                          delivering   party  or  its
                          Credit Support  Provider to
                          perform   its   obligations
                          under this Agreement,  such
                          Confirmation  and/or Credit
                          Support  Document,  as  the
                          case may be

BSFP and the              A    certificate    of   an  Upon  the   execution   and      Yes
Counterparty              authorized  officer  of the  delivery of this  Agreement
                          party,     as    to     the  and such Confirmation
                          incumbency   and  authority
                          of the respective  officers
                          of the party  signing  this
                          Agreement,   any   relevant
                          Credit  Support   Document,
                          or  any  Confirmation,   as
                          the case may be

6)   Miscellaneous.

(a) Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to BSFP:

Address:   383 Madison Avenue, New York, New York 10179
Attention:   DPC Manager - Suite 2700
Facsimile:   (212) 272-5823

with a copy to:

Address:   One Metrotech Center North, Brooklyn, New York 11201
Attention:   Derivative Operations - 7th Floor
Facsimile:   (212) 272-1634

(For all purposes)

                                     B-1-3

Address for notices or communications to the Counterparty:

Address:   Deutsche Bank National Trust Company
  1761 East St. Andrew Place
  Santa Ana, California 92705-4934
Attention:   LB 0403 Trust Administration
Facsimile:   (714) 247-6000
Phone:   (714) 247-6471

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

BSFP appoints as its
Process Agent:   Not Applicable

The Counterparty appoints as its
Process Agent:   Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement;
neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this
Agreement, it shall not in future have any Office other than one in the United
States.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g) Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to the conflict of law provisions thereof other than New York General
Obligations Law Section 5-1401.

(i) Severability. If any term, provision, covenant, or condition of this
Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit
Support Document.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form
Master Agreement, provided that BSFP shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a
Transaction that:--

    (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.'

                                     B-1-4

    (2) Evaluation and Understanding.

(i) Each of BSFP and Counterparty is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this
Transaction.

(ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(3) Purpose. It is an "eligible swap participant" as such term is defined in
Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and
"eligible contract participant" as defined in Section 1(a)(12) of, the Commodity
Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the
ISDA form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA form Master Agreement, then unless
BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the
ISDA form Master Agreement with respect to Counterparty shall not constitute an
Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early
Termination Event pursuant to Section 6 of the Agreement only as a result of a
Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the
ISDA form Master Agreement with respect to BSFP as the Affected Party or Section
5(b)(iii) of the ISDA form Master Agreement with respect to BSFP as the Burdened
Party. For purposes of the Transaction to which this Agreement relates,
Counterparty's only obligation under Section 2(a)(i) of the ISDA form Master
Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date. In
addition, the grace period set forth in Section 5 (a)(i) of the Master Agreement shall be two Business Days rather than three Business Days.

10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction (other than the assignment of the Transaction to be entered into on June 7, 2004 among BSFP,
Counterparty, Deutsche Bank National Trust Company, not individually but solely as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated June
1, 2004, among Long Beach Securities Corp., as Depositor (the "Depositor"),
Counterparty, as Master Servicer, and the Trustee (the "Pooling Agreement") on
behalf of Long Beach Mortgage Loan Trust 2004-3 (the "Trust") and the Depositor)
shall be permitted by either party unless each of Moody's Investor Services,
Inc. ("Moody's"), Fitch Inc. ("Fitch") and Standard & Poors Group, a division of
The McGraw-Hill Companies, Inc. ("S&P"), has been provided notice of the same and confirms in writing (including by facsimile transmission) within five
Business Days after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of: (i) the Long Beach
Mortgage Loan Trust 2004-3 Asset-Backed Certificates, Series 2004-3 (the
"Certificates") that were rated when issued, and (ii) certain net interest margin securities (the "NIMS") if issued, that may be issued by a separate trust or Cayman Islands company pursuant to an indenture to be entered into in connection with the NIMS (the "Indenture") and secured by certain of the
Certificates without regard to the insurance policies issued by the Note Insurer and the Backup Note Insurer (each, if any, as defined in the Indenture).
Furthermore, no such transfer, amendment, waiver, supplement, assignment or other modification shall be permitted by either party unless the Note Insurer and the Backup Note Insurer, if any, shall have been provided notice of the same and the Note Insurer and the Backup Note Insurer shall have consented thereto;
provided that such consent to a transfer or assignment is not unreasonably withheld. Any transfer, amendment, waiver, assignment or other modification without the consent of the Note Insurer and the Backup Note Insurer, if any,
shall be null and void, provided, however, that the Note Insurer, if any, shall not have any consent rights hereunder if an Insurer Default (if any, as defined in the Indenture) has occurred and is continuing and the Backup Note Insurer, if any, shall not have any consent rights hereunder if a Backup Note Insurer
Default (if any, as defined in the Indenture) has occurred and is continuing.

11) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against,
Counterparty, Deutsche Bank National Trust Company, not individually, but solely, as Trustee under the Pooling Agreement on behalf of the Trust or the
Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates and NIMS (if any).

12) Set-off. The provisions for Set-off set forth in Section 6(e) of the
Agreement shall not apply for purposes of this Transaction.

13) Additional Termination Events. Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and BSFP has not, within 30 days, complied with Section 14 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event.

14) Rating Agency Downgrade. Notwithstanding anything else to the contrary herein, in the event that BSFP's long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "AA-" by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "Aa3" by Moody's (and together with S&P, the "Swap Rating Agencies", and such rating thresholds,
"Approved Rating Thresholds"), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency has reconfirmed the rating of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the Insurance
Policies, if any, issued by the Note Insurer and/or the Backup Note Insurer which was in effect immediately prior to such withdrawal or downgrade), BSFP, at its own expense, shall either (i) obtain another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP's obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the Insurance

                                     B-1-5

Policies, if any, issued by the Note Insurer or the Backup Note Insurer, if any,
or (iv) establish any other arrangement satisfactory to each of the Note Insurer and the Backup Note Insurer, if any, the applicable Swap Rating Agency, which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the
Insurance Policies, if any, issued by the Note Insurer and/or the Backup Note
Insurer, if any.

15) Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling Agreement. In the case of any inconsistency between this Confirmation and such terms, this Confirmation will prevail.

16) Third Party Beneficiaries. Each of the Note Insurer and the Backup Note
Insurer, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto

NEITHER THE BEAR STEARNS  COMPANIES  INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE
BEAR STEARNS  COMPANIES  INC.  OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT
PROVIDER ON THIS AGREEMENT.

5. Account Details and Settlement Information:          Payments to BSFP:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account
of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
Deutsche Bank National Trust Company
ABA Number: 021001033
Account Name:  NYLTD Funds Control - Stars West
Acct. # 01419663
Ref. LBMC 2004-3 Cap payment ref # FXNEC5974

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed
Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233.
Originals will be provided for your execution upon your request.

                                     B-1-6

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:      _______________________________________
         Name: F. Scott Herman
         Title: DPC Manager

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LONG BEACH MORTGAGE COMPANY

By:      __________________________________
         As authorized agent or officer for Long Beach Mortgage Company
         Name: Deven Patel
         Title: Assistant Vice President

                                     B-1-7

                          SCHEDULE OF NOTIONAL AMOUNTS
                                    CLASS A-1

                               From and
  Calculation Period           Including         To but Excluding    Notional Amount ($)        Cap Rate (%)
  -------------------        ------------       -----------------    -------------------       --------------
          1                   6/7/2004             7/25/2004                       0.00           0.000000
          2                  7/25/2004             8/25/2004           1,164,484,772.09           4.831770
          3                  8/25/2004             9/25/2004           1,131,982,246.79           4.808890
          4                  9/25/2004            10/25/2004           1,099,836,116.96           5.028260
          5                  10/25/2004           11/25/2004           1,068,031,666.21           4.843630
          6                  11/25/2004           12/25/2004           1,036,557,312.16           4.981100
          7                  12/25/2004            1/25/2005           1,005,403,599.38           4.882660
          8                  1/25/2005             2/25/2005             974,562,754.24           4.859020
          9                  2/25/2005             3/25/2005             944,030,574.72           5.352150
          10                 3/25/2005             4/25/2005             913,807,143.30           4.949160
          11                 4/25/2005             5/25/2005             883,895,057.44           5.090350
          12                 5/25/2005             6/25/2005             854,887,226.65           4.902780
          13                 6/25/2005             7/25/2005             826,678,063.49           5.093170
          14                 7/25/2005             8/25/2005             799,188,954.08           4.904970
          15                 8/25/2005             9/25/2005             772,401,919.16           4.880320
          16                 9/25/2005            10/25/2005             746,298,997.89           5.050890
          17                 10/25/2005           11/25/2005             720,862,369.47           4.863260
          18                 11/25/2005           12/25/2005             696,075,330.83           4.999430
          19                 12/25/2005            1/25/2006             671,921,317.08           5.049240
          20                 1/25/2006             2/25/2006             648,381,454.80           5.028450
          21                 2/25/2006             3/25/2006             625,442,451.22           5.543450
          22                 3/25/2006             4/25/2006             603,090,232.13           5.109000
          23                 4/25/2006             5/25/2006             581,316,290.53           5.804440
          24                 5/25/2006             6/25/2006             560,328,804.90           5.748640
          25                 6/25/2006             7/25/2006             539,820,387.55           6.061110
          26                 7/25/2006             8/25/2006             519,834,641.25           5.846860
          27                 8/25/2006             9/25/2006             500,359,812.02           5.827530
          28                 9/25/2006            10/25/2006             481,382,732.72           6.191590
          29                 10/25/2006           11/25/2006             462,892,093.47           6.491730
          30                 11/25/2006           12/25/2006             444,921,187.49           6.847160
          31                 12/25/2006            1/25/2007             427,422,696.14           7.258380
          32                 1/25/2007             2/25/2007             410,360,731.09           7.257410
          33                 2/25/2007             3/25/2007             393,732,072.10           8.033800
          34                 3/25/2007             4/25/2007             377,526,513.64           7.291220
          35                 4/25/2007             5/25/2007             361,738,609.87           8.118910
          36                 5/25/2007             6/25/2007             346,406,087.03           8.026830
          37                 6/25/2007             7/25/2007             331,472,447.90           8.292590
          38                 7/25/2007             8/25/2007             331,472,447.90           8.023340
          39                 8/25/2007             9/25/2007             331,472,447.90           8.021590
          40                 9/25/2007            10/25/2007             325,530,563.93           8.322620
          41                 10/25/2007           11/25/2007             317,175,501.51           8.580420
          42                 11/25/2007           12/25/2007             309,052,796.90           9.025520
          43                 12/25/2007            1/25/2008             301,143,201.42           8.732040
          44                 1/25/2008             2/25/2008             293,434,792.77           8.729700
          45                 2/25/2008             3/25/2008                       0.00           0.000000
          46                 3/25/2008             4/25/2008             278,601,247.05           8.759160
          47                 4/25/2008             5/25/2008                       0.00           0.000000

                                     B-1-8

                                   EXHIBIT B-2

                       Form of Class A-2/3/4 Cap Agreement

BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
SUITE 2700
NEW YORK, NEW YORK 10179
212-272-4009

                                    EXHIBIT B

                            Class A-2/3/4 Cap Confirm

DATE:   May 28, 2004

TO:   Long Beach Mortgage Company
ATTENTION:   Mr. Deven Patel
TELEPHONE:   1-714-939-5862
FACSIMILE:   1-714-937-7880

CC:   Greenwich Capital Markets, Inc.
ATTENTION:   Adam Smith
TELEPHONE:   203-618-2271
FACSIMILE:   203-618-2164

FROM:   Derivatives Documentation
TELEPHONE:   212-272-2711
FACSIMILE:   212-272-9857

SUBJECT:   Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:   FXNEC5976

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Current Transaction") between Bear Stearns Financial Products Inc.
("BSFP") and Long Beach Mortgage Company ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the
Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a
"Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the " Definitions"), as published by the International Swaps and Derivatives Association, Inc.
("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross
Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master
Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master
Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:   Rate Cap

Notional Amount:  With respect to any Calculation Period, the lesser of:

(i) As detailed in the Schedule of Notional Amounts attached hereto for each
Calculation Period, and

(ii) the aggregate outstanding Certificate Principal Balance of the Class A-2
Certificates, Class A-3 Certificates and Class A-4 Certificates immediately prior to the last day of such Calculation Period.

Trade Date:   May 28, 2004

Effective Date:   June 7, 2004

Termination Date:   April 25, 2008

Fixed Amount (Premium):

Fixed Rate Payer:   Counterparty

                                     B-2-1

Fixed Rate Payer
Payment Date:   June 7, 2004

Fixed Amount:   USD 1,390,000

Floating Amounts:

Floating Rate Payer:   BSFP

Cap Rate: As detailed in the Schedule of Notional  Amounts  attached  hereto for each Calculation Period.

Floating Rate Payer
Period End Dates: The 25th calendar day of each month during the Term of this
Transaction, commencing August 25, 2004 and ending on the Termination Date, with
No Adjustment.

Floating  Rate Payer Payment  Dates:  Early  Payment  shall be  applicable.  The
Floating  Rate Payer Payment  Dates shall be two Business  Days  preceding  each
Floating Rate Payer Period End Date.

Floating Amount:   To be determined in accordance with the following formula,

  Greater of (i) (Floating Rate Option - Cap Rate) * Notional Amount * Floating Rate Day Count Fraction; and (ii) zero

Floating Rate Option: USD-LIBOR-BBA, provided, however, that if the Floating
Rate Option for any Calculation Period is greater than 9.25000% then the
Floating Rate Option for such Calculation Period shall be deemed to be 9.25000%.

Designated Maturity:   One month

Floating Rate Day
Count Fraction:   Actual/360

Reset Dates:   The first day of each Calculation Period.

Compounding:   Inapplicable

Business Days:   New York

Business Day Convention:   Following

3. Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the
Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form
Master Agreement will apply to any Transaction.

2) Termination Provisions. Notwithstanding the provisions of paragraph 9 below, for purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Breach of Agreement" provision of Section 5(a)(ii) will not apply to BSFP or Counterparty.

(c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to
BSFP or Counterparty.

(d) "Misrepresentation" provisions or Section 5(a)(iv) will not apply to BSFP or
Counterparty.

(e) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or
Counterparty.

(f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(g) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(h) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(i) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:

(i) Market Quotation will apply.

(ii) The Second Method will apply.

                                     B-2-2

(j) "Termination Currency" means United States Dollars.

3) Tax Representations. Not applicable

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver        Form/Document/ Certificate                        Date by which to be delivered
document

BSFP and                         Any document required or reasonably requested     Promptly after the earlier of (i)
the Counterparty                 to allow the other party to make payments under   reasonable demand by either party
                                 this Agreement without any deduction or           or (ii) learning that such form
                                 withholding for or on the account of any Tax or   or document is required
                                 with such deduction or withholding at a reduced
                                 rate

(2) Other documents to be delivered are:

Party required to         Form/Document/               Date by which to                    Covered by Section 3(d)
deliver document          Certificate                  be delivered                        Representation

BSFP and the              Any documents required by    Upon the execution and delivery     Yes
Counterparty              the receiving party to       of this Agreement and such
                          evidence the authority of    Confirmation
                          the delivering party or
                          its Credit Support
                          Provider, if any, for it
                          to execute and deliver
                          this Agreement, any
                          Confirmation , and any
                          Credit Support Documents
                          to which it is a party,
                          and to evidence the
                          authority of the
                          delivering party or its
                          Credit Support Provider to
                          perform its obligations
                          under this Agreement, such
                          Confirmation and/or Credit
                          Support Document, as the
                          case may be

BSFP and the              A certificate of an          Upon the execution and delivery     Yes
Counterparty              authorized officer of the    of this Agreement and such
                          party, as to the             Confirmation
                          incumbency and authority
                          of the respective officers
                          of the party signing this
                          Agreement, any relevant
                          Credit Support Document,
                          or any Confirmation, as
                          the case may be

6)   Miscellaneous.

(a) Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to BSFP:

Address:   383 Madison Avenue, New York, New York 10179
Attention:   DPC Manager - Suite 2700
Facsimile:   (212) 272-5823

with a copy to:

Address:   One Metrotech Center North, Brooklyn, New York 11201
Attention:   Derivative Operations - 7th Floor
Facsimile:   (212) 272-1634

(For all purposes)

                                     B-2-3

Address for notices or communications to the Counterparty:

Address:   Deutsche Bank National Trust Company
  1761 East St. Andrew Place
  Santa Ana, California 92705-4934
Attention:   LB 0403 Trust Administration
Facsimile:   (714) 247-6000
Phone:   (714) 247-6471

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

BSFP appoints as its
Process Agent:   Not Applicable

The Counterparty appoints as its
Process Agent:   Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement;
neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this
Agreement, it shall not in future have any Office other than one in the United
States.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g) Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to the conflict of law provisions thereof other than New York General
Obligations Law Section 5-1401.

(i) Severability. If any term, provision, covenant, or condition of this
Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit
Support Document.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form
Master Agreement, provided that BSFP shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a
Transaction that:--

    (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.'

                                     B-2-4

    (2) Evaluation and Understanding.

(i) Each of BSFP and Counterparty is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this
Transaction.

(ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(3) Purpose. It is an "eligible swap participant" as such term is defined in
Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and
"eligible contract participant" as defined in Section 1(a)(12) of, the Commodity
Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the
ISDA form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA form Master Agreement, then unless
BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the
ISDA form Master Agreement with respect to Counterparty shall not constitute an
Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early
Termination Event pursuant to Section 6 of the Agreement only as a result of a
Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the
ISDA form Master Agreement with respect to BSFP as the Affected Party or Section
5(b)(iii) of the ISDA form Master Agreement with respect to BSFP as the Burdened
Party. For purposes of the Transaction to which this Agreement relates,
Counterparty's only obligation under Section 2(a)(i) of the ISDA form Master
Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date. In
addition, the grace period set forth in Section 5 (a)(i) of the Master Agreement shall be two Business Days rather than three Business Days.

10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction (other than the assignment of the Transaction to be entered into on June 7, 2004 among BSFP,
Counterparty, Deutsche Bank National Trust Company, not individually but solely as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated June
1, 2004, among Long Beach Securities Corp., as Depositor (the "Depositor"),
Counterparty, as Master Servicer, and the Trustee (the "Pooling Agreement") on
behalf of Long Beach Mortgage Loan Trust 2004-3 (the "Trust") and the Depositor)
shall be permitted by either party unless each of Moody's Investor Services,
Inc. ("Moody's"), Fitch Inc. ("Fitch") and Standard & Poors Group, a division of
The McGraw-Hill Companies, Inc. ("S&P"), has been provided notice of the same and confirms in writing (including by facsimile transmission) within five
Business Days after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of: (i) the Long Beach
Mortgage Loan Trust 2004-3 Asset-Backed Certificates, Series 2004-3 (the
"Certificates") that were rated when issued, and (ii) certain net interest margin securities (the "NIMS") if issued, that may be issued by a separate trust or Cayman Islands company pursuant to an indenture to be entered into in connection with the NIMS (the "Indenture") and secured by certain of the
Certificates without regard to the insurance policies issued by the Note Insurer and the Backup Note Insurer (each, if any, as defined in the Indenture).
Furthermore, no such transfer, amendment, waiver, supplement, assignment or other modification shall be permitted by either party unless the Note Insurer and the Backup Note Insurer, if any, shall have been provided notice of the same and the Note Insurer and the Backup Note Insurer shall have consented thereto;
provided that such consent to a transfer or assignment is not unreasonably withheld. Any transfer, amendment, waiver, assignment or other modification without the consent of the Note Insurer and the Backup Note Insurer, if any,
shall be null and void, provided, however, that the Note Insurer, if any, shall not have any consent rights hereunder if an Insurer Default (if any, as defined in the Indenture) has occurred and is continuing and the Backup Note Insurer, if any, shall not have any consent rights hereunder if a Backup Note Insurer
Default (if any, as defined in the Indenture) has occurred and is continuing.

11) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against,
Counterparty, Deutsche Bank National Trust Company, not individually, but solely, as Trustee under the Pooling Agreement on behalf of the Trust or the
Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates and NIMS (if any).

12) Set-off. The provisions for Set-off set forth in Section 6(e) of the
Agreement shall not apply for purposes of this Transaction.

13) Additional Termination Events. Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and BSFP has not, within 30 days, complied with Section 14 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event.

14) Rating Agency Downgrade. Notwithstanding anything else to the contrary herein, in the event that BSFP's long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "AA-" by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "Aa3" by Moody's (and together with S&P, the "Swap Rating Agencies", and such rating thresholds,
"Approved Rating Thresholds"), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each

                                     B-2-5

such Swap Rating Agency has reconfirmed the rating of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the Insurance
Policies, if any, issued by the Note Insurer and/or the Backup Note Insurer which was in effect immediately prior to such withdrawal or downgrade), BSFP, at its own expense, shall either (i) obtain another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP's obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the Insurance
Policies, if any, issued by the Note Insurer or the Backup Note Insurer, if any,
or (iv) establish any other arrangement satisfactory to each of the Note Insurer and the Backup Note Insurer, if any, the applicable Swap Rating Agency, which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the
Insurance Policies, if any, issued by the Note Insurer and/or the Backup Note
Insurer, if any.

15) Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling Agreement. In the case of any inconsistency between this Confirmation and such terms, this Confirmation will prevail.

16) Third Party Beneficiaries. Each of the Note Insurer and the Backup Note
Insurer, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto

NEITHER THE BEAR STEARNS  COMPANIES  INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE
BEAR STEARNS  COMPANIES  INC.  OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT
PROVIDER ON THIS AGREEMENT.

5.  Account Details and ettlement Information: Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
Deutsche Bank National Trust Company
ABA Number: 021001033
Account Name:  NYLTD Funds Control - Stars West
Acct. # 01419663
Ref. LBMC 2004-3 Cap payment ref # FXNEC5976

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed
Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233.
Originals will be provided for your execution upon your request.

                                     B-2-6

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:      _______________________________________
         Name: F. Scott Herman
         Title: DPC Manager

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LONG BEACH MORTGAGE COMPANY

By:      __________________________________
         As authorized agent or officer for Long Beach Mortgage Company
         Name: Deven Patel
         Title: Assistant Vice President

                                     B-2-7

                          SCHEDULE OF NOTIONAL AMOUNTS
                                  CLASS A-2/3/4

                               From and
  Calculation Period           Including         To but Excluding    Notional Amount ($)        Cap Rate (%)
  ------------------        ------------       -------------------  --------------------        -------------
          1                   6/7/2004             7/25/2004                       0.00           0.000000
          2                  7/25/2004             8/25/2004             478,521,841.57           4.499540
          3                  8/25/2004             9/25/2004             464,373,219.13           4.474460
          4                  9/25/2004            10/25/2004             450,472,428.03           4.680870
          5                  10/25/2004           11/25/2004             436,811,709.83           4.507170
          6                  11/25/2004           12/25/2004             423,384,453.50           4.632950
          7                  12/25/2004            1/25/2005             410,184,481.00           4.544770
          8                  1/25/2005             2/25/2005             397,205,862.18           4.519680
          9                  2/25/2005             3/25/2005             384,444,001.21           4.975160
          10                 3/25/2005             4/25/2005             371,895,798.55           4.608950
          11                 4/25/2005             5/25/2005             359,586,317.70           4.739790
          12                 5/25/2005             6/25/2005             347,652,076.91           4.564070
          13                 6/25/2005             7/25/2005             336,049,277.82           4.743000
          14                 7/25/2005             8/25/2005             324,745,332.88           4.565340
          15                 8/25/2005             9/25/2005             313,732,705.44           4.540030
          16                 9/25/2005            10/25/2005             303,003,882.10           4.698900
          17                 10/25/2005           11/25/2005             292,551,406.70           4.523510
          18                 11/25/2005           12/25/2005             282,368,362.05           4.648850
          19                 12/25/2005            1/25/2006             272,447,813.40           4.711860
          20                 1/25/2006             2/25/2006             262,781,809.96           4.692110
          21                 2/25/2006             3/25/2006             253,364,888.22           5.193680
          22                 3/25/2006             4/25/2006             244,192,413.48           4.759320
          23                 4/25/2006             5/25/2006             235,257,314.91           5.364990
          24                 5/25/2006             6/25/2006             226,643,386.31           5.487460
          25                 6/25/2006             7/25/2006             218,176,642.86           5.792410
          26                 7/25/2006             8/25/2006             209,928,783.29           5.587970
          27                 8/25/2006             9/25/2006             201,894,885.40           5.589060
          28                 9/25/2006            10/25/2006             194,070,293.65           5.911650
          29                 10/25/2006           11/25/2006             186,447,638.30           6.152110
          30                 11/25/2006           12/25/2006             179,039,487.86           6.665670
          31                 12/25/2006            1/25/2007             171,836,483.42           7.092150
          32                 1/25/2007             2/25/2007             164,815,735.37           7.093020
          33                 2/25/2007             3/25/2007             157,975,854.10           7.884140
          34                 3/25/2007             4/25/2007             151,313,531.91           7.135230
          35                 4/25/2007             5/25/2007             144,824,737.60           7.835570
          36                 5/25/2007             6/25/2007             138,521,339.96           7.944700
          37                 6/25/2007             7/25/2007             132,389,835.32           8.208130
          38                 7/25/2007             8/25/2007             132,389,835.32           7.943750
          39                 8/25/2007             9/25/2007             132,389,835.32           7.965910
          40                 9/25/2007            10/25/2007             131,617,558.89           8.235920
          41                 10/25/2007           11/25/2007             128,192,055.40           8.412620
          42                 11/25/2007           12/25/2007             124,861,903.88           9.030070
          43                 12/25/2007            1/25/2008             121,623,105.78           8.736990
          44                 1/25/2008             2/25/2008             118,467,803.76           8.736960
          45                 2/25/2008             3/25/2008                       0.00           0.000000
          46                 3/25/2008             4/25/2008             112,399,498.08           8.762510
          47                 4/25/2008             5/25/2008                       0.00           0.000000

                                     B-2-8

                                   EXHIBIT B-3

                        FORM OF SUBORDINATE CAP AGREEMENT

BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
SUITE 2700
NEW YORK, NEW YORK 10179
212-272-4009

                                    EXHIBIT C

Subordinate Cap Confirm

DATE:                               May 28, 2004

TO:                                 Long Beach Mortgage Company
ATTENTION:                          Mr. Deven Patel
TELEPHONE:                          1-714-939-5862
FACSIMILE:                          1-714-937-7880

CC:                                 Greenwich Capital Markets, Inc.
ATTENTION:                          Adam Smith
TELEPHONE:                          203-618-2271
FACSIMILE:                          203-618-2164

FROM:                               Derivatives Documentation
TELEPHONE:                          212-272-2711
FACSIMILE:                          212-272-9857

SUBJECT:                            Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:                   FXNEC5979

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Current Transaction") between Bear Stearns Financial Products Inc.
("BSFP") and Long Beach Mortgage Company ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the
Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a
"Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the " Definitions"), as published by the International Swaps and Derivatives Association, Inc.
("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross
Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master
Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master
Agreement, this Agreement shall prevail for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:   Rate Cap

Notional Amount:  With respect to any Calculation Period, the lesser of:

(i) As detailed in the Schedule of Notional Amounts attached hereto for each
Calculation Period, and

(ii) the aggregate outstanding Certificate Principal Balance of the Class M-1
Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4
Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7
Certificates, Class M-8 Certificates and Class M-9 Certificates immediately prior to the last day of such Calculation Period.

Trade Date:   May 28, 2004

Effective Date:   June 7, 2004

Termination Date:   April 25, 2008

Fixed Amount (Premium):

Fixed Rate Payer:   Counterparty

                                     B-3-1

Fixed Rate Payer Payment Date:   June 7, 2004

Fixed Amount:   USD 1,568,000

Floating Amounts:

Floating Rate Payer:   BSFP

Cap Rate: As detailed in the Schedule of Notional  Amounts  attached  hereto for each Calculation Period.

     Floating  Rate Payer Period End Dates:  The 25th calendar day of each month during the Term of this Transaction,  commencing August 25, 2004 and ending on the Termination Date, with No Adjustment.

Floating  Rate Payer Payment  Dates:  Early  Payment  shall be  applicable.  The
Floating  Rate Payer Payment  Dates shall be two Business  Days  preceding  each
Floating Rate Payer Period End Date.

Floating Amount:   To be determined in accordance with the following formula,

Greater of (i)  (Floating  Rate Option - Cap Rate) * Notional  Amount * Floating
Rate Day Count Fraction; and (ii) zero

Floating Rate Option: USD-LIBOR-BBA, provided, however, that if the Floating
Rate Option for any Calculation Period is greater than 9.25000% then the
Floating Rate Option for such Calculation Period shall be deemed to be 9.25000%.

Designated Maturity:   One month

Floating Rate Day
Count Fraction:   Actual/360

Reset Dates:   The first day of each Calculation Period.

Compounding:   Inapplicable

Business Days:   New York

Business Day Convention:   Following

3. Additional Provisions: Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the
Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form
Master Agreement will apply to any Transaction.

2) Termination Provisions. Notwithstanding the provisions of paragraph 9 below, for purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Breach of Agreement" provision of Section 5(a)(ii) will not apply to BSFP or Counterparty.

(c) "Credit Support Default" provisions of Section 5(a)(iii) will not apply to
BSFP or Counterparty.

(d) "Misrepresentation" provisions or Section 5(a)(iv) will not apply to BSFP or
Counterparty.

(e) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or
Counterparty.

(f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(g) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(h) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(i) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:

(i) Market Quotation will apply.

(ii) The Second Method will apply.

                                     B-3-2

(j) "Termination Currency" means United States Dollars.

3) Tax Representations. Not applicable

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document    Form/Document/ Certificate              Date by which to
                                                                              be delivered

BSFP and                              Any document required or reasonably     Promptly after the earlier of (i)
the Counterparty                      requested to allow the other party to   reasonable demand by either party or
                                      make payments under this Agreement (ii)
                                      learning that such form or without any
                                      deduction or withholding document is
                                      required for or on the account of any Tax
                                      or with such deduction or withholding at a
                                      reduced rate

(2) Other documents to be delivered are:

Party required to         Form/Document/                      Date by which to                   Covered by Section
deliver document          Certificate                         be delivered                       3(d)
                                                                                                 Representatio
n
BSFP and the              Any documents required by the       Upon the execution and delivery    Yes
Counterparty              receiving party to evidence the     of this Agreement and such
                          authority of the delivering party   Confirmation
                          or its Credit Support Provider,
                          if any, for it to execute and
                          deliver this Agreement, any
                          Confirmation , and any Credit
                          Support Documents to which it is
                          a party, and to evidence the
                          authority of the delivering party
                          or its Credit Support Provider to
                          perform its obligations under
                          this Agreement, such Confirmation
                          and/or Credit Support Document,
                          as the case may be

BSFP and the              A certificate of an authorized      Upon the execution and delivery    Yes
Counterparty              officer of the party, as to the     of this Agreement and such
                          incumbency and authority of the     Confirmation
                          respective officers of the party
                          signing this Agreement, any
                          relevant Credit Support Document,
                          or any Confirmation, as the case
                          may be

6)   Miscellaneous.

(a) Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to BSFP:

Address:   383 Madison Avenue, New York, New York 10179
Attention:   DPC Manager - Suite 2700
Facsimile:   (212) 272-5823

with a copy to:

Address:   One Metrotech Center North, Brooklyn, New York 11201
Attention:   Derivative Operations - 7th Floor
Facsimile:   (212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:   Deutsche Bank National Trust Company
  1761 East St. Andrew Place
  Santa Ana, California 92705-4934
Attention:   LB 0403 Trust Administration
Facsimile:   (714) 247-6000
Phone:   (714) 247-6471

(For all purposes)

                                     B-3-3

(b) Process Agent. For the purpose of Section 13(c):

BSFP appoints as its
Process Agent:   Not Applicable

The Counterparty appoints as its
Process Agent:   Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement;
neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this
Agreement, it shall not in future have any Office other than one in the United
States.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document. Not applicable for either BSFP or the Counterparty.

(g) Credit Support Provider.

BSFP: Not Applicable

The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to the conflict of law provisions thereof other than New York General
Obligations Law Section 5-1401.

(i) Severability. If any term, provision, covenant, or condition of this
Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit
Support Document.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form
Master Agreement, provided that BSFP shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a
Transaction that:--

    (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.'

                                     B-3-4

    (2) Evaluation and Understanding.

(i) Each of BSFP and Counterparty is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this
Transaction.

(ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(3) Purpose. It is an "eligible swap participant" as such term is defined in
Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and
"eligible contract participant" as defined in Section 1(a)(12) of, the Commodity
Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the
ISDA form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA form Master Agreement, then unless
BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the
ISDA form Master Agreement with respect to Counterparty shall not constitute an
Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early
Termination Event pursuant to Section 6 of the Agreement only as a result of a
Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the
ISDA form Master Agreement with respect to BSFP as the Affected Party or Section
5(b)(iii) of the ISDA form Master Agreement with respect to BSFP as the Burdened
Party. For purposes of the Transaction to which this Agreement relates,
Counterparty's only obligation under Section 2(a)(i) of the ISDA form Master
Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date. In
addition, the grace period set forth in Section 5 (a)(i) of the Master Agreement shall be two Business Days rather than three Business Days.

10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction (other than the assignment of the Transaction to be entered into on June 7, 2004 among BSFP,
Counterparty, Deutsche Bank National Trust Company, not individually but solely as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated June
1, 2004, among Long Beach Securities Corp., as Depositor (the "Depositor"),
Counterparty, as Master Servicer, and the Trustee (the "Pooling Agreement") on
behalf of Long Beach Mortgage Loan Trust 2004-3 (the "Trust") and the Depositor)
shall be permitted by either party unless each of Moody's Investor Services,
Inc. ("Moody's"), Fitch Inc. ("Fitch") and Standard & Poors Group, a division of
The McGraw-Hill Companies, Inc. ("S&P"), has been provided notice of the same and confirms in writing (including by facsimile transmission) within five
Business Days after such notice is given that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of: (i) the Long Beach
Mortgage Loan Trust 2004-3 Asset-Backed Certificates, Series 2004-3 (the
"Certificates") that were rated when issued, and (ii) certain net interest margin securities (the "NIMS") if issued, that may be issued by a separate trust or Cayman Islands company pursuant to an indenture to be entered into in connection with the NIMS (the "Indenture") and secured by certain of the
Certificates without regard to the insurance policies issued by the Note Insurer and the Backup Note Insurer (each, if any, as defined in the Indenture).
Furthermore, no such transfer, amendment, waiver, supplement, assignment or other modification shall be permitted by either party unless the Note Insurer and the Backup Note Insurer, if any, shall have been provided notice of the same and the Note Insurer and the Backup Note Insurer shall have consented thereto;
provided that such consent to a transfer or assignment is not unreasonably withheld. Any transfer, amendment, waiver, assignment or other modification without the consent of the Note Insurer and the Backup Note Insurer, if any,
shall be null and void, provided, however, that the Note Insurer, if any, shall not have any consent rights hereunder if an Insurer Default (if any, as defined in the Indenture) has occurred and is continuing and the Backup Note Insurer, if any, shall not have any consent rights hereunder if a Backup Note Insurer
Default (if any, as defined in the Indenture) has occurred and is continuing.

11) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against,
Counterparty, Deutsche Bank National Trust Company, not individually, but solely, as Trustee under the Pooling Agreement on behalf of the Trust or the
Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates and NIMS (if any).

12) Set-off. The provisions for Set-off set forth in Section 6(e) of the
Agreement shall not apply for purposes of this Transaction.

13) Additional Termination Events. Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and BSFP has not, within 30 days, complied with Section 14 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event.

14) Rating Agency Downgrade. Notwithstanding anything else to the contrary herein, in the event that BSFP's long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "AA-" by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "Aa3" by Moody's (and together with S&P, the "Swap Rating Agencies", and such rating thresholds,
"Approved Rating Thresholds"), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency has reconfirmed the rating of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the Insurance
Policies, if any, issued by the Note Insurer and/or the Backup Note Insurer which was in effect immediately prior to such withdrawal or downgrade), BSFP, at its own expense, shall either (i) obtain another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to

                                     B-3-5

honor, BSFP's obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the Insurance
Policies, if any, issued by the Note Insurer or the Backup Note Insurer, if any,
or (iv) establish any other arrangement satisfactory to each of the Note Insurer and the Backup Note Insurer, if any, the applicable Swap Rating Agency, which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS, if any, without regard to the
Insurance Policies, if any, issued by the Note Insurer and/or the Backup Note
Insurer, if any.

15) Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling Agreement. In the case of any inconsistency between this Confirmation and such terms, this Confirmation will prevail.

16) Third Party Beneficiaries. Each of the Note Insurer and the Backup Note
Insurer, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto

NEITHER THE BEAR STEARNS  COMPANIES  INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE
BEAR STEARNS  COMPANIES  INC.  OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT
PROVIDER ON THIS AGREEMENT.

5.  Account Details and
  Settlement Information:  Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
Deutsche Bank National Trust Company
ABA Number: 021001033
Account Name:  NYLTD Funds Control - Stars West
Acct. # 01419663
Ref. LBMC 2004-3 Cap payment ref # FXNEC5979

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed
Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233.
Originals will be provided for your execution upon your request.

                                     B-3-6

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:      _______________________________________
         Name: F. Scott Herman
         Title: DPC Manager

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LONG BEACH MORTGAGE COMPANY

By:      __________________________________
         As authorized agent or officer for Long Beach Mortgage Company
         Name: Deven Patel
         Title: Assistant Vice President

                                     B-3-7

                          SCHEDULE OF NOTIONAL AMOUNTS
                                   SUBORDINATE

                               From and
  Calculation Period           Including         To but Excluding    Notional Amount ($)        Cap Rate (%)
 -------------------       -------------       ------------------    -------------------        ------------
          1                   6/7/2004             7/25/2004                       0.00           0.000000
          2                  7/25/2004             8/25/2004             304,890,000.00           4.734980
          3                  8/25/2004             9/25/2004             304,890,000.00           4.711550
          4                  9/25/2004            10/25/2004             304,890,000.00           4.927240
          5                  10/25/2004           11/25/2004             304,890,000.00           4.745870
          6                  11/25/2004           12/25/2004             304,890,000.00           4.880010
          7                  12/25/2004            1/25/2005             304,890,000.00           4.784610
          8                  1/25/2005             2/25/2005             304,890,000.00           4.760600
          9                  2/25/2005             3/25/2005             304,890,000.00           5.242860
          10                 3/25/2005             4/25/2005             304,890,000.00           4.850560
          11                 4/25/2005             5/25/2005             304,890,000.00           4.988770
          12                 5/25/2005             6/25/2005             304,890,000.00           4.804650
          13                 6/25/2005             7/25/2005             304,890,000.00           4.991740
          14                 7/25/2005             8/25/2005             304,890,000.00           4.806600
          15                 8/25/2005             9/25/2005             304,890,000.00           4.781780
          16                 9/25/2005            10/25/2005             304,890,000.00           4.948980
          17                 10/25/2005           11/25/2005             304,890,000.00           4.764910
          18                 11/25/2005           12/25/2005             304,890,000.00           4.897960
          19                 12/25/2005            1/25/2006             304,890,000.00           4.951610
          20                 1/25/2006             2/25/2006             304,890,000.00           4.931130
          21                 2/25/2006             3/25/2006             304,890,000.00           5.442260
          22                 3/25/2006             4/25/2006             304,890,000.00           5.007850
          23                 4/25/2006             5/25/2006             304,890,000.00           5.677340
          24                 5/25/2006             6/25/2006             304,890,000.00           5.673120
          25                 6/25/2006             7/25/2006             304,890,000.00           5.983430
          26                 7/25/2006             8/25/2006             304,890,000.00           5.772040
          27                 8/25/2006             9/25/2006             304,890,000.00           5.758630
          28                 9/25/2006            10/25/2006             304,890,000.00           6.110730
          29                 10/25/2006           11/25/2006             304,890,000.00           6.393660
          30                 11/25/2006           12/25/2006             304,890,000.00           6.794770
          31                 12/25/2006            1/25/2007             304,890,000.00           7.210410
          32                 1/25/2007             2/25/2007             304,890,000.00           7.209980
          33                 2/25/2007             3/25/2007             304,890,000.00           7.990630
          34                 3/25/2007             4/25/2007             304,890,000.00           7.246230
          35                 4/25/2007             5/25/2007             304,890,000.00           8.037220
          36                 5/25/2007             6/25/2007             304,890,000.00           8.003160
          37                 6/25/2007             7/25/2007             304,890,000.00           8.268250
          38                 7/25/2007             8/25/2007             284,359,271.71           8.000410
          39                 8/25/2007             9/25/2007             264,349,313.45           8.005560
          40                 9/25/2007            10/25/2007             251,561,392.13           8.297660
          41                 10/25/2007           11/25/2007             244,335,898.49           8.532120
          42                 11/25/2007           12/25/2007             237,296,048.96           9.026830
          43                 12/25/2007            1/25/2008             230,433,601.68           8.733460
          44                 1/25/2008             2/25/2008             223,740,703.17           8.731790
          45                 2/25/2008             3/25/2008                       0.00           0.000000
          46                 3/25/2008             4/25/2008             210,846,272.71           8.760120
          47                 4/25/2008             5/25/2008                       0.00           0.000000

                                     B-3-8

                                   EXHIBIT B-4

                        FORM OF CAP ASSIGNMENT AGREEMENT

DATE:  June 7, 2004

TO:  Long Beach Mortgage Company
ATTENTION:  Deven Patel
TELEPHONE:  714-939-5862
FACSIMILE:  714-939-7880

TO:  Long Beach Securities Corp.
ATTENTION:  Deven Patel
TELEPHONE:  714-939-5862
FACSIMILE:  714-939-7880

TO: Deutsche Bank National Trust Company, not individually but solely as Trustee
(the  "Trustee")  under the Pooling and Servicing  Agreement  dated June 1, 2004 among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as
Master  Servicer,  and the Trustee on behalf of Long Beach  Mortgage  Loan Trust
2004-3

ATTENTION:  Valerie Delgado
TELEPHONE:  714-247-6000
FACSIMILE:  714-247-6471

FROM:  Bear Stearns Financial Products Inc.
ATTENTION:  Derivatives Documentation
TELEPHONE:  212-272-2711
FACSIMILE:  212-272-9857

SUBJECT:  Fixed Income Cap Assignment Agreement

REFERENCE NUMBER(S):  FXNEC5974, FXNEC5976, FXNEC5979

The purpose of this letter is to set forth the terms and conditions of the assignment and assumption amongst Long Beach Mortgage Company ("LBMC"), Long
Beach Securities Corp. ("LBSC"), Deutsche Bank National Trust Company, not
individually, but solely as Trustee (the "Trustee") under the Pooling and
Servicing Agreement dated as of June 1, 2004, among LBSC, as Depositor, LBMC, as
Master Servicer and the Trustee (the "Pooling Agreement") on behalf of Long
Beach Mortgage Loan Trust 2004-3 and Bear Stearns Financial Products Inc.
("BSFP") (the "Assignment Agreement") agreed to on June 7, 2004.

LBMC and BSFP are parties to a Transaction (the "Transaction"), as evidenced by
(i) a letter agreement and confirmation dated May 28, 2004 attached hereto as
Exhibit A ("Confirmation #1"), (ii) a letter agreement and confirmation dated
May 28, 2004 attached hereto as Exhibit B ("Confirmation #2"), and (iii) a letter agreement and confirmation dated May 28, 2004 attached as Exhibit C
("Confirmation #3," and together with Confirmation #1 and Confirmation #2, the
"Confirmations").

The terms of the assignment of the Transaction are as follows:

1. The following assignments and assumptions of the Transaction shall occur on the Effective Assignment Date sequentially as follows:

A. LBMC hereby assigns to LBSC, and LBSC hereby assumes from LBMC, all of the rights, interests and obligations of LBMC in and under the Transaction, and the
Transaction shall be governed by this Assignment Agreement and the
Confirmations. Each of Confirmation #1, Confirmation #2 and Confirmation #3,
together with this Assignment Agreement shall be deemed a transaction confirmation between LBSC and BSFP; such Assignment Agreement to be effective on and as of the Effective Assignment Date.

B. LBSC hereby assigns to Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of
Long Beach Mortgage Loan Trust 2004-3 and Deutsche Bank National Trust Company,
not individually, but solely as Trustee under the Pooling Agreement on behalf of
Long Beach Mortgage Loan Trust 2004-3 hereby assumes from LBSC, all of the rights, interests and obligations of LBSC in and under the Transaction; and the
Transaction shall be governed by this Assignment Agreement. Each of Confirmation
#1, Confirmation #2 and Confirmation #3, together with this Assignment Agreement shall be deemed a transaction confirmation between Deutsche Bank National Trust
Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2004-3 and BSFP; such Assignment
Agreement to be effective on and as of the Effective Assignment Date.

2. The "Effective Assignment Date" shall be June 7, 2004.

3. On the Effective Assignment Date, solely as among BSFP, LBMC and LBSC, each of LBMC and LBSC hereby releases BSFP, and BSFP hereby releases each of LBMC and
LBSC and each of LBMC and LBSC hereby releases each other, from all rights, interests and obligations relating to the Transaction and none of the parties referenced in this paragraph shall have any further obligations to make payments or any other obligations to each other relating to the Transaction.

4. BSFP expressly understands and agrees that (i) all of the rights, interest and obligations under the Transaction have been assigned to Deutsche Bank
National Trust Company, not individually, but solely as Trustee under the
Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2004-3 and (ii)

                                     B-4-1

insofar as this Assignment Agreement is executed by the Trustee (a) this
Assignment Agreement is executed and delivered by Deutsche Bank National Trust
Company, not in its individual capacity but solely as Trustee under the Pooling
Agreement on behalf of Long Beach Mortgage Loan Trust 2004-3 referred to in this
Assignment Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (b) under no circumstances shall Deutsche Bank National
Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Assignment Agreement or in any of the Confirmations, (c) the
representations, undertakings and agreements herein made by Trustee are made and intended not as personal representations, undertakings and agreements by
Deutsche Bank National Trust Company but are made and intended for the purpose of binding Long Beach Mortgage Loan Trust 2004-3; and (d) nothing herein contained shall be construed as creating any liability on Deutsche Bank National
Trust Company, individually or personally, to perform any covenant either expressed or implied, all such liability, if any, being expressly waived by the parties who are signatories hereto and by any person claiming by, through or under such parties.

5. BSFP makes to Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage
Loan Trust 2004-3 and Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach
Mortgage Loan Trust 2004-3 makes to BSFP those representations set forth in
Section 3(a) of the ISDA Form (as defined in the Confirmations) referenced in the Confirmations with references in such Section to "this Agreement" being deemed references to this Assignment Agreement.

6. Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2004-3 and BSFP hereby acknowledge that no further redocumentation of the Transaction is necessary upon the execution by all parties of this Assignment Agreement and, upon the Effective Assignment Date, all references to BSFP in each Confirmation shall continue to be references to BSFP and all references to Counterparty in each Confirmation shall be deemed to be references to Deutsche Bank National
Trust Company, not individually, but solely as Trustee under the Pooling
Agreement on behalf of Long Beach Mortgage Loan Trust 2004-3.

The parties, except as otherwise agreed, will each pay their own costs and expenses (including legal fees) incurred in connection with this Assignment
Agreement and as a result of the negotiation, preparation and execution of this
Assignment Agreement.

This Assignment Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In providing this Assignment Agreement, it shall not be necessary to produce or account for more than one such counterpart.

It is expressly understood and agreed by the parties hereto that insofar as this
Assignment Agreement is executed by the Trustee: (i) this Assignment Agreement is executed and delivered by Deutsche Bank National Trust Company, not in its
individual capacity but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2004-3 referred to in this Assignment
Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall Deutsche Bank National Trust
Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Assignment Agreement or in any of the Confirmations, (c) the
representations, undertakings and agreements herein made by Trustee are made and intended not as personal representations, undertakings and agreements by
Deutsche Bank National Trust Company but are made and intended for the purpose of binding Long Beach Mortgage Loan Trust 2004-3; and (d) nothing herein contained shall be construed as creating any liability on Deutsche Bank National
Trust Company, individually or personally, to perform any covenant either expressed or implied, all such liability, if any, being expressly waived by the parties who are signatories hereto and by any person claiming by, through or under such parties.

                                     B-4-2

LBMC, LBSC, Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan
Trust 2004-3 and BSFP hereby agree to check this Assignment Agreement and to confirm that the foregoing correctly sets forth the terms of the agreement among
LBMC, LBSC, Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan
Trust 2004-3 and BSFP with respect to the Transaction to which this Assignment
Agreement relates by signing in the spaces below and returning to BSFP a signed facsimile of this Assignment Agreement. For inquiries regarding U.S.
Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquires please contact Orlaith O'Dea by telephone at 353-1-402-6220.
Originals will be provided for your execution upon your request..

                            [SIGNATURE PAGE FOLLOWS]

                                     B-4-3

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:
      ----------------------------------
      Name:
      Title:

On behalf of LBMC, I hereby agree to, accept and confirm the terms of the foregoing as of the date first above written.

LONG BEACH MORTGAGE COMPANY

By:   ------------------------------------------------------
      As authorized officer for Long Beach Mortgage Company
      Name:     Deven Patel
      Title:    Assistant Vice President

On behalf of LBSC, I hereby agree to, accept and confirm the terms of the foregoing as of the date first above written.

LONG BEACH SECURITIES CORP.

By:
      ----------------------------------
      As authorized officer for Long Beach Securities Corp.
      Name:     Deven Patel
      Title:    Assistant Vice President

                                     B-4-4

On behalf of Deutsche Bank National Trust Company, not individually but solely as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated June
1, 2004 among Long Beach Securities Corp., as Depositor, Long Beach Mortgage
Company, as Master Servicer, and the Trustee on behalf of Long Beach Mortgage
Loan Trust 2004-3, I hereby agree to, accept and confirm the terms of the foregoing as of the date first above written.

Deutsche Bank National Trust Company, not individually but solely as Trustee
(the "Trustee") under the Pooling and Servicing Agreement dated JUNE 1, 2004 among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as
Master Servicer, and the Trustee on behalf of Long Beach Mortgage Loan Trust
2004-3.

By:
      ----------------------------------
      Name:
      Title:

By:
      ----------------------------------
      Name:     Valerie Delgado
      Title:    Associate

                                     B-4-5

                                    Exhibit A

                                     B-4-6

                                    Exhibit B

                                     B-4-7

                                    EXHIBIT C

                                     B-4-8

                                   EXHIBIT C

                        MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated June 2,
2004, between Long Beach Securities Corp., a Delaware corporation (the
"Purchaser") and Long Beach Mortgage Company, a Delaware corporation (the
"Seller").

                             Preliminary Statement

The Seller intends to sell certain mortgage loans and the cap agreements to the
Purchaser on the terms and subject to the conditions set forth in this
Agreement. The Purchaser intends to deposit the mortgage loans and the cap agreements into a mortgage pool constituting the trust fund. The trust fund will issue fixed rate and adjustable rate asset backed certificates designated as
Long Beach Mortgage Loan Trust 2004-3 Asset-Backed Certificates, Series 2004-3
(the "Certificates"). The Certificates will consist of eighteen classes of certificates. The Certificates will be issued pursuant to a Pooling and
Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing
Agreement"), among the Purchaser, as depositor, Deutsche Bank National Trust
Company, as trustee (the "Trustee") and the Seller, as master servicer (in such capacity, the "Master Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The parties hereto agree as follows:

SECTION 1.        Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, on or before
June 7, 2004 (the "Closing Date"), those certain fixed-rate and adjustable-rate residential mortgage loans (the "Mortgage Loans") and the cap agreements, together with all related guarantees, as set forth on Schedule A attached hereto
(the "Cap Agreements").

SECTION 2.        Mortgage Loan Schedule.

The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement on the Closing Date and the Seller shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan
Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

SECTION 3.        Consideration.

In consideration for the Mortgage Loans and the Cap Agreements to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8 hereof, (i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the net cash sale proceeds of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
Certificates, the Class A-4 Certificates, the Class S-1 Certificates, the Class
S-2 Certificates and the Mezzanine Certificates and (ii) deliver to the Seller or Long Beach Asset Holdings Corp., upon the order of the Seller, the Class C
Certificates, the Class R Certificates and the Class R-CX Certificates (the
"Long Beach Certificates").

The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to (i) all scheduled payments of principal due after June 1, 2004 (the
"Cut-off Date"), (ii) all unscheduled collections in respect of the Mortgage
Loans received after May 1, 2004 (other than the portion of such collections due on or prior to the Cut-off Date), (iii) all other payments of principal due and collected after the Cut-off Date, and (iv) all payments of interest on the
Mortgage Loans due after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off
Date shall belong to the Seller.

Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the
Purchaser in and to the Mortgage Loans and the Cap Agreements, together with its rights under this Agreement (other than Section 17 hereof).

SECTION 4.        Transfer of the Mortgage Loans and the Cap Agreements.

(a) Possession of Mortgage Files. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its right, title and interest in, to and under the
Mortgage Loans and the Cap Agreements. The contents of each Mortgage File related to a Mortgage Loan not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and promptly transferred to the Trustee. Upon the sale of the Mortgage Loans, the ownership of each related
Mortgage Note, the related Mortgage and the other contents of the related
Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered promptly to the Purchaser or as otherwise directed by the Purchaser.

(b) Delivery of Mortgage Loan Documents. The Seller will, on or prior to the
Closing Date deliver or cause to be delivered to the Purchaser, the Trustee or their designee each of the following documents for each Mortgage Loan:

(i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee, under the applicable agreement, without recourse," with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the
Person so endorsing to the Trustee or (in the case of not more than 1.00% of the
Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

(ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii) an original Assignment in blank;

(iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the
Trustee or in blank;

(v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi) the original lender's title insurance policy, (or a copy of the above, in the case of any Washington Mutual Mortgage Loans) together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged
Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

The Seller shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Seller and the
Purchaser) following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate public office for real property records, each Assignment referred to in (iii)
and (iv) above and shall execute each original Assignment referred to in clause
(iii) above in the following form: "Deutsche Bank National Trust Company, as
Trustee under the applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the
Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, the
Assignments referred to in (iii) and (iv) above shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each
Rating Agency does not require recordation for such Rating Agency to assign the initial ratings to the Class A-1 Certificates, the Class A-2 Certificates, the
Class A-3 Certificates, the Class A-4 Certificates, the Class S-1 Certificates,
the Class S-2 Certificates, the Mezzanine Certificates and the Other NIM Notes
and initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment referred to in (iii) and (iv) above shall be submitted for recording by the
Seller, in the manner described above, at no expense to the Purchaser, Trust
Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by
Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and
with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

If any document referred to in Section 4(b)(ii), Section 4(b)(iii), Section
4(b)(iv), or Section 4(b)(v) above (collectively, the "Recording Documents") has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Purchaser, the Trustee or their designee of a copy of each such Recording Document certified by the Seller in the case of
(x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and
(2) if such copy is certified by the Seller, delivery to the Purchaser, the
Trustee or their designee upon receipt thereof, and in any event no later than one year after the Closing Date (except as provided below), of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the applicable recording office where any such Recording Documents have been delivered for recordation, the Recording
Documents cannot be delivered to the Purchaser, the Trustee or their designee within one year after the Closing Date, the Seller shall deliver to the
Purchaser, the Trustee or their designee within such time period an Officer's
Certificate stating the date by which the Seller expects to receive such
Recording Documents from the applicable recording office. If the Recording
Documents have still not been received by the Seller and delivered to the
Purchaser, the Trustee or their designee by such date, the Seller shall deliver to the Purchaser, the Trustee or their designee by such date an additional
Officer's Certificate stating a revised date by which Seller expects to receive the applicable Recording Documents. This procedure shall be repeated until the
Recording Documents have been received by the Seller and delivered to the
Purchaser, the Trustee or their designee. If the original or copy of the lender's title insurance policy was not delivered pursuant to Section 4(b)(vi)
above, the Seller shall deliver or cause to be delivered to the Purchaser, the
Trustee or their designee promptly after receipt thereof, and in any event within 120 days after the Closing Date such title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser, the Trustee or their designee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Each original document relating to a Mortgage Loan which is not delivered to the
Purchaser, the Trustee or their designee, if held by the Seller, shall be so held for the benefit of the Purchaser, the Trustee or their designees. In the event that any such original document is required pursuant to the terms of this
Section to be a part of a Mortgage File, such document shall be delivered promptly to the Purchaser, the Trustee or their designee. Any such original document that is not required pursuant to the terms of this Section to be a part of a Mortgage File shall be held by the Seller in its capacity as Master
Servicer.

(c) Acceptance of Mortgage Loans. The documents delivered pursuant to Section
4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement (other than Section 17 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser, the Trustee, or the NIMS Insurer, if any, in connection with enforcing any obligations of the
Seller under this Agreement will be promptly reimbursed by the Seller.

(e) Examination of Mortgage Files. Prior to the Closing Date the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each
Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans with respect to which the Seller's representations and warranties contained in this
Agreement are not correct, such Mortgage Loans shall be deleted from the
Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

SECTION 5.        Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants and covenants to the Purchaser, as of the date hereof and as of the Closing Date:

(i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and
Servicing Agreement;

(ii) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, receivership, conservatorship, arrangement, moratorium and other similar laws relating to creditors' rights generally and (b) the general principles of equity, whether such enforcement is sought in equity or at law;

(iii) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and does not (A) result in a breach of any term or provision of the charter or by-laws of the Seller, (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property or
(C) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans; and the
Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans or materially and adversely affect (x)
the ability of the Seller to perform its obligations under this Agreement or the
Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

(iv) No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the
Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

(v) The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and
Section 211 of the National Housing Act;

(vi) No litigation or proceeding is pending or, to the best knowledge of the
Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the
Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the Seller;

(vii) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any Affiliate of the
Purchaser or the Trustee for use in connection with the purchase of the Mortgage
Loans and the transactions contemplated hereunder and under the Pooling and
Servicing Agreement contains any untrue statement of a material fact, or omits a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

(viii) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the
Mortgage Loans;

(ix) Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and
Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2)
for recording to the appropriate public recording office and have not yet been returned;

(x) The Seller (A) is a solvent entity and is paying its debts as they become due, (B) immediately after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due and (C) did not sell the Mortgage Loans to the Purchaser with the intent to hinder, delay or defraud any of its creditors; and

(xi) The transfer of the Mortgage Loans to the Purchaser at the Closing Date
will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

SECTION 6. Representations and Warranties of the Seller Relating to the
Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, that as of the
Closing Date with respect to each Mortgage Loan:

(i) The information set forth on the Mortgage Loan Schedule with respect to each
Mortgage Loan is complete, true and correct in all material respects as of the
Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule;

(ii) [reserved];

(iii) Each Mortgage is a valid and enforceable first or second lien on the
Mortgaged Property, including all improvements thereon, subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b)
covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (c)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

(iv) Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

(v) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

(vi) There is no valid offset, defense or counterclaim to any Mortgage Note
(including any obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note) or the Mortgage, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii) To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in
(xi) below;

(viii) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is at least in average repair;

(ix) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest does not involve the violation of any such laws;

(x) Neither the Seller nor any prior holder of any Mortgage has modified the
Mortgage in any material respect, satisfied, canceled or subordinated such
Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto (except that a Mortgage Loan may have been modified by a written instrument signed by the Seller or a prior holder of the Mortgage Loan which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Purchaser or any assignee, transferee or designee of the Purchaser as part of the Mortgage File, and the terms of which are reflected in the Mortgage Loan Schedule);

(xi) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the
Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser and the Trustee does not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac on the date of origination of such Mortgage Loan, which policy insures the Seller and successor owners of indebtedness secured by the insured
Mortgage, as to the first or second, as the case may be, priority lien of the
Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related
Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(xii) Each Mortgage Loan was originated by, or generated on behalf of, the
Seller, or originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections
203 and 211 of the National Housing Act;

(xiii) With respect to each Adjustable Rate Mortgage Loan, on each Adjustment
Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross
Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the
Maximum Mortgage Rate and the Minimum Mortgage Rate. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest (unless such Mortgage Loan is a mortgage loan that requires the payment of interest only with respect to some or all of the related monthly payments as indicated on the Mortgage Loan Schedule), with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No
Mortgage Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

(xiv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged
Property;

(xv) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

(xvi) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged
Property is located;

(xvii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable against the
Mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had full legal capacity to execute all Mortgage Loan documents and to convey the estate purported to be conveyed by the Mortgage and each Mortgage Note and Mortgage have been duly and validly executed by such parties;

(xviii) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

(xix) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(xx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the
Mortgagor;

(xxi) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related
Mortgage Note;

(xxii) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the subprime mortgage servicing business. Each
Mortgage Loan is currently being serviced by Washington Mutual Bank, FA;

(xxiii) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

(xxiv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxv) [reserved];

(xxvi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in this clause (xxvi) and in clause (xxvii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the
Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the
Mortgagor;

(xxvii) If the Mortgaged Property is in an area identified in the Federal
Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster
Protection Act of 1973;

(xxviii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and neither the Seller nor any other entity involved in originating or servicing the Mortgage Loan has waived any default, breach, violation or event of acceleration;

(xxix) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives and does not constitute property other than real property under state law;

(xxx) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

(xxxi) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage
Loan;

(xxxii) Each Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines as described in the Prospectus Supplement as applicable to its credit grade in all material respects;

(xxxiii) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Seller's underwriting guidelines, and included an assessment by the appraiser of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

(xxxiv) None of the Mortgage Loans is a graduated payment Mortgage Loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

(xxxv) As of the Cut-off Date, there were no Mortgage Loans with respect to which the monthly payment due thereon in April, 2004 had not been made, none of the Mortgage Loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no Mortgage Loan has ever experienced a delinquency of 60 or more days since the origination thereof;

(xxxvi) Each Mortgage contains a provision that is, to the extent not prohibited by federal or state law, enforceable for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged
Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xxxvii) To the best of the Seller's knowledge no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxviii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

(xxxix) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the
Mortgagor's voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or
(2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment). No Mortgage Loan originated before October 1, 2002 has a Prepayment Charge for a term in excess of five years from the date of its origination and no Mortgage Loan originated on or after October 1, 2002 has a prepayment charge for a term in excess of three years from the date of its origination;

(xl) The Loan-to-Value  Ratio for each Mortgage Loan was no greater than 100% at the time of origination;

(xli) The first date on which each Mortgagor must make a payment on the related
Mortgage Note is no later than 60 days from the date of this Agreement;

(xlii) With respect to each Mortgage Loan, the related Mortgagor shall not fail or has not failed to make the first Monthly Payment due under the terms of the
Mortgage Loan by the second succeeding Due Date after the Due Date on which such
Monthly Payment was due;

(xliii) The transfer, assignment and conveyance of the Mortgage Notes and the
Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

(xliv) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the
Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the
Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(xlv) There is no proceeding pending, or to best of the Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

(xlvi) No Mortgage Loan is subject to the requirements of the Home Ownership and
Equity Protection Act of 1994, as amended, or is a "high cost" or "predatory"
loan under any state or local law or regulation applicable to the originator. In the event that Financial Security Assurance, Inc. becomes a NIMS Insurer, no
Mortgage Loan will be a "covered" loan under the laws of the states of
California, Colorado or Ohio;

(xlvii) No proceeds from any Mortgage Loans were used to finance single-premium credit insurance policies. No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

(xlviii) The Seller did not select the Mortgage Loans with the intent to adversely affect the interests of the Purchaser;

(xlix) The Seller has not received any notice that any Mortgagor has filed for any bankruptcy or similar legal protection;

(l) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined in the
Georgia Fair Lending Act, as amended (the "Georgia Act"), and no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, is secured by a Mortgaged Property located in the State of Georgia;

(li) No Group I Mortgage Loan is a "High Cost Home Loan" as defined in the
Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section
360.100);

(lii) No Group I Mortgage Loan is a "High Cost Home Loan" as defined in the New
Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46; 10B-22 et seq.);

(liii) No Group I Mortgage Loan is a subsection 10 mortgage under the Oklahoma
Home Ownership and Equity Protection Act;

(liv) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined in New York
Banking Law 6-1;

(lv) No Group I Mortgage Loan is a "High Cost Home Loan" as defined in the
Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);
(lvi) No Group I Mortgage Loan is a "High-Cost Home Loan" as defined in the New
Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Am. ss.ss.
58-21A-1 et seq.);

(lvii) No Group I Mortgage Loan is a "High-Risk Home Loan" as defined in the
Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat.
137/1 et seq.);

(lviii) Each Group I Mortgage Loan was originated in compliance with the following anti-predatory lending guidelines:

a. Each Group I Mortgage Loan satisfies the eligibility for purchase requirements and was originated in compliance with Lender Letter # LL03-00 dated
April 11, 2000 for Fannie Mae Sellers (the "Lender Letter");

b. No borrower was encouraged or required by the Seller to select a Group I
Mortgage Loan product offered by the Group I Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Group I Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Group I Mortgage Loan's originator or any affiliate of the Group I Mortgage Loan's originator;

c. The methodology used in underwriting the extension of credit for each Group I
Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology provided reasonable assurance that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Group I Mortgage Loan;

d. With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, (i) the
Seller's pricing methods include mortgage loans with and without prepayment premiums; borrowers selecting Group I Mortgage Loans which include such prepayment premiums receive a monetary benefit, including but not limited to a rate or fee reduction, in exchange for selecting a Group I Mortgage Loan with a prepayment premium, (ii) prior to the Group I Mortgage Loan's origination, the borrower had the opportunity to choose between an array of mortgage loan products which included mortgage loan products with prepayment premiums and mortgage loan products that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

e. All points and fees related to each Group I Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law.
Except in the case of a Group I Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with the Lender Letter;

f. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(lix) No Group I Mortgage Loan had a principal balance at origination in excess of Fannie Mae's conforming loan balance limitations for single family loans set forth in the Fannie Mae Charter Act and the Fannie Mae Selling Guide in effect at the time of such Group I Mortgage Loan's origination;

(lx) With respect to each Group I Mortgage Loan, information regarding the borrower credit file related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations; and

(lxi) No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, is secured by a Mortgaged Property located in the State of
Georgia.

SECTION 7. Repurchase Obligation for Defective Documentation and for Breach of
Representation and Warranty.

(a) The representations and warranties contained in Section 5(ix) and Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the
Purchaser, including the Trustee for the benefit of holders of asset-backed certificates evidencing an interest in all or a portion of the Mortgage Loans.
With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller, or as to which the
Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's initial certification), as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser or the Purchaser's assignee, transferee or designee (it being understood that with respect to the representations and warranties set forth in the last sentence of (xxxix), (xlvi), the first sentence of (xlvii) and (lxi) of
Section 6 herein, a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee) in any
Mortgage Loan, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of the earlier of the discovery or the
Seller's receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected
Mortgage Loan at a price equal to the Purchase Price (as defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and
Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans; provided, however, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in Section 6(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any
Prepayment Charge and such Prepayment Charge has been triggered pursuant to the terms of the related Mortgage Note, then in lieu of purchasing such Mortgage
Loan from the Trust Fund at the Purchase Price (as defined in the Pooling and
Servicing Agreement), the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. In the event of a substitution permitted hereunder, the Seller shall amend the Closing
Schedule to reflect the withdrawal of each removed Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition of the Qualified Substitute Mortgage Loan(s). The Seller shall deliver to the
Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section
7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price (as defined in the Pooling and Servicing Agreement) in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any
repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement and any
remedy by the Seller for a breach of a representation or warranty that materially and adversely affects the value of any Prepayment Charge shall be made in a manner consistent with Section 2.03(c) of the Pooling and Servicing
Agreement.

(b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

SECTION 8.        Closing; Payment for the Mortgage Loans.

The closing of the purchase and sale of the Mortgage Loans and the Cap
Agreements shall be held at the Seattle office of Heller Ehrman White &
McAuliffe LLP at 9:30 am New York time on the Closing Date (or such other location or time as is mutually agreeable to the parties).

The Purchaser's obligation to close the transactions contemplated by this
Agreement shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all
Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to
Section 2.01 of the Pooling and Servicing Agreement; and

(d) All other terms and conditions of this Agreement to be complied with by
Seller, shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the
Seller to the Trustee of all documents required pursuant to the Pooling and
Servicing Agreement, the consideration for the Mortgage Loans and the Cap
Agreements as specified in Section 3 of this Agreement, by delivery to the
Seller of the Purchase Price in immediately available funds and delivery of the
Long Beach Certificates to the Seller or, upon the direction of the Seller, to
Long Beach Asset Holdings Corp.

SECTION 9.        Closing Documents.

Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (the
"Co-Representatives") and the NIMS Insurer, if any, may rely and attached thereto copies of the certificate of incorporation, bylaws and certificate of good standing of the Seller under the laws of the State of Delaware;

(b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the Co-Representatives and the NIMS Insurer, if any, may rely, with respect to certain facts regarding the sale of the Mortgage Loans, by the
Seller to the Purchaser;

(c) An Opinion of Counsel of the Seller (which may be in-house counsel of the
Seller), dated the Closing Date and addressed to the Purchaser, the
Co-Representatives and the NIMS Insurer, if any;

(d) Such opinions of counsel as the Rating Agencies, the Co-Representatives, the
Trustee or the NIMS Insurer, if any, may reasonably request in connection with the sale of the Mortgage Loans and the Cap Agreements by the Seller to the
Purchaser or the Seller's execution and delivery of, or performance under, this
Agreement;

(e) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus
Supplement under the captions "Summary of Terms--Mortgage Loans", "Risk
Factors", "The Mortgage Pool" and "Long Beach Mortgage Company" agrees with the records of the Seller;

(f) The Seller shall deliver to the Purchaser for inclusion in the Prospectus
Supplement under the caption "Long Beach Mortgage Company" or for inclusion in other offering materials, such publicly available information regarding the
Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information, as the Representative may reasonably request;

(g) Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates (as defined in the Prospectus Supplement); and

(h) Such further information, certificates, opinions and documents as the
Purchaser or the Representative may reasonably request. SECTION 10. Costs.

The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage
Loans and the Cap Agreements, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording
Assignments, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with determining the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale of the Mortgage Loans and the Cap Agreements and non-consolidation of the Seller, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the
Certificates, the prospectus, the Prospectus Supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, costs and expenses of the Trustee, the fees and expenses of the
Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the
Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the
Seller and the fees charged by any Rating Agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11.       Servicing.

The Seller has represented to the Purchaser that the Mortgage Loans are being serviced in accordance with the terms of the Pooling and Servicing Agreement, and it is understood and agreed by and between the Seller and the Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

SECTION 12.       Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the Closing Date of the Mortgage Loans and the Cap
Agreements in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the
Mortgage Loans on or before the Closing Date.

The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each Cap Agreement, and each document and instrument evidencing each such Mortgage Loan and each Cap
Agreement to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans and such Cap Agreements in custody for the Purchaser, subject to (i) the Purchaser's right, prior to the
Closing Date, to reject any Mortgage Loan to the extent permitted by this
Agreement and (ii) the Purchaser's obligation to deliver or cause to be delivered the consideration for the Mortgage Loans and the Cap Agreements pursuant to Section 8 hereof. Any Mortgage Loan rejected by the Purchaser shall concurrently therewith be automatically released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans and the Cap Agreements by the Purchaser or its designee and delivery of payment to the Seller, that any security interest held by the Seller in such Mortgage
Loans and such Cap Agreements shall be released.

All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively. Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or shall not have delivered or caused to be delivered the
Long Beach Certificates to the Seller or, upon the direction of the Seller, to
Long Beach Asset Holding Corp., or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the
Purchase Price or not to deliver or cause to be delivered the Long Beach
Certificates to Long Beach Asset Holding Corp, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans and the Cap Agreements, if delivery to the Purchaser has occurred and any security interest created by this Section
12 shall be deemed to have been released.

SECTION 13.       Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the
Purchaser at 1201 Third Ave., WMT1706, Seattle, Washington 98101, Attn: LBSC
Legal Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1201
Third Ave., WMT1706, Seattle, Washington 98101, Attn: LBMC Legal Counsel, or to
such other address as the Seller may designate in writing to the Purchaser.

SECTION 14.       Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15.       Agreement of Parties.

The Seller and the Purchaser each agree to execute and deliver such instruments
(including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 16.       Survival.

The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and its successors and assigns, notwithstanding any investigation heretofore or hereafter made by the
Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and the Cap Agreements and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and
Servicing Agreement or the Trust Fund.

SECTION 17.       Indemnification, Representative.

(a) The Seller indemnifies and holds harmless the Purchaser, the Purchaser's officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the
"1933 Act") or Section 20 of the Exchange Act of 1934, as amended, (the
"Exchange Act"), as follows:

(i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof, including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-4 Certificates, the Class S-1 Certificate, the Class S-2 Certificate
and the Mezzanine Certificates arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the
Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse, as incurred, the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred;
provided, however, that the Seller will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made therein in reliance upon and in conformity with written information furnished to the Purchaser by the Seller specifically for use in the preparation thereof (the "Seller's Prospectus Supplement Information");

(ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser, subject to Section 17(c)
below), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

(b) The Purchaser agrees to indemnify and hold harmless the Seller, each of its directors, each of its officers and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange
Act, against any and all losses, claims, expenses, damages or liabilities to which the Seller or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, other than in the Seller's Prospectus
Supplement Information, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Seller or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 17 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 17, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 17 unless the indemnifying party is materially prejudiced by such omission to notify and in any event the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 17, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and preparation for a defense.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i)
the employment thereof has been specifically authorized by the indemnifying party in writing (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists
(based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing (i) by the Seller if the indemnified parties under this Section 17 consist of the Seller or any of its officers, directors or controlling persons, or (ii) the Purchaser, if the indemnified party under this
Section 17 consist of the Purchaser or any of the Purchaser's directors, officers or controlling persons.

Each indemnified party, as a condition of the indemnity agreements contained in
Section 17(a) and Section 17(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 17(a) or
Section 17(b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i)
includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Section 17(a) or 17(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Purchaser on the one hand and the Seller on the other from the offering of the Underwritten
Certificates (as defined in the Prospectus Supplement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Purchaser on the one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in
Section 17(b) is unavailable or insufficient to hold harmless the indemnified party under Section 17(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 17(b) in such proportion as appropriate to reflect the relative fault of the Purchaser on one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the
Purchaser on the one hand and the Seller on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Purchaser bear to the total underwriting discounts and commissions received by the Underwriters (as defined in the
Prospectus Supplement). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or by the Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 18.  Representations  and  Warranties of the Seller  Relating to the Cap
Agreements.

The Seller hereby represents and warrants to the Purchaser, that as of the
Closing Date with respect to each Cap Agreement:

(a) Immediately prior to the assignment of the Cap Agreement to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, the Cap Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Seller, and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. Upon the delivery, transfer or assignment of the Cap Agreement to the Purchaser as contemplated herein, the Purchaser will receive the Cap Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Seller;

(b) Each Cap Agreement constitutes "general intangibles" within the meaning of the applicable UCC;

(c) The Seller has received all consents and approvals required by the terms of each Cap Agreement for the sale of such Cap Agreement hereunder to the
Purchaser;

(d) The Seller has caused or will have caused, within ten days after the Closing
Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law as necessary to perfect the security interest in each Cap Agreement granted to the Purchaser hereunder; and

(e) The Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering either of the Cap Agreements other than any financing statement (a)
relating to the security interest granted to the Purchaser hereunder or (b) that has been terminated.

SECTION 19.       Governing Law.

THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE
PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW
PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF
THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 20.       Miscellaneous.

This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this
Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans and the Cap Agreements by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans and the Cap Agreements by the Seller to the Purchaser and not as a pledge of the
Mortgage Loans and the Cap Agreements by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and the Cap Agreements are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the
Mortgage Loans and the Cap Agreements by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the
New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the
Mortgage Loans, the Cap Agreements and all amounts payable to the holders of the
Mortgage Loans and the Cap Agreements in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of the
Mortgage Notes, the Cap Agreements, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York
Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable)
of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the
Mortgage Loans and the Cap Agreements, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and
Servicing Agreement.

SECTION 21.       Third Party Beneficiary.

Each of the Trustee and the NIMS Insurer, if any, shall be a third-party beneficiary hereof (except with respect to Section 17) and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of
Section 17 hereof. The Co-Representatives, on behalf of the Underwriters (as defined in the Prospectus Supplement), shall be a third-party beneficiary hereof solely with respect to Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

LONG BEACH SECURITIES CORP.

By:  _________________________
Name:  Deven Patel
Title:  Authorized Officer

LONG BEACH MORTGAGE COMPANY

By:  _________________________
Name:  Deven Patel
Title:  Assistant Vice President

                                   SCHEDULE A

                                 Cap Agreements

Provider                                                   Transaction Reference
----------------------------------                         ---------------------
Bear Stearns Financial Products Inc.                       FXNEC5974
Bear Stearns Financial Products Inc.                       FXNEC5976
Bear Stearns Financial Products Inc.                       FXNEC5979

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

Copies of the Mortgage Loan Schedule (which has been intentionally omitted from this filing) may be obtained from Long Beach Securities Corp. by contacting:

                                    Deven Patel
                                    Long Beach Securities Corp.
                                    1400 South Douglass Road, Suite 100
                                    Anaheim, California  92806
                                    Telephone:       (714) 939-5200
                                    Facsimile:       (714) 939-7880

                                      D-1

                                  EXHIBIT E-1

                              REQUEST FOR RELEASE
                            (for Trustee/Custodian)

Loan Information

         Name of Mortgagor:
                             --------------------------------------------------

         Master Servicer
         Loan No.:
                             --------------------------------------------------

Trustee /Custodian

         Name:
                             --------------------------------------------------

         Address:
                             --------------------------------------------------

         Trustee/
         Custodian
         Mortgage File No.:
                             --------------------------------------------------

Depositor

         Name:               LONG BEACH SECURITIES CORP.
         Address:
                             --------------------------------------------------
         Certificates:       Long Beach Mortgage Certificates, Series 2004-3,

                                      E-1-1

         The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Long Beach
Mortgage Loan Trust 2004-3, Asset-Backed Certificates, Series 2004-3, the
documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 2004, among the
Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing
Agreement").

(a) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by ___________________, payable to, or endorsed to the order of, the Trustee.

(b) Mortgage recorded on _____________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________ in book/reel/docket _________________
of official records at page/image _____________.

(c) Deed of Trust recorded on ___________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________________ in book/reel/docket
_________________ of official records at page/image
--------------.

(d) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

(e) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f)      _____________________________________________
(g)      _____________________________________________
(h)      _____________________________________________
(i)      _____________________________________________

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

         (1) The Master Servicer shall hold and retain possession of the
Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

         (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the
Documents or any proceeds thereof.

         (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

         (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be ear-marked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                            LONG BEACH MORTGAGE COMPANY

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                      E-1-2

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                   (Certificate - Mortgage Loan Paid in Full)

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATES
                                  SERIES 2004-3

____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH
BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND
SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:________________________  BORROWER'S NAME:_________________________
COUNTY:_____________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS,
WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                      DATED: _____________________

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT

                                     E-2-1

                                   EXHIBIT E-3
                   FORM OF MORTGAGE LOAN ASSIGNMENT AGREEMENT

         This MORTGAGE LOAN ASSIGNMENT AGREEMENT (this "Agreement"), dated as of
________________, 200___, is by and between ________________, a
________________, as purchaser (the "Company"), and DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity but as trustee (the "Trustee") for LONG
BEACH MORTGAGE LOAN TRUST 2004-3, as seller (the "Trust").

         In consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2001
(the "Pooling and Servicing Agreement") by and among Long Beach Mortgage
Company, as master servicer (the "Master Servicer"), Long Beach Securities
Corp., as depositor, and the Trustee, as trustee.

                ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOAN;
                    POSSESSION OF FILES; PAYMENT OF PURCHASE
                   PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;
                     RECORDATION OF ASSIGNMENTS OF MORTGAGE

Section 2.1       Sale and Conveyance of Mortgage Loans; Possession of Files

(a) Pursuant to Section 2.03 of the Pooling and Servicing Agreement and Section
6.____________ of the Mortgage Loan Purchase Agreement, subject to the provisions of the Pooling and Servicing Agreement and after the deposit of the
Purchase Price in the Collection Account and the Trustee's receipt of a written certification from the Master Servicer of such deposit (the "Certification"), the Trustee hereby sells, transfers, assigns, sets over, and conveys to the
Company, without recourse, or, except as set forth in Article 3, representations or warranties, all the right, title, and interest of the Trust in and to the mortgage loan identified on Schedule I attached hereto (the "Mortgage Loan").

(b) In accordance with Section 3.17 of the Pooling and Servicing Agreement, the
Trustee will deliver to the Company, or to such third party as the Company may direct, the documents comprising the Mortgage File with respect to the Mortgage
Loan upon the Trustee's receipt of the Certification. Upon payment for the
Mortgage Loan pursuant to Section 2.1(c) below, the beneficial ownership of the
Mortgage Note, the Mortgage, and each of the other documents comprising the
Mortgage File with respect to the Mortgage Loan is and shall be vested in the
Company, and the ownership of all records and documents with respect to the
Mortgage Loan prepared by or which come into the possession of the Trustee or any agent or designee thereof shall immediately vest in the Company and shall be delivered to the Company or as the Company may otherwise direct.

(c) In full consideration for the sale of the Mortgage Loan pursuant to Section
2.1(a) hereof, and upon the terms and conditions of this Agreement, the Company hereby purchases the Mortgage Loan.

(d) Subject to the fulfillment of any other conditions to such
[purchase/repurchase] under the Pooling and Servicing Agreement and following the deposit of the Purchase Price in the Collection Account and the Trustee's
receipt of the Certification, the Company shall own and be entitled to receive with respect to the Mortgage Loan all Monthly Payments and all other recoveries of principal and interest. All such amounts that are collected after the date of the deposit of the Purchase Price and the Trustee's receipt of the Certification shall be held and remitted by the Master Servicer to the Company in accordance with the terms of this Agreement.

                  ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF
                    THE TRUSTEE CONCERNING THE MORTGAGE LOAN

The Trustee hereby represents and warrants to, and agrees with the Company that, as to the Mortgage Loan and as of the date first written above:

The Trustee, to its actual knowledge has not taken any action with respect to the Mortgage Loans, other than at the direction of the Company, its attorneys and subservicers or Long Beach Securities Corp., which would result in the imposition of any lien on, security interest in, or other encumbrance of, the real property securing the Mortgage Loan, other than permitted pursuant to the
Pooling and Servicing Agreement, and other than such action as might be required to preserve and maintain the Mortgage.

                       ARTICLE 4. MISCELLANEOUS PROVISIONS

Section 4.1  Governing Law

                                      E-3-1

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General
Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General
Obligations Law.

Section 4.2  Severability of Provisions

If any one or more of the covenants, agreements, provisions, or terms of this
Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder.

Section 4.3  Schedules

The schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 4.4  Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Trustee.

Section 4.5  Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.6  Survival

The representations, warranties, covenants and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution, delivery and termination of this Agreement.

Section 4.7  Costs

The Company shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loan purchased by the Company under this Agreement.

                            [Signature page follows]

                                      E-3-2

TO WITNESS THIS, the Company and the Trustee have caused their names to be signed to this Mortgage Loan Assignment Agreement by their duly authorized respective officers as of the day and year first above written.

                        DEUTSCHE BANK NATIONAL TRUST  COMPANY,  as Trustee for Long Beach
                        Mortgage Loan Trust 2004-3 and not in its individual capacity

                        By:     _________________________________
                                Name:____________________________
                                Title:  ____________________________

                        [---------------------------------]

                        By:     _________________________________
                                Name:____________________________

                                Title:  ____________________________

                                      E-3-3

STATE OF ____________________                             )
                                                          ) ss.
COUNTY OF __________________                              )

     This  instrument  was  acknowledged  before  me on  ______________________,
200___,  by  _____________________  as  _________________________  of Long Beach
Mortgage Company.

                             [Print Name]_________________________
                             NOTARY PUBLIC in and for the State of _____________, residing at
                             My commission expires ___________________________________

                                      E-3-4

STATE OF                                                  )
         -------------------------------------------------
                                                          ) ss.
COUNTY OF                                                 )
          ------------------------------------------------

         This instrument was acknowledged before me on ______________________,
200___, by _____________________ as _________________________ of Deutsche Bank
National Trust Company, as trustee for Long Beach Mortgage Loan Trust 200___-___
and not in its individual capacity.

                                   [Print Name]_________________________
                                   NOTARY PUBLIC in and for the State of
                                                , residing at ______________________________
                                   My commission expires ___________________________________

                                      E-3-5

                                   Schedule I

                             MORTGAGE LOAN SCHEDULE

                                      E-3-6

                                   EXHIBIT F-1
                     FORM OF TRUSTEE'S INITIAL CERTIFICATION
                                     [Date]

Long Beach Securities Corp.                      Long Beach Mortgage Company
1400 South Douglass Road, Suite 100              1400 South Douglass Road, Suite 100
Anaheim, CA 92806                                Anaheim, CA 92806

Re:  Pooling and Servicing  Agreement  (the "Pooling and Servicing  Agreement"),
     dated as of June 1, 2004  among  Long Beach  Securities  Corp.,  Long Beach
     Mortgage  Company and Deutsche  Bank  National  Trust  Company,  Long Beach
     Mortgage Loan Trust 2004-3, Asset-Backed Certificates, Series 2004-3

Ladies and Gentlemen:

         Pursuant to Section 2.02 of the Pooling and Servicing Agreement, the
undersigned, as Trustee, hereby acknowledges receipt of each Mortgage File and certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule
(other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Pooling and Servicing
Agreement) required to be delivered to it pursuant to the Pooling and Servicing
Agreement are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the
Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates)
and (xvi) of the definition of "Mortgage Loan Schedule" of the Pooling and
Servicing Agreement accurately reflects information set forth in the Mortgage
File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the
Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

                                      By:
                                               -----------------------------------
                                      Name:
                                               -----------------------------------
                                      Title:
                                               -----------------------------------

                                   EXHIBIT F-2
                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                     [Date]

Long Beach Securities Corp.                                   Long Beach Mortgage Company
1400 South Douglass Road, Suite 100                           1400 South Douglass Road, Suite 100
Anaheim, CA 92806                                             Anaheim, CA 92806

Re:  Pooling and Servicing  Agreement  (the "Pooling and Servicing  Agreement"),  dated as of June 1, 2004 among Long Beach  Securities
Corp., Long Beach Mortgage Company and Deutsche Bank National Trust Company,
  Long Beach Mortgage Loan Trust 2004-3, Asset-Backed Certificates, Series 2004-3

Ladies and Gentlemen:

  In accordance with Section 2.02 of the above-captioned Pooling and Servicing
Agreement, the undersigned, as Trustee, hereby certifies that as to each
Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

  (a) the original Mortgage Note, endorsed in blank or in the following form:
"Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the
Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying Lost Note Affidavit executed by the Seller;

  (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

  (c) an original Assignment in blank;

  (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the
Trustee or in blank;

  (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                                      F-1

  (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy
(or a copy of the above, in the case of the Washington Mutual Mortgage Loans), insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage
Loan.

  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                   DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

                                   By:
                                            -----------------------------------
                                   Name:
                                            -----------------------------------
                                   Title:
                                            -----------------------------------

                                      F-2

                                    EXHIBIT G

                                   [RESERVED]

                                      G-1

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, who first being duly sworn deposes and says: Deponent is of , successor by merger to ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On ______________, __________________________did execute and deliver a promissory note in the principal amount of $______________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Deutsche
Bank National Trust Company, as Trustee on behalf of Long Beach Mortgage Loan
Trust 2004-3, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Deutsche Bank National Trust Company, Long
Beach Securities Corp. and Long Beach Mortgage Company harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:  -------------------------------
     -------------------------------

STATE OF                            )
                                    )   SS:
COUNTY OF                           )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared ____________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

My commission expires                       .
                      ----------------------

                                      H-1

                                    EXHIBIT I
                          FORM OF ERISA REPRESENTATION

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Long Beach Mortgage Company
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2004-3,
                           Asset-Backed Certificates, Series 2004-3
Ladies and Gentlemen:

  ___________________ (the "Transferee") intends to acquire from
__________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of the Class [____] Certificate of Long Beach Mortgage Loan
Trust 2004-3, Asset-Backed Certificates, Series 2004-3, (the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004
(the "Agreement") among Long Beach Securities Corp., as depositor (the
"Depositor"), Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the
Trustee and the Master Servicer that the following statements in either (1) or
(2) are accurate:

_____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section
4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a
"Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss.
2510.3-101; or

_____ (2) The Transferee will provide an Opinion of Counsel to the Depositor, the Trustee and the Master Servicer which establishes to the satisfaction of the
Depositor, the Trustee and the Master Servicer that the purchase of such
Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Master Servicer, or the Trust Fund
to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement.

IN WITNESS WHEREOF, the Transferee executed this certificate.

                                   [Transferee]

                                   By:
                                       ----------------------------------------

                                   Name:
                                         --------------------------------------

                                   Title:
                                          -------------------------------------

                                      I-1

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2004-3,
                           Asset-Backed Certificates Series 2004-3

Ladies and Gentlemen:

         In connection with our acquisition of $______ Initial Certificate
Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan
Trust 2004-3 Asset-Backed Certificates, Series 2004-3 (the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004
(the "Agreement") among Long Beach Securities Corp., as depositor (the
"Depositor"), Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an
"accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the
Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as
amended, nor are we acting on behalf of any such plan, (e) we are acquiring the
Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has

                                      J-1

executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement.

                                     Very truly yours,

                                     [NAME OF TRANSFEREE]

                                     By:
                                         ----------------------------------------
                                              Authorized Officer

                                      J-2

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2004-3,
                           Asset-Backed Certificates Series 2004-3

Ladies and Gentlemen:

         In connection with our acquisition of $______ Initial Certificate
Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan
Trust 2004-3 Asset-Backed Certificates, Series 2004-3 (the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004
(the "Agreement") among Long Beach Securities Corp., as depositor (the
"Depositor"), Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the
Certificates, (c) we are not an employee benefit plan that is subject to the
Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the
Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the
Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule
144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified

                                      J-3

institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                     Very truly yours,

                                                     [NAME OF TRANSFEREE]

                                                     By:
                                                         ------------------------------------------------
                                                              Authorized Officer

                                      J-4

                              ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the
Buyer.

  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis at least $100,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

_____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the
Internal Revenue Code of 1986, as amended.

_____ Bank. The Buyer (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the
State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
$25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. bank or a banking institution organized under the laws of any State, U.S. territory or the
District of Columbia, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

_____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S.
savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, and not more than 18 months preceding such date of sale for a foreign savings and loan association, or equivalent institution.

_____ Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
territory or the District of Columbia.

_____ State or Local Plan. The Buyer is a plan established and maintained by a
State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of
Title I of the Employee Retirement Income Security Act of 1974.

_____ Investment  Advisor.  The Buyer is an investment  advisor registered under the Investment Advisers Act of 1940.

_____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of
Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) if the Buyer is a dealer, securities that are part of an unsold allotment to or subscription by the Buyer as a participant in a public offering, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the
Buyer did not include any of the securities referred to in this paragraph.

  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer, except the Buyer reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities were valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the
Buyer is a majority-owned, consolidated subsidiary of another enterprise and the
Buyer is not itself a reporting company under the Securities Exchange Act of
1934, as amended.

  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____  ____  Will the Buyer be purchasing the Certificates only for the Buyer's
 Yes  No    own account?

                                      J-5

  6. If the answer to the foregoing question is "no", then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

  7. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                         Print Name of Buyer

                                By:
                                    -------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                                Date:
                                     ------------------------------------------

                                      J-6

                              ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of
Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone owned and/or invested on a discretionary basis, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of
Investment Companies, the cost of such securities was used, except where the
Buyer or any member of the Buyer's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case, the securities of such entity were valued at market.

_____ The Buyer owned and/or invested on a discretionary basis, $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of
Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii)
loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, or owned by the Buyer's
Family of Investment Companies, the securities referred to in this paragraph were excluded.

  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.

____  ____  Will the Buyer be purchasing the Certificates only for the Transferee's
 Yes  No    own account?

  6. If the answer to the foregoing question is "no", then in each case where the Buyer is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Buyer through one or more of the appropriate methods contemplated by Rule 144A.

  7. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                         Print Name of Buyer or Adviser

                           By:
                               -------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           IF AN ADVISER:

                                    Print Name of Buyer

                           Date:
                                ------------------------------------------------

                                      J-7

                                    EXHIBIT K

             Form of Class R Certificate and Class R-CX Certificate
                               Transfer Affidavit

                        TRANSFER AFFIDAVIT AND AGREEMENT

                     LONG BEACH MORTGAGE LOAN TRUST 2004-3,
                    ASSET-BACKED CERTIFICATES, SERIES 2004-3

STATE OF ____________      )
                           ) ss.:
COUNTY OF __________       )

         The undersigned, being first duly sworn, deposes and says as follows:

  1. The undersigned is an officer of ________________________, the proposed
Transferee of an Ownership Interest in the Class [___] Certificate (the
"Certificate") issued pursuant to the Pooling and Servicing Agreement, (the
"Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"),
Long Beach Mortgage Company, as master servicer (the "Master Servicer") and
Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

  2. The Transferee is, as of the date hereof and will be, as of the date of the
Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership
Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

  3. The Transferee has been advised and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted
Transferees; (ii) such tax will be imposed on the transferor, or, if such
Transfer is through an agent (which includes a broker, nominee or middleman) of a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent
Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

  4. The Transferee has been advised and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted
Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a
"pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another
Person.)

  5. The Transferee has reviewed the provisions of Section 5.02(d) of the
Agreement and understands the legal consequences of the acquisition of an
Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the
Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

  6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the
Certificate, and in connection with any Transfer by a Person for whom the
Transferee is acting as nominee, trustee or agent, and the Transferee will not
Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred to any Person that the Transferee knows is not a Permitted
Transferee. In connection with any such Transfer by the Transferee, the
Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the
effect that such Transferee has no actual knowledge that the Person to which the
Transfer is to be made is not a Permitted Transferee.

  7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the
Certificate.

  8. The Transferee's taxpayer identification number is _____________.

  9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

  10. The Transferee is aware that the Certificate may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificate. The Transferee intends to pay taxes associated with holding the Certificate as they become due.

  11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

                                      K-1

IN WITNESS WHEREOF,  the Transferee has caused this instrument to be executed on its  behalf,  pursuant  to  authority  of its  Board of  Directors,  by its Vice
President, attested by its Secretary, this ___ day of [__________].

                                     [Transferee NAME]

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------

[Corporate Seal]

ATTEST:

Secretary

         Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ___ day of [__________].

                                 _______________________________________________
                                                  NOTARY PUBLIC

                                My Commission expires the __ day of ____, 20__.

                                      K-2

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Long Beach Securities Corp.
1400 South Douglass Road, Suite 100
Anaheim, CA 92806

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

                  Re:      Long Beach Mortgage Loan Trust 2004-3,
                           Asset-Backed Certificates Series 2004-3

Ladies and Gentlemen:

         In connection with our disposition of the Class [__] Certificates (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer
(the "Master Servicer") and Deutsche Bank National Trust Company, as trustee
(the "Trustee") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act, (c) to the extent we are disposing of the Class [__]
Certificate, we have no knowledge that the Transferee is not a Permitted
Transferee and (d) no purpose of the proposed disposition of the Class [__]
Certificate is to impede the assessment or collection of tax.

                                                     Very truly yours,

                                                     TRANSFEROR

                                                     By:
                                                         -------------------------------------------------
                                                     Name:
                                                           -----------------------------------------------
                                                     Title:
                                                            ----------------------------------------------

                                      L-1

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             AVAILABLE UPON REQUEST

                                   SCHEDULE II

                              CAP PREMIUM SCHEDULE

                                                  Class A-1                            Class A-1
         Distribution Date             Scheduled Notional Amount ($)(1)                LIBOR (%)
----------------------------------     -------------------------------                 -----------
August 25, 2004..................             1,164,484,772.09                          4.831770
September 25, 2004...............             1,131,982,246.79                          4.808890
October 25, 2004.................             1,099,836,116.96                          5.028260
November 25, 2004................             1,068,031,666.21                          4.843630
December 25, 2004................             1,036,557,312.16                          4.981100
January 25, 2005.................             1,005,403,599.38                          4.882660
February 25, 2005................               974,562,754.24                          4.859020
March 25, 2005...................               944,030,574.72                          5.352150
April 25, 2005...................               913,807,143.30                          4.949160
May 25, 2005.....................               883,895,057.44                          5.090350
June 25, 2005....................               854,887,226.65                          4.902780
July 25, 2005....................               826,678,063.49                          5.093170
August 25, 2005..................               799,188,954.08                          4.904970
September 25, 2005...............               772,401,919.16                          4.880320
October 25, 2005.................               746,298,997.89                          5.050890
November 25, 2005................               720,862,369.47                          4.863260
December 25, 2005................               696,075,330.83                          4.999430
January 25, 2006.................               671,921,317.08                          5.049240
February 25, 2006................               648,381,454.80                          5.028450
March 25, 2006...................               625,442,451.22                          5.543450
April 25, 2006...................               603,090,232.13                          5.109000
May 25, 2006.....................               581,316,290.53                          5.804440
June 25, 2006....................               560,328,804.90                          5.748640
July 25, 2006....................               539,820,387.55                          6.061110
August 25, 2006..................               519,834,641.25                          5.846860
September 25, 2006...............               500,359,812.02                          5.827530
October 25, 2006.................               481,382,732.72                          6.191590
November 25, 2006................               462,892,093.47                          6.491730
December 25, 2006................               444,921,187.49                          6.847160
January 25, 2007.................               427,422,696.14                          7.258380
February 25, 2007................               410,360,731.09                          7.257410
March 25, 2007...................               393,732,072.10                          8.033800
April 25, 2007...................               377,526,513.64                          7.291220
May 25, 2007.....................               361,738,609.87                          8.118910
June 25, 2007....................               346,406,087.03                          8.026830
July 25, 2007....................               331,472,447.90                          8.292590
August 25, 2007..................               331,472,447.90                          8.023340
September 25, 2007...............               331,472,447.90                          8.021590
October 25, 2007.................               325,530,563.93                          8.322620
November 25, 2007................               317,175,501.51                          8.580420
December 25, 2007................               309,052,796.90                          9.025520
January 25, 2008.................               301,143,201.42                          8.732040
February 25, 2008................               293,434,792.77                          8.729700
March 25, 2008...................                         0.00                          0.000000
April 25, 2008...................               278,601,247.05                          8.759160
May 25, 2008.....................                         0.00                          0.000000
----------
(1)  The "Class A-1 Scheduled Notional Amount" for any Distribution Date will be equal to the lesser of (i) the amount set forth in this Annex II for such
     Distribution Date and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

                                      II-1

                                                Class A-2/3/4                        Class A-2/3/4
         Distribution Date             Scheduled Notional Amount ($)(1)                LIBOR (%)
----------------------------------     -------------------------------                 -----------
August 25, 2004..................               478,521,841.57                          4.499540
September 25, 2004...............               464,373,219.13                          4.474460
October 25, 2004.................               450,472,428.03                          4.680870
November 25, 2004................               436,811,709.83                          4.507170
December 25, 2004................               423,384,453.50                          4.632950
January 25, 2005.................               410,184,481.00                          4.544770
February 25, 2005................               397,205,862.18                          4.519680
March 25, 2005...................               384,444,001.21                          4.975160
April 25, 2005...................               371,895,798.55                          4.608950
May 25, 2005.....................               359,586,317.70                          4.739790
June 25, 2005....................               347,652,076.91                          4.564070
July 25, 2005....................               336,049,277.82                          4.743000
August 25, 2005..................               324,745,332.88                          4.565340
September 25, 2005...............               313,732,705.44                          4.540030
October 25, 2005.................               303,003,882.10                          4.698900
November 25, 2005................               292,551,406.70                          4.523510
December 25, 2005................               282,368,362.05                          4.648850
January 25, 2006.................               272,447,813.40                          4.711860
February 25, 2006................               262,781,809.96                          4.692110
March 25, 2006...................               253,364,888.22                          5.193680
April 25, 2006...................               244,192,413.48                          4.759320
May 25, 2006.....................               235,257,314.91                          5.364990
June 25, 2006....................               226,643,386.31                          5.487460
July 25, 2006....................               218,176,642.86                          5.792410
August 25, 2006..................               209,928,783.29                          5.587970
September 25, 2006...............               201,894,885.40                          5.589060
October 25, 2006.................               194,070,293.65                          5.911650
November 25, 2006................               186,447,638.30                          6.152110
December 25, 2006................               179,039,487.86                          6.665670
January 25, 2007.................               171,836,483.42                          7.092150
February 25, 2007................               164,815,735.37                          7.093020
March 25, 2007...................               157,975,854.10                          7.884140
April 25, 2007...................               151,313,531.91                          7.135230
May 25, 2007.....................               144,824,737.60                          7.835570
June 25, 2007....................               138,521,339.96                          7.944700
July 25, 2007....................               132,389,835.32                          8.208130
August 25, 2007..................               132,389,835.32                          7.943750
September 25, 2007...............               132,389,835.32                          7.965910
October 25, 2007.................               131,617,558.89                          8.235920
November 25, 2007................               128,192,055.40                          8.412620
December 25, 2007................               124,861,903.88                          9.030070
January 25, 2008.................               121,623,105.78                          8.736990
February 25, 2008................               118,467,803.76                          8.736960
March 25, 2008...................                         0.00                          0.000000
April 25, 2008...................               112,399,498.08                          8.762510
May 25, 2008.....................                         0.00                          0.000000
----------
(1)  The "Class A-2/3/4 Scheduled Notional Amount" for any Distribution Date
     will be equal to the lesser of (i) the amount set forth in this Annex II for such Distribution Date and (ii) the aggregate Certificate Principal
     Balances of the Group II Senior Certificates immediately prior to such
     Distribution Date.

                                     II-ii

                                                 Subordinate                          Subordinate
         Distribution Date             Scheduled Notional Amount ($)(1)                LIBOR (%)
----------------------------------     -------------------------------                 -----------
August 25, 2004..................               304,890,000.00                          4.734980
September 25, 2004...............               304,890,000.00                          4.711550
October 25, 2004.................               304,890,000.00                          4.927240
November 25, 2004................               304,890,000.00                          4.745870
December 25, 2004................               304,890,000.00                          4.880010
January 25, 2005.................               304,890,000.00                          4.784610
February 25, 2005................               304,890,000.00                          4.760600
March 25, 2005...................               304,890,000.00                          5.242860
April 25, 2005...................               304,890,000.00                          4.850560
May 25, 2005.....................               304,890,000.00                          4.988770
June 25, 2005....................               304,890,000.00                          4.804650
July 25, 2005....................               304,890,000.00                          4.991740
August 25, 2005..................               304,890,000.00                          4.806600
September 25, 2005...............               304,890,000.00                          4.781780
October 25, 2005.................               304,890,000.00                          4.948980
November 25, 2005................               304,890,000.00                          4.764910
December 25, 2005................               304,890,000.00                          4.897960
January 25, 2006.................               304,890,000.00                          4.951610
February 25, 2006................               304,890,000.00                          4.931130
March 25, 2006...................               304,890,000.00                          5.442260
April 25, 2006...................               304,890,000.00                          5.007850
May 25, 2006.....................               304,890,000.00                          5.677340
June 25, 2006....................               304,890,000.00                          5.673120
July 25, 2006....................               304,890,000.00                          5.983430
August 25, 2006..................               304,890,000.00                          5.772040
September 25, 2006...............               304,890,000.00                          5.758630
October 25, 2006.................               304,890,000.00                          6.110730
November 25, 2006................               304,890,000.00                          6.393660
December 25, 2006................               304,890,000.00                          6.794770
January 25, 2007.................               304,890,000.00                          7.210410
February 25, 2007................               304,890,000.00                          7.209980
March 25, 2007...................               304,890,000.00                          7.990630
April 25, 2007...................               304,890,000.00                          7.246230
May 25, 2007.....................               304,890,000.00                          8.037220
June 25, 2007....................               304,890,000.00                          8.003160
July 25, 2007....................               304,890,000.00                          8.268250
August 25, 2007..................               284,359,271.71                          8.000410
September 25, 2007...............               264,349,313.45                          8.005560
October 25, 2007.................               251,561,392.13                          8.297660
November 25, 2007................               244,335,898.49                          8.532120
December 25, 2007................               237,296,048.96                          9.026830
January 25, 2008.................               230,433,601.68                          8.733460
February 25, 2008................               223,740,703.17                          8.731790
March 25, 2008...................                         0.00                          0.000000
April 25, 2008...................               210,846,272.71                          8.760120
May 25, 2008.....................                         0.00                          0.000000
----------
(1)  The "Subordinate Scheduled Notional Amount" for any Distribution Date will be equal to the lesser of (i) the amount set forth in this Annex II for such Distribution Date and (ii) the aggregate Certificate Principal
     Balances of the Mezzanine Certificates immediately prior to such
     Distribution Date.

                                     II-iii

                                  SCHEDULE III

                                   [RESERVED]

                                   SCHEDULE IV

                           PMI MORTGAGE LOAN SCHEDULE

                                 NOT APPLICABLE